Exhibit 10.1

OFFICE LEASE

LNR WARNER CENTER

WOODLAND HILLS, CALIFORNIA

LNR WARNER CENTER IV, LLC,
a California limited liability company,

as Landlord,

and

UNITED ONLINE, INC.,
a Delaware corporation,

as Tenant

EXHIBITS

A-1	FLOOR PLAN OF 4th FLOOR SPACE

A-2	FLOOR PLAN OF 3rd FLOOR SPACE

A-3	SITE PLAN

B	TENANT WORK LETTER

C	AMENDMENT TO LEASE

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D	RULES AND REGULATIONS

E	FORM OF TENANT’S ESTOPPEL CERTIFICATE

F	PARKING RULES AND REGULATIONS

G	HVAC TEMPERATURE DESIGN CONDITIONS

H	FORM OF EXISTING LENDER SNDA

I	JANITORIAL SPECIFICATIONS

J	APPROXIMATE LOCATION OF BUILDING TOP SIGN

EXTENSION OPTION RIDER

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LNR WARNER CENTER

SUMMARY OF BASIC LEASE INFORMATION

This Summary of Basic Lease Information (“Summary”) is hereby incorporated into and made a part of the attached Office Lease (this Summary and the Office Lease to be known collectively as the “Lease”).  Each reference in the Office Lease to any term of this Summary shall have the meaning as set forth in this Summary for such term.  In the event of a conflict between the terms of this Summary and the Office Lease, the terms of the Office Lease shall prevail.  Any capitalized terms used herein and not otherwise defined in this Summary shall have the meaning as set forth in the Office Lease.

TERMS OF LEASE (References are to the Office Lease)		DESCRIPTION

1.	Date:	May 14, 2014

2.	Landlord:	LNR WARNER CENTER IV, LLC, a California limited liability company

3.	Address of Landlord (Section 26.18):

c/o Starwood CPG Operations, LLC

21255 Burbank Boulevard, Suite 140

Woodland Hills, California 91637

Attention:  Tim Regan

With a copy to:

c/o Starwood CPG Operations, LLC

4350 Von Karman Avenue, Suite 200

Newport Beach, California 92660

Attn:  J. Patrick Galvin, Esq.,

Chief Administrative Officer & General Counsel

4.	Tenant:	UNITED ONLINE, INC., a Delaware corporation

5.	Address of Tenant (Section 26.18):

(i)  Prior to Lease Commencement Date:

United Online, Inc.

21301 Burbank Boulevard, Fifth Floor

Woodland Hills, California 91367

Attn:  CFO

With a copy to:

United Online, Inc.

21301 Burbank Boulevard, Fifth Floor

Woodland Hills, California 91367

Attn:  General Counsel

(ii)  After Lease Commencement Date:

United Online, Inc.

21255 Burbank Boulevard, Suite 400

Woodland Hills, California 91367

Attn:  CFO

With a copy to:

United Online, Inc.

21255 Burbank Boulevard, Suite 400

Woodland Hills, California 91367

Attn:  General Counsel

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6.	Premises (Article 1):

	6.1 Building:	That certain 6-story office building containing approximately 255,436 rentable square feet of space and known as Building D, whose address is 21255 Burbank Boulevard, Woodland Hills, California.

6.2 Premises:

That certain space containing a total of approximately 29,576 rentable square feet and 25,151 usable square feet and consisting of:  (i) a portion of the fourth (4th) floor of the Building containing approximately 24,689 rentable square feet and 20,995 usable square feet, as depicted on the floor plan attached to the Office Lease as Exhibit A-1, and known as Suite 400 (the “4th Floor Space”); and (ii) a portion of the third (3rd) floor of the Building containing approximately 4,887 rentable square feet and 4,156 usable square feet, as depicted on the floor plan attached to the Office Lease as Exhibit A-2, and known as Suite 330 (the “3rd Floor Space”).

7.	Term (Article 2):

	7.1 Lease Term:	Six (6) years.

7.2 Lease Commencement Date:

The earlier of:  (i) the date after September 30, 2014 that Tenant commenced or continues to conduct business operations in all or any portion of the Premises; and (ii) October 1, 2014 (which date is subject to extension pursuant to Section 4.6 of the Tenant Work Letter).  The Lease Commencement Date is anticipated to be October 1, 2014 (the “Anticipated Lease Commencement Date”).

7.3 Lease Expiration Date:

The last day of the month in which the sixth (6th) annual anniversary of the Lease Commencement Date occurs, subject to extension pursuant to the Extension Option Rider; provided, however, if the Lease Commencement Date is the first (1st) day of a month, then the Lease Expiration Date shall be the day immediately prior to the sixth (6th) annual anniversary of the Lease Commencement Date.

	7.4 Amendment to Lease:	Landlord and Tenant shall confirm the Lease Commencement Date and the Lease Expiration Date in an Amendment to Lease (Exhibit C) to be executed pursuant to Article 2 of the Office Lease.

	7.5 Option Term (Extension Option Rider):	One (1) five (5) year Extension Option.

8.	Base Rent (Article 3):

Year of Lease Term	Annual Base Rent	Monthly Installment of Base Rent	Monthly Rental Rate per Rentable Square Foot of the Premises

1*	$905,025.60	$75,418.80	$2.55

2*	$933,418.56	$77,784.88	$2.63

3	$961,811.52	$80,150.96	$2.71

4	$990,204.48	$82,517.04	$2.79

5	$1,018,597.44	$84,883.12	$2.87

6	$1,050,539.52	$87,544.96	$2.96

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*Subject to partial abatement pursuant to the provisions of Section 3.2 of the Office Lease.

9.	Additional Rent (Article 4):

	9.1 Expense Base Year:	Calendar year 2015.

	9.2 Tax Expense Base Year:	Calendar year 2015.

	9.3 Utilities Base Year:	Calendar year 2015.

	9.4 Tenant’s Share of Operating Expenses, Tax Expenses and Utilities Costs (Section 4.2.8):	Approximately 11.58%.

10.	Parking (Article 24):

One hundred fifty (150) parking passes.  At Tenant’s election (as provided in Section 24.1 of the Office Lease), up to ten (10) of such parking passes shall be reserved parking passes (collectively, the “Reserved Passes”), while the remaining parking passes which are not Reserved Passes shall be unreserved, undesignated parking passes (collectively, the “Unreserved Passes”).

11.	Security Deposit (Article 25):	$87,544.96

12.	Brokers (Section 26.24):	Jones Lang LaSalle representing Landlord, and Cresa Los Angeles representing Tenant.

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LNR WARNER CENTER

OFFICE LEASE

This Office Lease, which includes the preceding Summary attached hereto and incorporated herein by this reference (the Office Lease and Summary to be known sometimes collectively hereafter as the “Lease”), dated as of the date set forth in Section 1 of the Summary, is made by and between LNR WARNER CENTER IV, LLC, a California limited liability company (“Landlord”), and UNITED ONLINE, INC., a Delaware corporation (“Tenant”).

ARTICLE 1

PREMISES, BUILDING, PHASE IV REAL PROPERTY AND PROJECT

1.1                               Premises, Building, Phase IV Real Property and Project, Building and Premises.

1.1.1                     Premises and Building.  Upon and subject to the terms, covenants and conditions hereinafter set forth in this Lease, Landlord hereby leases to Tenant and Tenant hereby leases from Landlord the premises described in Section 6.2 of the Summary (the “Premises”), which Premises are located in that certain 6-story office building described in Section 6.1 of the Summary (the “Building”), commonly known as “LNR Warner Center — 21255 Burbank Boulevard, Building D”.  The floor plans of the Premises are attached hereto as Exhibit A-1 and A-2.  Subject to Landlord’s reasonable regulations, restrictions and guidelines, Tenant’s rights to the Premises include Tenant’s right to use and access the space within the ceilings, walls and floors of the Premises (excluding limited areas reasonably designated by Landlord which may interfere with any other tenant’s use or equipment therein) to install and service wire, conduit and cable that serve Tenant’s equipment, provided such use and access is in accordance with, and subject to, the other terms and provisions of this Lease.

1.1.2                     Phase IV Real Property.  Landlord currently owns:  (i) the Building; and (ii) an office building with an address of 21215 Burbank Boulevard, Woodland Hills, CA 91367 (“Building E”). The Building and Building E are located upon that certain real property known as “Phase IV” of the Project (as defined below), together with certain surface parking areas surrounding the Building and Building E (collectively, the “Phase IV Surface Parking Areas”) and  certain landscaping, driveways, plazas, walkways, courtyards, streets and other improvements and facilities (including other retail improvements) as currently constructed or as Landlord may elect (or be required by this Lease and/or applicable Laws, as defined  below) to construct from time to time.  Such Phase IV real property, together with the Building, Building E, the Phase IV Surface Parking Areas and such other improvements and facilities described  hereinabove located thereon, shall be referred to herein, collectively, as the “Phase IV Real Property”.

1.1.3                     Project.  The Phase IV Real Property is located within and is part of a multi-building office building project currently owned by Landlord and other entities and known as “LNR Warner Center” and located on the approximately 35-acre site at the northeast corner of Canoga Avenue and Burbank Boulevard in Woodland Hills, California.  Such multi-building office building project (hereinafter referred to as the “Project”):  (i) currently contains (A) the Building, (B) Building E, (C) five (5) other existing office buildings located thereon whose addresses are 5820 Canoga Avenue (Building A), 21281 Burbank Boulevard (Building B), 21271 Burbank Boulevard (Building C), 5700 Canoga Avenue (Building G), and 21301 Burbank Boulevard (Building H), and a retail food court building whose address is 5780 Canoga Avenue (collectively, the “Existing Office/Retail Buildings”), (D) a 5-level above-grade parking structure (which was recently expanded and extended) whose address is 5830 Canoga Boulevard (the “Phase I/IV Parking Structure”), (E) a 5-level above-grade parking structure whose address is 5790 Canoga Avenue (the “Phase III Parking Structure”), and (F) surface parking areas, landscaping, driveways, plazas, walkways, courtyards, public and private streets and other improvements and facilities surrounding and/or appurtenant to the Building.  Building E and the Existing Office/Retail Buildings; and (ii) may be further modified or expanded, in Landlord’s sole and absolute discretion and/or the discretion of any other owners of LNR Warner Center (and/or any common area association formed for LNR Warner Center), to include additional office, retail and other buildings, parking areas and structures, landscaping, driveways, plazas, walkways, courtyards, public and private streets, common areas and other improvements and facilities (so long as such modifications and expansions do not result in an Adverse Condition, as defined below).  For purposes of this Lease, the term “Parking Facilities” shall mean, collectively, the Phase I/IV Parking Structure, the Phase III Parking Structure, the Phase IV Surface Parking Areas, and any existing and future parking structures and surface parking facilities now or hereafter servicing the Building, Building E, and the Existing Office/Retail Buildings (and any other buildings which may be constructed for LNR Warner Center) which are designated from time to time by Landlord (and/or any common area association formed for LNR Warner Center) as parking facilities servicing the Building, Building E, the Existing Office/Retail Buildings

and/or any such other buildings (so long as such modifications and expansions do not result in an Adverse Condition).

1.1.4                     Site Plan.  The site plan depicting the current and/or contemplated configuration of the Project is set forth in Exhibit A-3 attached hereto (the “Site Plan”), which Site Plan and the buildings, parking facilities, common areas and other improvements thereon may be revised from time to time by Landlord, and/or any other owners of LNR Warner Center.  Notwithstanding the foregoing or anything contained in this Lease to the contrary:

(i)                                     the purpose of the Site Plan is to show the approximate locations of the Building, Building E, the Phase I/IV Parking Structure, the Phase IV Surface Parking Areas, outside plaza areas, walkways, driveways, common areas and other existing and/or contemplated improvements for the Phase IV Real Property, as well as the approximate locations of the Existing Office/Retail Buildings, parking areas and structures, outside plaza areas, walkways, driveways, common areas and certain other improvements and facilities currently existing and located at the Project;

(ii)                                  such Site Plan shall not constitute any covenant, representation or warranty by Landlord as to the construction of any such improvements, or the accuracy of any of the locations, improvements or elements thereon or thereof;

(iii)                               Landlord shall have no obligation to develop, expand or otherwise make any improvements within the Phase IV Real Property or the Project (including, without limitation, any of the landscaping, outside plaza areas, walkways, driveways, courtyards, streets, parking areas, and other structures, improvements and facilities which may be depicted on the Site Plan), other than (A) Landlord’s obligations set forth in the Tenant Work Letter attached hereto as Exhibit B (the “Tenant Work Letter”) to perform Landlord’s Work (as defined therein), and (B) Landlord’s repair, maintenance and other obligations expressly set forth in this Lease with respect to the Building; and

(iv)                              Landlord and/or any other owners of LNR Warner Center shall have the right from time to time to include or exclude any improvements or facilities within the Project from time to time, at such party’s sole election; provided any such actions will not result in an Adverse Condition.

As used herein, an “Adverse Condition” shall mean:  (A) a material adverse interference with Tenant’s use of the Premises for the use permitted pursuant to Section 5.1 below; (B) an unreasonable interference with Tenant’s access to the Premises; (C) a change in character of the Building to something other than a first-class office building; (D) a reduction in the number of parking passes within the Parking Allotment (as defined below) which Tenant has elected to rent pursuant to this Lease, other than (1) during such period as is reasonably necessary due to a damage or destruction, condemnation or other Force Majeure event, and/or (2) on a temporary basis (not to exceed one (1) month) as provided in Section 24.4 below; (E) a relocation of Tenant’s parking passes to any areas outside of the Phase I/IV Parking Structure, the Phase IV Surface Parking Areas and/or such other Parking Facilities within the Project, other than (1) during such period as is reasonably necessary due to a damage or destruction, condemnation or other Force Majeure event, and/or (2) on a temporary basis (not to exceed one (1) month) as provided in Section 24.4 below; or (F) an event which increases Tenant’s monetary obligations under this Lease, except (1) for increases in Operating Expenses, Tax Expenses or Utilities Costs to the extent such increases are otherwise permitted in Article 4 below, and/or (2) as imposed under and/or to comply with applicable Laws.  If a temporary relocation or reduction of Tenant’s parking passes is required in connection with the exercise of any of Landlord’s rights set forth in this Article 1 and/or Section 24.4 below, Landlord shall, at no expense to Tenant, relocate such parking passes to other Parking Facilities of the Project and/or parking facilities located within a reasonable walking distance of the Project (such relocation obligation shall not, however, apply in the event any damage or destruction, condemnation or other Force Majeure event, although Landlord shall use commercially reasonable efforts to make available to Tenant parking passes within other areas of the Project’s Parking Facilities for those parking passes displaced thereby during the period such displacement occurs).

1.1.5                     Limitations on Landlord’s Obligations.  Although LNR Warner Center, and the Project, are currently defined above and elsewhere in this Lease to include real property and improvements owned by Landlord (i.e., the Building and Building E) as well as certain real property and improvements now or hereafter owned by other owners (including any common area association formed for LNR Warner Center which now or may hereafter own any common parking structures, surface parking areas and other common areas within LNR Warner Center), and the provisions of Article 4 below contemplate a procedure for cost-sharing and allocation of Operating Expenses, Tax Expenses and Utilities Costs with respect to the entire LNR Warner Center:  (i) except as otherwise expressly contained elsewhere in this Lease, Landlord shall have no maintenance, repair, operation, management, leasing or other obligations or responsibilities, and is making no representations, warranties or with respect to any such real property and improvements not owned by Landlord or the costs incurred in connection therewith (and all references in this Lease to “Project” shall exclude such portions of the real property and improvements not owned by Landlord for purposes of determining such obligations, responsibilities, representations, warranties and covenants, to the extent appropriate and consistent); provided, however, Landlord shall use commercially reasonable efforts to enforce its rights under the Underlying Documents (as defined below) to eliminate any Adverse Condition of which Landlord is aware and resulting from the failure by the common area association formed for the Underlying Documents to enforce the Underlying Documents in accordance with its terms and/or the violation of the Underlying Documents by such common area association and/or any other owner subject to the Underlying Documents; and (ii) to the extent any such other owner of land and/or improvements in LNR Warner Center (other than any common area association formed for LNR Warner Center which now or may hereafter own any common parking structures, surface parking areas and other common areas within LNR Warner Center) incurs maintenance, repair, operation, management, employee and other costs which are attributable solely to such owner’s property and/or the improvements thereon (such as, for example, Tax Expenses assessed against the Existing Office/Retail Buildings and the separate parcels of land upon which they are located), and not properly allocable to the Building or any other owner’s property as part of any shared common areas/facilities within or serving the Project, the same shall not be included in the general Operating Expenses, Tax Expenses and Utilities Costs that are allocable to the Building or Landlord pursuant to Article 4 below and shall not be payable by Tenant under this Lease.

1.1.6                     Tenant’s and Landlord’s Rights.  Subject to the following provisions of this Section 1.1.6, Tenant is hereby granted the right to the nonexclusive use by Tenant and Tenant’s employees, agents, contractors and invitees, of (i) the common corridors and hallways, stairwells, elevators, closets, electrical and telephone rooms, restrooms and other public or common areas located within the Building (excluding the roof except as expressly set forth in Section 26.29 below), and (ii) the areas located on the Phase IV Real Property and other portions of the Project designated by Landlord (and/or any common area association formed by Landlord or Landlord’s assignee for LNR Warner Center) from time to time as common areas for the Building, including the Phase I/IV Parking Structure, and portions of the Phase IV Surface Parking Areas surrounding the Building, but specifically excluding (A) the Phase III Parking Structure, and (B) any other improvements located on and/or areas within the Project (including any portions of the Parking Facilities) which are designated by the owners thereof and/or any such common area association as exclusive or reserved areas.  Notwithstanding the foregoing to the contrary, Tenant hereby covenants that Tenant’s use of such common areas (1) shall not damage or interfere with the operation of the Building, the Phase IV Real Property or any other portion of the Project, and (2) shall be subject to (a) Tenant’s compliance with all applicable Laws and the Underlying Documents (but with respect to any Underlying Documents executed after the date of this Lease, only after the same have been provided to Tenant and so long as such Underlying Documents do not result in an Adverse Condition), and (b) the Rules and Regulations attached hereto as Exhibit D, and such reasonable, non-discriminatory modifications and/or additions thereto as Landlord may make from time to time so long as such modifications and/or additions do not result in an Adverse Condition (which modifications and/or additions shall be provided in writing to Tenant and shall not be effective as to Tenant until at least ten (10) days after Tenant has received such written modifications and/or additions).  Notwithstanding the foregoing or anything to the contrary set forth in this Lease (including, without limitation, Exhibit D), Tenant shall not be bound by any modifications or additions to the Rules and Regulations that materially decrease Tenant’s rights or materially increase Tenant’s obligations under this Lease.  In the event of any conflict between the Rules and Regulations and the terms of this Lease, the terms of this Lease shall control.  Landlord agrees that the Rules and Regulations shall not be enforced in a discriminatory manner against Tenant.  Landlord reserves the right from time to time to use any of the common areas of the Phase IV Real Property and/or the Project, and the roof, risers and conduits of the Building for telecommunications and/or any other purposes, and to do any of the following, so long as such acts are performed in accordance with all applicable Laws and do not result in an Adverse Condition:  (w) make any changes, additions, improvements, repairs and/or replacements in or to the Phase IV Real Property and/or the Project or any portion or elements thereof, including, without limitation, (I) changes in the location, size, shape and number of driveways, entrances, loading and unloading areas, ingress, egress, direction of traffic, landscaped areas, walkways, public and private streets and roads, plazas, courtyards, transportation facilitation areas and common areas, and, subject to Article 24 below, parking spaces, parking structures and parking areas, and (II) expanding or decreasing the size of the Phase IV Real Property and/or the Project and any common areas and other elements thereof, including adding or deleting buildings thereon and therefrom (other than the Building and the Phase I/IV Parking Structure); (x) close temporarily any of the common areas while engaged in making repairs, improvements or alterations to the Phase IV Real Property and/or the Project; (y) form and/or modify any existing common area association(s) under covenants, conditions and restrictions to own, manage, operate, maintain, repair and/or replace all or any portion of the landscaping, driveways, walkways, parking areas, public and private streets, plazas, courtyards, transportation facilitation areas and/or other common areas located outside of the Building, and, subject to Section 4.2.4 below, include the common area assessments, fees and taxes charged by the association(s) and the cost of maintaining, managing, administering and operating the association(s), in Operating Expenses, Tax Expenses and/or Utilities Costs (as applicable); and (z) perform such other acts and make such other changes with respect to the Phase IV Real Property as Landlord may, in the exercise of reasonable and good faith business judgment, deem to be appropriate.

1.2                               Rentable and Usable Square Feet.

1.2.1                     Premises and Building.  Landlord and Tenant hereby stipulate and agree that:  (i) the rentable square feet of the Building is approximately 255,436 rentable square feet, such square footage amount has been calculated pursuant to the Building Owners and Managers Association International Standard Method for Measuring Floor Area in Office Building, ANSI Z65.1-1996 (the “BOMA Standard”), and such square footage amount is not subject to re-measurement or adjustment by Landlord or Tenant, except that Landlord shall have the right to re-measure and adjust the rentable square feet of the Building from time to time in accordance with the BOMA Standard to reflect actual physical increases or decreases due to physical expansions or contractions in the rentable area of the Building (in which event Landlord shall modify all amounts, percentages and figures appearing or referred to in this Lease which are calculated based upon the rentable square feet of the Building to conform to such re-measured rentable square footage amount, and such modifications shall be confirmed in writing by Landlord to Tenant); and (ii) the rentable and usable square feet of the Premises are as set forth in Section 6.2 of the Summary, such square footage amounts have been calculated pursuant to the BOMA Standard (but with a stipulated load factor between usable and rentable square feet of 17.596%), and such square footage amounts are not subject to re-measurement or adjustment by Landlord or Tenant; accordingly, there shall be no adjustments of the dollar amounts, percentages and figures appearing or referred to in this Lease which are calculated based upon the rentable and/or usable square feet of the Premises.

1.2.2                     First Offer Space.  The rentable and usable square feet of any First Offer Space and/or Rejected First Offer Space leased by Tenant pursuant to Section 1.4 below, as the case may be, shall be calculated and measured by Landlord through Landlord’s planner/designer in accordance with the BOMA Standard prior to the applicable commencement date of the initial lease term therefor, and Landlord shall provide written notice of such applicable square footage amounts to Tenant prior to such applicable date.  Tenant’s architect may consult with Landlord’s planner/designer regarding such planner/designer’s measurements; provided, however, the determinations of Landlord’s planner/designer shall be conclusive and binding upon the parties unless Tenant objects to such determination by written notice delivered to Landlord within sixty (60) days after the date Landlord gives Tenant written notice of such determination.  If Tenant timely objects to any such measurements, Tenant shall have the right, within such 60-day period, to re-measure the applicable First Offer Space or Rejected First Offer Space in accordance with the BOMA Standard.  If Tenant fails to timely elect to re-measure and complete any such re-measurement within such 60-day period, then Landlord’s final measurements shall be conclusive and binding on Landlord and Tenant.  If Tenant’s re-measurement(s) undertaken within such 60-day period differs from Landlord’s measurement(s) and Tenant notifies Landlord thereof within such 60-day period, the parties shall, within thirty (30) days thereafter, attempt in good faith to resolve such differences, but if the parties cannot resolve such differences within such 30-day period, the final measurements of the applicable First Offer Space and/or Rejected First Offer Space shall be resolved pursuant to binding arbitration in accordance with Section 26.32 below.  If any measurements and/or re-measurements pursuant to the forgoing provisions of this Section 1.2.2 determine that the rentable square feet of the applicable First Offer Space and/or Rejected First Offer Space shall be different from the amounts thereof set forth in this Lease, then Landlord shall modify all amounts, dollar amounts, percentages and figures appearing or referred to in this Lease which are calculated based upon such applicable rentable and/or usable square feet to conform to such corrected square footage amounts therefor.  Any such modifications shall be confirmed in writing by Landlord to Tenant.

1.3                               Condition of the Premises.  Except as specifically set forth in this Lease and in the Tenant Work Letter:  (i) Landlord shall not be obligated to provide or pay for any improvement work or services related to the improvement of the Premises, the Building, Building E, the Existing Office/Retail Buildings or the Project; and (ii) Landlord has made no representation or warranty regarding the condition of the Premises, the Building, Building E, the Existing Office/Retail Buildings or the Project.

1.4                               Right of First Offer.  Tenant shall have an ongoing right of first offer to lease certain First Offer Space subject and pursuant to the following provisions of this Section 1.4.

1.4.1                     First Offer Space.  During the period of time (the “First Offer Period”) commencing on the date of execution of this Lease and continuing until the end of the initial Lease Term (subject, however to the limitations set forth below in this Section 1.4.1 and in Section 1.4.5), Tenant shall have a continuing right of first offer to lease space located on the third (3rd) and/or fourth (4th) floors of the Building which is other than the Premises (each, a “First Offer Space”), when such applicable First Offer Space first becomes available for lease as provided hereinbelow.  For purposes of this Section 1.4, the applicable First Offer Space shall first become available for lease immediately prior to the first time within the First Offer Period that Landlord intends to accept from a third party (excluding existing tenants of such First Offer Space, affiliates of any such existing tenants, holders of the Superior Rights [as hereinafter defined], and with respect to any First Offer Space located on the fourth (4th) floor of the Building, New York Life Insurance Company and/or any of its affiliates [collectively, “NYLIC”]) a bona fide proposal to lease the applicable First Offer Space (the “Third Party Proposal”).

Notwithstanding anything herein to the contrary:  (i) Tenant’s right of first offer set forth herein shall be subject and subordinate to (A) the right of first offer and lease term extension option to lease all or any portion of the applicable First Offer Space currently contained (as of the date of mutual execution and delivery of this Lease) in Landlord’s existing lease of space on the third (3rd) floor of the Building with Patriot National Insurance Group, Inc., and (B) all rights of expansion, renewal, extension, first refusal, first offer or similar rights for all or any portion of the applicable First Offer Space granted to NYLIC with respect to any First Offer Space located on the fourth (4th) floor of the Building pursuant to any lease or leases which have been or are executed by Landlord with NYLIC (each, a “NYLIC Lease”) prior to and/or after the date of mutual execution and delivery of this Lease (collectively, the “Superior Rights”); (ii) if the Third Party Proposal provides for the lease by such third party of space on another floor or floors of the Building in addition to space on the third (3rd) and/or fourth (4th) floors, then Tenant shall not have such right of first offer, and Landlord shall not be obligated to deliver to Tenant a Landlord’s First Offer Notice (as defined below), with respect to such Third Party Proposal; and (iii) if Landlord enters into a NYLIC Lease for any First Offer Space located on the fourth (4th) floor of the Building, which Landlord shall have the absolute right to do without being obligated to deliver to Tenant a Landlord’s First Offer Notice therefor, then Tenant shall not have such right or first offer with respect to such applicable First Offer Space leased under such NYLIC Lease until after Landlord intends to accept, for the first time, a Third Party Proposal for the lease of such applicable First Offer Space with a new, non-affiliated third party tenant which is not NYLIC or a Superior Rights holder, which lease has a lease term that will commence after the expiration or termination of the lease term of the NYLIC Lease (including following the expiration or termination of any extension of such lease term of the NYLIC Lease whether pursuant to a formal extension option contained in the NYLIC Lease or otherwise).

1.4.2                     First Offer Notice; Terms.  Landlord shall give Tenant written notice (the “Landlord’s First Offer Notice”) that the applicable First Offer Space will or has become available for lease by Tenant as provided in Section 1.4.1 above pursuant to the terms of Tenant’s right of first offer, as set forth in this Section 1.4, provided that no holder of Superior Rights desires to lease all or any portion of such First Offer Space.  Any such Landlord’s First Offer Notice delivered by Landlord shall identify the applicable First Offer Space which is the subject of the Third Party Proposal and the rentable and usable square footage thereof (as determined by Landlord pursuant to the BOMA Standard, but subject to verification by Tenant pursuant to Section 1.2.2 above), and shall set forth in Landlord’s First Offer Notice the same economic terms upon which Landlord would lease such applicable First Offer Space to such third party in the Third Party Proposal, including, without limitation the following (collectively, the “Economic Terms”):  (i) the anticipated date on which such applicable First Offer Space will be available for lease by Tenant and the commencement date therefor; (ii) the tenant improvements and/or tenant improvement allowance to be provided by Landlord, if any, for such applicable First Offer Space (and/or whether such applicable First Offer Space will be delivered “AS IS”), and a schedule for construction of such tenant improvements (if any) for such applicable First Offer Space; (iii) the base rent and additional rent to be paid for such applicable First Offer Space; (iv) the free rent and other rent concessions, if any, to be provided for such applicable First Offer Space; (v) the number and type of parking passes allotted to such First Offer Space, whether any or all of such parking passes shall be must-take and/or right to rent passes, and the parking charges payable for such parking passes; and (vi) the term of the lease for such First Offer Space, which shall in any event be coterminous with the initial Lease Term for the original Premises (as it may be extended pursuant to the Extension Option Rider, including any such extension pursuant to Section 1.4.5 below) notwithstanding the lease term intended to be accepted by Landlord in such Third Party Proposal (however, if the lease term in such Third Party Proposal is different than such coterminous term, then the Economic Terms (other than the base year) of such Third Party Proposal as provided to Tenant in Landlord’s First Offer Notice shall be equitable and reasonably adjusted and pro-rated by Landlord as reasonably appropriate to take into account such coterminous term by comparing the number of months left in the initial Lease Term to the number of months in the Economic Terms).

1.4.3                     Procedure for Acceptance.  On or before the date which is ten (10) days after Tenant’s receipt of a Landlord’s First Offer Notice (the “First Offer Election Date”), Tenant shall deliver a written notice to Landlord (“Tenant’s First Offer Election Notice”) pursuant to which Tenant shall elect either to:  (i) lease the entire First Offer Space described in such Landlord’s First Offer Notice upon the Economic Terms set forth in such Landlord’s First Offer Notice and the same non-Economic Terms as set forth in this Lease; or (ii) refuse to lease the entire First Offer Space identified in Landlord’s First Offer Notice (the “Rejected First Offer Space”), in which event Tenant’s right of first offer with respect to the Rejected First Offer Space shall thereupon automatically terminate and be of no further force or effect (subject, however to the provisions of Section 1.4.4 below), and Landlord may thereafter lease all or any portion of such Rejected First Offer Space to any person or entity on any terms Landlord desires (subject, however to the provisions of Section 1.4.4 below).  If Tenant does not so respond in writing to Landlord’s First Offer Notice by the First Offer Election Date, then Tenant shall be deemed to have elected the option described in clause (ii) hereinabove.  If Tenant timely delivers to Landlord Tenant’s First Offer Election Notice as described in clause (i) hereinabove, then Tenant shall lease the applicable First Offer Space identified in Landlord’s First Offer Notice upon the Economic Terms contained therein and the non-Economic Terms set forth in this Lease.  Notwithstanding anything in this Section 1.4 to the contrary, Landlord acknowledges and agrees that Tenant’s right of first offer to lease any applicable First

Offer Space not previously identified in any Landlord’s First Offer Notice delivered by Landlord to Tenant shall not terminate as a result of Tenant’s election or deemed election to refuse to lease any other applicable First Offer Space so identified in a subsequent Landlord’s First Offer Notice.

1.4.4                     Subsequent First Offer Rights.  Notwithstanding that Tenant has elected or is deemed to have elected the option described in Section 1.4.3(ii) above not to lease any applicable Rejected First Offer Space:

1.4.4.1           If Landlord does not enter into a lease with any person or entity for all or a portion of such applicable Rejected First Offer Space within six (6) months after the date Landlord delivered the initial Landlord’s First Offer Notice therefor to Tenant pursuant to Section 1.4.2 above (the “6-Month Lease-Up Period”), then provided that no holder of Superior Rights desires to lease all or any portion of such Rejected First Offer Space and NYLIC does not desire to lease all or any portion of such Rejected First Offer Space that is located on the fourth (4th) floor of the Building, and subject to the provisions of Section 1.4.5 below:  (i) Landlord shall submit to Tenant a new Landlord’s First Offer Notice with respect to such applicable Rejected First Offer Space prior to the first time after such 6-Month Lease-Up Period (but not beyond the First Offer Period) that Landlord intends to accept from a third party (excluding existing tenants of such First Offer Space, affiliates of any such existing tenants, holders of the Superior Rights, and with respect to any First Offer Space located on the fourth (4th) floor of the Building, NYLIC) a Third Party Proposal to lease such applicable Rejected First Offer Space which proposed lease has a lease term that is scheduled to commence prior to the end of the First Offer Period (which new Landlord’s First Offer Notice shall set forth the Economic Terms of such Third Party Proposal in accordance with the provisions of Section 1.4.2, adjusted and prorated as necessary to provide a coterminous term, if applicable); and (ii) the procedures in Section 1.4.3 above shall again apply with respect such applicable Rejected First Offer Space following Tenant’s receipt of such new Landlord’s First Offer Notice therefor.

1.4.4.2           In addition, if within such 6-Month Lease-Up Period, (i) Landlord intends, for the first time, to accept from a third party (excluding existing tenants of such Rejected First Offer Space, affiliates of any such existing tenants, holders of the Superior Rights, and with respect to any First Offer Space located on the fourth (4th) floor of the Building, NYLIC) a Third Party Proposal to lease all or any portion of such Rejected First Offer Space upon Economic Terms that are more than ten percent (10%) more favorable to such third party than those Economic Terms proposed by Landlord in the original Landlord’s First Offer Notice for such Rejected First Offer Space, and (ii) such proposed lease with such third party is to be entered into prior to the end of the First Offer Period with a lease term scheduled to commence prior to the end of the First Offer Period, then, provided that neither NYLIC (with respect to any First Offer Space located on the fourth (4th) floor of the Building) nor any holder of Superior Rights desires to lease all or any portion of such Rejected First Offer Space and subject to the provisions of Section 1.4.5 below:  (A) before entering into such third party lease for such Rejected First Offer Space, Landlord shall deliver to Tenant a new Landlord’s First Offer Notice for such Rejected First Offer Space containing such materially more favorable Economic Terms (adjusted and prorated as necessary to provide a coterminous term, if applicable); and (B) Tenant shall have the right of first offer to lease such Rejected First Offer Space upon such more favorable Economic Terms (and the non-Economic Terms set forth in this Lease), exercisable by Tenant delivering Tenant’s First Offer Election Notice to Landlord electing to lease such Rejected First Offer Space within five (5) business days after Tenant’s receipt of such new Landlord’s First Offer Notice.  If Tenant does not timely deliver Tenant’s First Offer Election Notice electing to lease such Rejected First Offer Space upon such more favorable Economic Terms, then such right of first offer to lease such Rejected First Offer Space granted to Tenant hereinabove in this Section 1.4.4.2 shall thereupon automatically terminate and be of no further force or effect, and Landlord may thereafter lease all or any portion of such Rejected First Offer Space to any person or entity on any terms Landlord desires; provided, however, if Landlord does not enter into a lease with any person or entity for all or a portion of such applicable Rejected First Offer Space within six (6) months after the date Landlord delivered such new Landlord’s First Offer Notice therefor to Tenant pursuant to this Section 1.4.4.2, then the provisions of Section 1.4.4.1 shall again apply to such applicable Rejected First Offer Space.

1.4.4.3           Further, if (i) Landlord leases any such applicable Rejected First Offer Space to a third party tenant (including NYLIC), and (ii) during the First Offer Period, such applicable Rejected First Offer Space again becomes available for lease (i.e., Landlord is willing to accept from another third party, which is other than such original third party tenant or its affiliate, or holders of the Superior Rights, a Third Party Proposal to lease such applicable Rejected First Offer Space following the expiration of such original third party tenant’s lease), then, provided that neither NYLIC (with respect to any First Offer Space located on the fourth (4th) floor of the Building) nor any holder of the Superior Rights desires to lease all or any portion of such Rejected First Offer Space and subject to the provisions of Section 1.4.5 below, Tenant shall again have the right of first offer to lease such applicable Rejected First Offer Space and Landlord shall submit to Tenant a new Landlord’s First Offer Notice for such applicable Rejected First Offer Space in accordance with the terms and provisions set forth above in this

Section 1.4 so long as the commencement date of such applicable Rejected First Offer Space is anticipated to occur during the First Offer Period.

1.4.5                     Shortening of First Offer Period.  Notwithstanding the foregoing provisions of this Section 1.4 to the contrary, Tenant shall have no such initial or subsequent right of first offer pursuant to Sections 1.4.1 through 1.4.4 above to lease any such First Offer Space or Rejected First Offer Space (as the case may be) described therein during the last three (3) years of the initial Lease Term (or with respect to any First Offer Space or Rejected First Offer Space with a lease term scheduled in the applicable Third Party Proposal to commence during or after such 3-year period), and the First Offer Period shall be shortened to be the day immediately preceding such 3-year period, unless either (i) as of the date Landlord delivers to Tenant Landlord’s initial Landlord’s First Offer Notice for such applicable First Offer Space or new Landlord’s First Offer Notice for such applicable Rejected First Offer Space (as the case may be), Tenant has previously properly exercised the Extension Option to extend the initial Lease Term for the entire Premises then leased by Tenant for the Option Term as defined in and pursuant to the Extension Option Rider, or (ii) if Landlord’s applicable initial or new Landlord’s First Offer Notice is delivered to Tenant on or before the Exercise Date (as defined in the Extension Option Rider) for the Extension Option (if then unexercised), then concurrently with Tenant’s delivery of Tenant’s First Offer Election Notice exercising such applicable right of first offer, Tenant delivers to Landlord Tenant’s Exercise Notice properly exercising the Extension Option to extend the initial Lease Term for the Option Term pursuant to the Extension Option Rider (which Tenant shall have right to do notwithstanding the time frames for delivery of Tenant’s Exercise Notice for the Extension Option set forth in the Extension Option Rider); provided, however, in no event shall Tenant shall have any such initial or subsequent right of first offer during the Option Term.

1.4.6                     Amendment to Lease.  If Tenant leases any such applicable First Offer Space pursuant to Section 1.4.3 above or any such applicable Rejected First Offer Space pursuant to Section 1.4.4 above (if applicable), then Landlord and Tenant shall promptly thereafter execute an accurate amendment to this Lease in commercially reasonable form memorializing Tenant’s lease of such applicable First Offer Space or Rejected First Offer Space, as the case may be, and the terms therefor.

1.4.7                     Tenant’s Default; Rights Personal.  Notwithstanding anything in the foregoing to the contrary, at Landlord’s option, and in addition to all of Landlord’s remedies under this Lease, at law or in equity, the right of first offer hereinabove granted to Tenant with respect to the applicable First Offer Space (or Rejected First Offer Space, as the case may be) shall not be deemed to be properly exercised if, as of the date of Tenant’s delivery of Tenant’s First Offer Election Notice for the applicable First Offer Space (or Rejected First Offer Space, as the case may be), Tenant is in monetary or material non-monetary default under this Lease beyond any applicable notice and cure period.  In addition, Tenant’s right of first offer to lease the applicable First Offer Space (or Rejected First Offer Space, as the case may be) is personal to the Original Tenant and any Affiliate to which Tenant’s entire interest in this Lease has been assigned pursuant to Section 14.7 below (an “Affiliate Assignee”), and may not be assigned or exercised, voluntarily or involuntarily, by or to, any person or entity other than the Original Tenant (or such Affiliate Assignee, as the case may be), and shall only be available to and exercisable by the Original Tenant (or such Affiliate Assignee, as the case may be) if, at the time the Original Tenant (or such Affiliate Assignee, as the case may be) delivers the applicable Tenant’s First Offer Election Notice to Landlord, the Original Tenant (or such Affiliate Assignee, as the case may be) has not assigned this Lease, or subleased (other than subleases to Affiliates or Business Affiliates pursuant to Sections 14.7 and 14.8 below) more than thirty-five percent (35%) of the rentable square feet of the original Premises.

ARTICLE 2

LEASE TERM

2.1                               Term.  The terms and provisions of this Lease shall be effective as of the date of this Lease except for the provisions of this Lease relating to the payment of Rent (as defined in Section 4.1 below).  The term of this Lease (the “Lease Term”) shall be as set forth in Section 7.1 of the Summary and shall commence on the date (the “Lease Commencement Date”) set forth in Section 7.2 of the Summary subject, however, to the terms of the Tenant Work Letter, and shall terminate on the date (the “Lease Expiration Date”) set forth in Section 7.3 of the Summary, unless this Lease is sooner terminated as hereinafter provided or extended pursuant to the Extension Option Rider attached hereto.  For purposes of this Lease, the term “Lease Year” shall mean each consecutive twelve (12) month period during the Lease Term, provided that the last Lease Year shall end on the Lease Expiration Date.  Within six (6) months following the Lease Commencement Date, Landlord shall execute and deliver to Tenant an amendment in the form as set forth in Exhibit C, attached hereto (the “Confirmation of Lease Dates Amendment”), which Confirmation of Lease Dates Amendment Tenant shall execute and return to Landlord within ten (10) business days after Tenant’s receipt thereof; provided, however, that if such Confirmation of Lease Dates Amendment is not factually correct, then Tenant shall make such changes as are necessary to make the Confirmation of Lease Dates Amendment factually correct and shall thereafter execute and return such Confirmation of Lease Dates Amendment to Landlord within such ten (10) business day period and thereafter the dates set forth on such Confirmation of Lease Dates Amendment shall be conclusive and binding upon Tenant and Landlord, unless Landlord, within fifteen (15) business days following Landlord’s receipt of Tenant’s changes, sends a notice to Tenant rejecting Tenant’s changes, whereupon this procedure shall be repeated until the parties either (i) mutually agree upon the contents of Exhibit C, or (ii) the contents are determined by arbitration pursuant to Section 26.32, below.  Failure of Tenant to execute and deliver to Landlord within such 10-business day period the Confirmation of Lease Dates Amendment submitted by Landlord within such 6-month period or Landlord to reject Tenant’s changes thereto within such 15-business day period, as applicable, shall constitute an acknowledgment by Tenant or Landlord (as applicable) that the statements included in such Confirmation of Lease Dates Amendment so submitted by Landlord or Tenant (as applicable) are true and correct, without exception, and binding upon Landlord and Tenant.

If Landlord fails to send Tenant the Confirmation of Lease Dates Amendment within six (6) months following the Lease Commencement Date, then Tenant may execute and deliver to Landlord the Confirmation of Lease Dates Amendment in the form as set forth in Exhibit C, which Confirmation of Lease Dates Amendment Landlord shall execute and return to Tenant within ten (10) business days after Landlord’s receipt thereof (provided that if such Confirmation of Lease Dates Amendment submitted by Tenant is not factually correct, then Landlord shall make such changes thereto as are necessary to make such Confirmation of Lease Dates Amendment factually correct, which revised Confirmation of Lease Dates Amendment shall thereafter be subject to the procedure for finalization set forth above in this Section 2.1).  Failure of Landlord to execute and deliver to Tenant within such 10-business day period the confirmation of Lease Dates Amendment initially submitted by Tenant shall constitute an acknowledgment by Landlord that the statements included in such confirmation of Lease Dates Amendment so submitted by Tenant are true and correct, without exception, and binding upon Landlord and Tenant.

2.2                               Delivery Date; Beneficial Occupancy.  Landlord shall deliver possession of the Premises to Tenant in broom clean condition on or before the date (the “Delivery Date”) which is one (1) business day after (i) Landlord and Tenant have mutually executed and delivered this Lease, and (ii) Tenant has delivered to Landlord (A) the Security Deposit, (B) the Prepaid Base Rent (as defined in Section 3.1 below), and (C) evidence that Tenant has obtained the insurance required under Section 10.3 below.  Tenant shall have access to the Premises during the period (the “Pre-Commencement Period”) from the Delivery Date until the day before the Lease Commencement Date for the sole purpose of constructing the Tenant Improvements subject and pursuant to the Tenant Work Letter, and installing Tenant’s telecommunications equipment, furniture, trade fixtures and personal property therein (provided Tenant does not unreasonably interfere with Landlord’s Work).  In addition, if Substantial Completion of the Premises (as defined in the Tenant Work Letter) occurs prior to the Anticipated Lease Commencement Date, then Tenant shall also have the right to occupy the Premises and commence business operations therein during the period (the “Beneficial Occupancy Period”) from and after the date of Substantial Completion of the Premises until September 30, 2014, provided that Tenant has confirmed in a written notice delivered to Landlord that Substantial Completion of the Premises has so occurred.  Tenant hereby acknowledges and agrees that all of the terms and conditions of this Lease shall apply during the Pre-Commencement Period and the Beneficial Occupancy Period (including, without limitation, Tenant’s obligation to pay to Landlord all sums and charges required to be paid by Tenant under this Lease [including, without limitation, charges for after-hours HVAC, over standard usage of utilities and any additional services pursuant to the terms of Sections 6.1, 6.2 and 6.4 below], but specifically excluding any charges set forth in Section 5.6 of the Tenant Work Letter during that portion of the Pre-Commencement Period which occurs prior to the Beneficial Occupancy Period) as though the Lease Commencement Date had occurred (although the Lease Commencement Date shall not actually occur until the occurrence of the same pursuant to the terms of Section 7.2 of the Summary); provided however, during the Pre-Commencement Period and the Beneficial Occupancy Period, Tenant shall not be obligated to pay Base Rent, Tenant’s Share of increases in Operating Expenses, Tax Expenses or Utilities Costs, or parking charges for any parking passes within the Parking Allotment rented by Tenant as defined and provided in Section 24.1 below.

2.3                               Option to Extend.  Tenant’s rights and obligations with respect to extending the initial Lease Term are set forth in the Extension Option Rider attached to this Lease.

ARTICLE 3

BASE RENT

3.1                               Base Rent.  Tenant shall pay, without notice or demand, to Landlord or Landlord’s agent at the management office for the Building, or at such other place as Landlord may from time to time designate in writing, in currency by check, wire transfer or other immediately available funds which, at the time of payment, is legal tender for private or public debts in the United States of America, base rent (“Base Rent”) as set forth in Section 8 of the Summary, payable in equal monthly installments as set forth in Section 8 of the Summary in advance on or before the first (1st) business day of each and every month during the Lease Term, without any setoff or deduction except as otherwise expressly provided in this Lease.  The Base Rent for the first (1st) full month of the Lease Term (the “Prepaid Base Rent”) shall be paid by Tenant to Landlord at the time of Tenant’s execution of this Lease.  If any rental payment date (including the Lease Commencement Date) falls on a day of the month other than the first day of such month or if any rental payment is for a period which is shorter than one month, then the rental for any such fractional month shall be a proportionate amount of a full calendar month’s rental based on the proportion that the number of days in such fractional month bears to the number of days in the calendar month during which such fractional month occurs.  All other payments or adjustments required to be made under the terms of this Lease that require proration on a time basis shall be prorated on the same basis.

3.2                               Abatement of Base Rent.  Notwithstanding anything to the contrary contained in Section 3.1 above or Article 4 below, Landlord hereby agrees to abate Tenant’s obligation to pay the following (collectively, the “Abated Rent”):  (i) the monthly installments of Base Rent otherwise payable with respect to the entire initial Premises described in Section 6.2 of the Summary for the second (2nd) through eleventh (11th) months of the initial Lease Term; and (ii) the portion of the monthly installments of Base Rent otherwise payable with respect to 5,000 rentable square feet of such initial Premises for the twelfth (12th) through seventeenth (17th) months of the initial Lease Term.  Notwithstanding the foregoing to the contrary, if as of the first (1st) day of such applicable month scheduled for abatement, Tenant is in monetary or material non-monetary default under this Lease, the monthly Base Rent abatement for such applicable month shall be suspended until such default is cured by Tenant (with the amount of such suspended Abated Rent to be credited toward the next monthly installment of Base Rent due under this Lease for the first (1st) month immediately following such cure that Tenant is not in monetary or material non-monetary default under this Lease).  During such abatement periods, Tenant shall remain responsible for the payment of all of its other monetary obligations under this Lease.  In the event of a default by Tenant under the terms of this Lease that results in the early termination of this Lease pursuant to the provisions of Article 19 below, then as a part of the recovery set forth in Article 19, Landlord shall be entitled to the recovery of the unamortized balance of the Abated Rent.  For purposes of this Section 3.2, the Abated Rent shall be amortized on a straight-line basis over the scheduled 6-year initial Lease Term, and the unamortized balance thereof shall be determined based upon the unexpired portion of such initial Lease Term as of the date of such early termination.

ARTICLE 4

ADDITIONAL RENT

4.1                               Additional Rent.  In addition to paying the Base Rent specified in Article 3 below, Tenant shall pay to Landlord as additional rent the sum of the following:  (i) Tenant’s Share (as defined below) of the annual Operating Expenses allocated to the Building pursuant to Section 4.3.4 below, which are in excess of the amount of Operating Expenses allocated to the Building and applicable to the Expense Base Year; plus (ii) Tenant’s Share of the annual Tax Expenses allocable to the Building pursuant to Section 4.3.4 below, which are in excess of the amount of the Tax Expenses allocated to the Building and applicable to the Tax Expense Base Year; plus (iii) Tenant’s Share of the annual Utilities Costs allocated to the Building pursuant to Section 4.3.4 below which are in excess of the amount of Utilities Costs allocated to the Building and applicable to the Utilities Base Year.  Such additional rent, together with any and all other amounts payable by Tenant to Landlord pursuant to the terms of this Lease, shall be hereinafter collectively referred to as the “Additional Rent.”  The Base Rent and Additional Rent are herein collectively referred to as the “Rent.”  All amounts due under this Article 4 as Additional Rent shall be payable for the same periods and in the same manner, time and place as the Base Rent, except as otherwise provided in this Lease.  Without limitation on other obligations of Tenant which shall survive the expiration of the Lease Term, but subject to the limitations set forth in Section 4.3.2 below, the obligations of Tenant to pay the Additional Rent provided for in this Article 4, and Landlord’s obligation to refund any overpayment thereof by Tenant pursuant to Section 4.3.2 below (if applicable) shall survive the expiration of the Lease Term for a period of two (2) years from the date of expiration or termination of this Lease; provided, however, that any such payments made by Tenant of any Additional Rent or any refund to Tenant by Landlord of any overpayments of such Additional Rent shall not constitute a waiver by either Tenant or Landlord, as the case may be, of any amount that Tenant or Landlord (as the case may be) contend, now or in the future (subject to the limitations set forth in this Lease or under applicable Laws) are in dispute.

4.2                               Definitions.  As used in this Article 4, the following terms shall have the meanings hereinafter set forth:

4.2.1                     “Calendar Year” shall mean each calendar year in which any portion of the Lease Term falls, through and including the calendar year in which the Lease Term expires.

4.2.2                     “Expense Base Year” shall mean the year set forth in Section 9.1 of the Summary.

4.2.3                     “Expense Year” shall mean each Calendar Year.

4.2.4                     “Operating Expenses” shall mean all expenses, costs and amounts which Landlord shall pay during any Expense Year in accordance with sound real estate management principles consistently applied because of or in connection with the management, maintenance, repair, replacement, restoration or operation of the Project, including, without limitation, any amounts paid for:  (i) the cost of operating, maintaining, repairing and managing the utility systems, mechanical systems, sanitary and storm drainage systems, and any escalator and/or elevator systems, and the cost of supplies and equipment and maintenance and service contracts in connection therewith; (ii) the cost of licenses, certificates, permits and inspections and the cost of reasonably contesting the validity or applicability of any governmental enactments which are reasonably anticipated to reduce Operating Expenses, and the costs incurred in connection with the implementation and operation (by Landlord or any common area association(s) formed for LNR Warner Center) of any government mandated transportation demand management program (including any such program required to be implemented for the Project by the City of Los Angeles as a condition to the City’s approvals of the development of the Project); (iii) subject to the restrictions in Sections 4.2.4.2 and 4.3.5 below, the cost of insurance carried by Landlord for the Project, in such amounts as Landlord may reasonably determine or as may be required by the terms of this Lease or otherwise reasonably required by any mortgagees or the lessor of any underlying or ground lease affecting the Project; provided, however, to the extent Landlord elects to provide insurance for unusual or expensive coverages or endorsements such as earthquake and flood and the same is in addition to any insurance required to be maintained by Landlord under this Lease, and such insurance is materially in excess of the types or amounts of insurance carried by landlords of the Comparable Buildings (as defined below) for such unusual or expensive coverages or endorsements, the incremental cost of such materially excess insurance shall not be included in Operating Expenses; provided, further, however, that Landlord’s insurance shall be deemed to have satisfied such Comparable Buildings standard and the foregoing exclusion from Operating Expenses shall not apply to the extent that other office buildings in Southern California owned by Landlord or any of Landlord’s members or submembers (or an entity affiliated with or related to Landlord or Landlord’s members or submembers) are covered by substantially similar insurance coverage terms pertaining to such unusual or expensive coverages or endorsements (e.g., coverage rate and deductible percentage(s) as carried by Landlord); (iv) the cost of landscaping, relamping, and all supplies, tools, equipment and materials used in the operation, repair and maintenance of the Project; (v) the cost of parking area repair and maintenance, including, but not limited to, repainting, restriping, and cleaning; (vi) fees, charges and other costs, including reasonable consulting fees, legal fees and accounting fees, of all contractors engaged by Landlord or otherwise reasonably incurred by Landlord in connection with the management, operation, maintenance and repair of the Building and Project; (vii) any management agreements applicable to the Project, including the cost of any management fee and the fair rental value of any on-site management office space (not exceeding 2,500 rentable square feet) provided thereunder, provided, however, (I) the management fee shall not exceed the greater of four percent (4%) of the gross revenues (excluding unapplied security deposits and unearned prepaid rent) of the Project or the management fees customarily paid to independent third party management companies by landlords of the Comparable Buildings (the “Market Management Fee”), and (II) if the percentage used in calculating the management fee included in Operating Expenses during the Expense Base Year is less than the Market Management Fee paid during the Expense Base Year, then the percentage used to calculate the management fees included in Operating Expenses in any Expense Year subsequent to the Expense Base Year shall not be increased above the percentage used to calculate the management fees included in Operating Expenses during the Expense Base Year, unless for each subsequent Expense Year that Landlord desires to include such increased percentage, Landlord also increases the percentage used to calculate the management fees included in Operating Expenses during the Expense Base Year to the lesser of (x) such Market Management Fee percentage, and (y) the percentage used to calculate the management fee for the Operating Expenses in such subsequent Expense Year; (viii) wages, salaries and other compensation and benefits of all persons engaged in the operation, management, maintenance or security of the Project (that are not above the level of Project manager or Project engineer), and employer’s Social Security taxes, unemployment taxes or insurance, and any other taxes which may be levied on such wages, salaries, compensation and benefits; provided, that if any employees of Landlord provide services for more than one project of Landlord, then a prorated portion of such employees’ wages, benefits and taxes shall be included in Operating Expenses based on the portion of their working time devoted to the Project; (ix) payments under any easement, license, operating agreement, declaration, restrictive covenant, underlying or ground lease (excluding rent), or instrument pertaining to the sharing of costs by the Project or any portion thereof, including, without limitation, any covenants, conditions or restrictions now or hereafter recorded against or affecting the Project; (x) operation, repair and maintenance of all Systems and Equipment (as defined below), and components thereof; (xi) the cost of janitorial service, alarm and security service, window cleaning, trash removal, maintenance of curbs and walkways, and repairs to roofs; (xii) annual amortization (including interest on the unamortized cost at the Amortization Interest Rate, as defined below) of the cost of acquiring, or the rental expense of renting, personal property used in the maintenance, operation and repair of the Project; and (xiii) annual amortization (including interest on the unamortized cost at the Amortization Interest Rate) of the cost of any capital alterations, capital replacements, capital additions, capital repairs and capital improvements incurred in connection with the Project (I) which are intended to reduce Operating

Expenses in connection with the operation or maintenance of the Project, but only to the extent of the cost savings actually achieved therefrom, (II) made to the Project after the Lease Commencement Date that are required under any governmental law or regulation (or amendment thereof) not in effect on the Lease Commencement Date, (III) pertaining to replacement of wall and floor coverings, ceiling tiles and fixtures in lobbies, corridors, restrooms and other common or public areas or facilities, or (IV) which are reasonably determined by Landlord to be reasonably required to maintain the functional character of the Project as a first-class office building project; provided, however, that in no event shall the amortized amount of the costs which Landlord may include in Operating Expenses pursuant to clauses (III) and (IV) of this Section 4.2.4:  (A) exceed $100,000.00 in any particular Expense Year; or (B) be attributable to the initial construction of any new office buildings, retail buildings and/or parking structures within the Project and any expansion(s) of such buildings or structures.

All such costs described in Section 4.2.4(xiii) above and the amortization of any other capital expenditures under this Section 4.2.4 (including, without limitation, Section 4.2.4(xii) above and Section 4.2.4.1(xx) below) shall be amortized over the useful life of the particular capital item in question as Landlord shall reasonably determine in accordance with standard real estate management and accounting practices consistently applied by Landlord and consistent with standard real estate management and accounting practices used by other landlords of other first-class office buildings located in the Project and in the Warner Center area of Woodland Hills, California (collectively, the “Comparable Buildings”).  As used herein, the “Amortization Interest Rate” shall mean a rate equal to the floating commercial loan rate announced from time to time by Bank of America, a national banking association, or its successor, as its reference rate, plus one percent (1%) per annum.

If, during all or any part of any Expense Year or the Expense Base Year, Landlord shall not furnish any particular items of work or service (the cost of which, if performed by Landlord, would be included in Operating Expenses) to a tenant who has undertaken to perform such item of work or service in lieu of the performance thereof by Landlord, Operating Expenses shall be deemed to be increased by an amount equal to the additional Operating Expenses which would reasonably have been incurred during such period by Landlord if Landlord had at its own expense furnished such item of work or service to such tenant.  In addition, if the Building (and during the period of time when Building E and any other buildings are fully constructed and ready for occupancy and are owned by Landlord and included by Landlord within the Project) is (are) less than 95% occupied during all or a portion of any Expense Year (including the Expense Base Year), Landlord shall make an appropriate adjustment to the variable components of Operating Expenses for such year or applicable portion thereof, employing sound real estate accounting and management principles consistently applied (consistent with the accounting and management principles used by landlords of the Comparable Buildings), to determine the amount of Operating Expenses that would have been paid had the Building (and any of such other buildings, as applicable) been 95% occupied; and the amount so determined shall be deemed to have been the amount of Operating Expenses for such year, or applicable portion thereof.  In determining such adjustment pursuant to the immediately preceding sentence, any gross receipts taxes, management fees or other expenses that are tied to the receipt of rental income shall be determined as if the applicable buildings described above were 95% occupied during any Expense Year (including the Expense Base Year) and all tenants were paying the full rental initially payable under their respective leases (as opposed to half-rent or abated rent).

Subject to the provisions of Section 4.3.4 below, Landlord shall have the right, from time to time, to reasonably and equitably allocate some or all of the Operating Expenses, Tax Expenses and Utilities Costs (as defined below) among the Building, Building E and the Existing Office/Retail Buildings and/or among different tenants of the Project, and/or among different and additional buildings of the Project, as and when such different and/or additional buildings are constructed and added to (and/or excluded from) the Project or otherwise (collectively, the “Cost Pools”).  Such Cost Pools may include, but shall not be limited to, the office space tenants and retail space tenants (and if applicable, child care tenants or occupants) of the Project.  Such Cost Pools may also include allocation of certain Operating Expenses, Tax Expenses and Utilities Costs within or under covenants, conditions and restrictions affecting the Project.  In addition, Landlord shall have the right from time to time, in its reasonable discretion, to include or exclude existing or future buildings in the Project for purposes of determining Operating Expenses, Tax Expenses and Utilities Costs and/or the provision of various services and amenities thereto, including allocation of Operating Expenses, Tax Expenses and Utilities Costs in any such Cost Pools.  In all events, if Landlord elects to use Cost Pools or to include or exclude existing or future buildings in the Project in its determination of Operating Expenses, Tax Expenses and Utilities Costs, Landlord shall make a corresponding adjustment to the Expense Base Year, Tax Expenses Base Year and/or Utilities Base Year, as the case may be (grossed up as appropriate), to reflect such modifications, in order to insure that any such determination of Operating Expenses, Tax Expenses and Utilities Costs payable by Tenant shall be on an “apples to apples” basis and shall not result in an unfair increase in the Tenant’s Share of Operating Expenses, Tax Expenses and Utilities Costs payable by Tenant hereunder.

4.2.4.1           Notwithstanding the foregoing, for purposes of this Lease, Operating Expenses (and to the extent applicable, Utilities Costs) shall not include the following:

(i)                                     brokerage commissions, space planning costs, finders’ fees and attorneys’ fees and other costs incurred by Landlord in connection with leasing or attempting to lease space within the Project;

(ii)                                  costs, including permit, license and inspection costs, incurred with respect to the installation of tenant improvements made for any tenants in the Project or incurred in renovating or otherwise improving, preparing, decorating, painting or redecorating vacant space for tenants or other occupants of the Project.

(iii)                               interest, points, fees and principal payments on any mortgages encumbering the Project, and other debt costs, if any, except as specifically included in Sections 4.2.4(xii) and (xiii) above and Section 4.2.4.1(xx) below;

(iv)                              costs of correcting defects in, or significant design error relating to, the initial design or construction of the Building or Project, or cost of correcting defects in the design or construction of any subsequent additions or improvements to the Project or equipment or materials used therewith;

(v)                                 advertising and promotional expenditures;

(vi)                              costs of any items (including, but not limited to, costs incurred by Landlord with respect to goods, services and utilities sold and/or supplied to tenants and occupants of the Project, and/or for the repair of damage to the Building for items which are reimbursable under any contractor, manufacturer or supplier warranty) to the extent Landlord receives reimbursement from insurance or condemnation proceeds, or from a contractor, manufacturer, supplier or any other third party pursuant to any warranty or otherwise or would have been reimbursed if Landlord had carried the insurance Landlord is required to carry pursuant to this Lease (other than reimbursement by tenants pursuant to the Operating Expenses pass-through provisions of their leases); such proceeds shall be credited to Operating Expenses in the year in which received;

(vii)                           expenses in connection with services or other benefits which were not offered to Tenant or for which Tenant is charged directly but which are provided to other tenants or occupants of the Building at no cost (or are separately reimbursed by such other tenants);

(viii)                        attorneys’ fees and other costs and expenses incurred in connection with negotiations or disputes with present or prospective tenants or other occupants or prospective occupants of the Project (including costs incurred due to violations by tenants of the terms and conditions of their leases), or any other attorneys’ fees incurred in connection with the Project (including, without limitation, any financing, sale or syndication of the Project), except (A) as specifically enumerated as an Operating Expense in this Lease or (B) to the extent the expenditure of such attorneys’ fees economically benefits the tenants of the Building;

(ix)                              the wages and benefits of any employee who does not devote substantially all of his or her employed time to the operation and management of the Building or Project unless such wages and benefits are prorated to reflect time spent on operating and managing the Building and Project vis-à-vis time spent on matters unrelated to operating and managing the Building and Project;

(x)                                 compensation (including benefits) of any employee of Landlord above the grade of Project manager or Project engineer;

(xi)                              costs and overhead and profit increment paid to Landlord or to subsidiaries or affiliates of Landlord for goods and/or services in or to the Project to the extent the same exceeds typical costs and overhead and profit increment of such goods and/or services rendered by qualified unaffiliated third parties on a competitive basis;

(xii)                           any costs for which Landlord has been reimbursed (other than through the Operating Expenses pass-through provisions of other tenants’ leases) or for which Landlord receives a credit, refund or discount;

(xiii)                        costs of signs (other than building directories and signage for various equipment rooms and common areas) in or on the Project or any buildings located on the Project which identify the owner of the Project or other tenants;

(xiv)                       interest, penalties, late charges, liquidated damages or other costs arising out of Landlord’s failure to make timely payment of any of its obligations under this Lease or the Underlying Documents, including, without limitation, Landlord’s failure to make timely payment of any item that is included in Operating Expenses, Tax Expenses, or Utilities Costs and any penalties or fines imposed upon Landlord due to Landlord’s violation of any applicable Laws or the Underlying Documents;

(xv)                          any costs expressly excluded from Operating Expenses elsewhere in this Lease;

(xvi)                       any ground lease rental;

(xvii)                    costs incurred by Landlord due to the violation by Landlord of the terms and conditions of (A) any lease of space within the Project and/or (B) any Underlying Documents or ground leases pertaining to the Project;

(xviii)                 Landlord’s general corporate overhead and administrative expenses, except for the property management fee permitted pursuant to the terms of Section 4.2.4 above;

(xix)                       costs of acquisition of sculptures, painting and other objects of art;

(xx)                          depreciation and amortization, except as expressly provided in this Section 4.2.4, and except on materials, tools, supplies and vendor-type equipment purchased by Landlord to enable Landlord to supply services Landlord might otherwise contract for with a third party, and when depreciation or amortization is permitted or required, the item shall be amortized over its useful life in the manner described in Section 4.2.4 above, together with interest on the unamortized costs at the Amortization Interest Rate;

(xxi)                       costs of cleanup, removal, investigation and/or remediation (collectively, “Remediation Costs”) of any Hazardous Materials (as defined below) in, on or under the Project to the extent such Hazardous Materials are:  (A) located below the surface of the land; (B) in existence as of the Lease Commencement Date and in violation of applicable Laws in effect as of the Lease Commencement Date; (C) introduced onto the Project after the Lease Commencement Date by Landlord or any of Landlord’s agents, employees, contractors or tenants in violation of applicable Laws in effect at the date of introduction; or (D) introduced onto the Project after the Lease Commencement Date by third parties (other than Landlord or Tenant or their respective agents, employees, contractors, tenants or licensees) in violation of applicable Laws in effect at the date of introduction;

(xxii)                    any Tax Expenses or Utilities Costs;

(xxiii)                 costs of additions, alterations, repairs or improvements, equipment replacement and all other items which under standard real estate management and accounting practices and principles, consistently applied, are properly classified as capital expenditures (including, without limitation, any capital improvements made as a result of a casualty or condemnation), except those costs set forth in Sections 4.2.4(xii) and (xiii) above;

(xxiv)                rentals and other related expenses for leasing heating, ventilation and air conditioning (“HVAC”) systems, elevators, or other items (except when temporarily needed in connection with normal repairs and maintenance of the Building and/or Project and/or to an ameliorate an emergency condition in the Building and/or Project) which if purchased, rather than rented, would constitute a capital improvement not included in Operating Expenses pursuant to this Lease;

(xxv)                   any compensation paid to clerks, attendants or other persons in commercial concessions operated by Landlord (other than the Parking Facilities);

(xxvi)                costs (including, without limitation, fines, penalties, interest, and costs of repairs, replacements, alterations and/or improvements) incurred in bringing the Project into compliance with building codes and other applicable Laws (including, without limitation, the Americans with Disabilities Act) in effect as of the Lease Commencement Date and as interpreted by applicable governmental authorities as of such date, including, without limitation, any costs to correct building code violations pertaining to the initial design or construction of the Building, the Parking Facilities or any other improvements to the Project, to the extent such violations exist as of the Lease Commencement Date under any applicable building codes in effect and as interpreted by applicable governmental authorities as of such date;

(xxvii)             costs for which Landlord has been compensated by a management fee, to the extent that the inclusion of such costs in Operating Expenses would result in a double charge to Tenant;

(xxviii)                                                          costs arising from Landlord’s charitable or political contributions;

(xxix)                bad debt loss, rent loss and reserves of any kind, including replacement reserves for bad debt loss or lost rent and reserves for Operating Expenses (but Operating Expenses may include reasonable reserves imposed upon the Project as part of the assessments under any covenants, conditions and restrictions recorded against the Project);

(xxx)                   costs arising from any voluntary special assessment on the Building or the Project by any transit district authority or any other governmental entity having the authority to impose such assessment, unless such costs are included in the Expense Base Year or Utilities Base Year at the initial rate in effect for such assessments;

(xxxi)                costs associated with the operation of the business of the partnership or entity which constitutes Landlord as the same are distinguished from the costs of operation of the Building and/or the Project, including partnership accounting and legal matters, costs of defending any lawsuits with or claims by any mortgagee (except as the actions of Tenant may be in issue), costs of selling, syndicating, financing, mortgaging or hypothecating any of Landlord’s interest in the Building or the Project, costs of any disputes between Landlord and its employees (if any) not engaged in Building and/or Project operation, disputes of Landlord with Project management, or outside fees paid in connection with disputes with other tenants (except to the extent the expenditure of such outside fees generally benefits all tenants of the Building and any other buildings in the Project owned by Landlord, and Landlord included such category of expenses or similar types of expenses, if actually incurred, in the Expense Base Year);

(xxxii)             costs incurred in the installation, operation and management of any commercial concession or amenity servicing the Building or Project (other than the Parking Facilities), to the extent such concessions or amenities are operated primarily for the production of income and not for the overall convenience of tenants to the Building or the Project and their employees, agents, guests and invitees;

(xxxiii) costs of repairs which would have been covered by property insurance or casualty insurance, but for Landlord’s failure to maintain such insurance as required by this Lease;

(xxxiv) any assessment or billing of Operating Expenses that results in Landlord being reimbursed more than one hundred percent (100%) of the total Operating Expenses for the Expense Year in question;

(xxxv)            expenses, including rent, associated with maintaining a leasing or marketing office;

(xxxvi) costs of constructing, installing, operating or maintaining any special service or facility operated by Landlord such as an observatory, broadcasting facility, luncheon club, athletic or recreational club, cafeteria or dining facility;

(xxxvii) costs arising from the gross negligence or willful misconduct of Landlord or the Landlord Parties (as defined below);

(xxxviii) costs of any “tap fees” or any sewer or water connection fees for the benefit of any particular tenant in the Building or the Project;

(xxxix) any “validated” parking for any entity;

(xl)                              the cost of providing any service directly to and paid directly by any tenant;

(xli)                           rent for any office space occupied by Building or Project management personnel to the extent the size of such office space exceeds 2,500 rentable square feet or the rental rate for such office space exceeds the fair market rental value of comparable-sized office space occupied by management personnel of the Comparable Buildings;

(xlii)                        any above-Building standard cleanup, including construction and special events cleanup (other than special events where Tenant is invited);

(xliii)                     costs incurred in connection with the original construction and development of the Building or Project;

(xliv)                    costs of flowers, gifts, balloons, etc. provided to any prospective tenants, Tenant, other tenants, and occupants of the Building, and entertainment, dining or travel expenses, except to the extent customarily included in the operating expenses of the Comparable Buildings;

(xlv)                       costs of third party non-tenant parties;

(xlvi)                    costs arising out of the operation, management, maintenance or repair of any retail premises in the Project or any other retail areas operated by Landlord or its agents, contractors or vendors to the extent such costs are uniquely attributable (and separately identifiable) to such retail premises or areas (as opposed to general office use tenancies) or are extraordinary, separately identifiable expenses arising in connection therewith;

(xlvii)                 material costs associated with the operation, maintenance and/or repairs of any portions of the common areas of the Project which are dedicated for the exclusive use of other tenants of the Project, but only to the extent such costs are easily and readily identifiable and separable without undue accounting or other costs to Landlord; and

(xlviii)              expenses in connection with repairs or other work occasioned by the exercise of the right of eminent domain.

4.2.4.2           Landlord hereby agrees that the cost of any new type or increased amount of insurance coverage (or increased limits of insurance or decrease in the amount of deductibles) which is obtained or effected by Landlord during any Expense Year after the Expense Base Year (but is not obtained or effected during the Expense Base Year) shall be added to the Operating Expenses for the Expense Base Year (but at the rate which would have been in effect during the Expense Base Year or the rate in effect during such subsequent Expense Year, whichever is lower) prior to the calculation of Tenant’s Share of Operating Expenses for each such Expense Year in which such change in insurance is obtained or effected.  In the event that any of Landlord’s insurance premiums applicable to the Project shall decrease in any Expense Year subsequent to the Expense Base Year as a result of any decrease in the amount or type of coverage or increase in the amount of deductibles, Operating Expenses attributable to the Expense Base Year, shall, commencing the year of such decrease, but only as long as and to the extent such decrease remains in effect, thereafter be reduced by the amount of such decrease in the insurance premiums.

4.2.4.3           Landlord further agrees that any costs incurred in any Expense Year after the Expense Base Year or Utilities Base Year because of any added new type of discretionary services which were readily available during the Expense Base Year or Utilities Base Year, as applicable, and customarily provided by landlords of the Comparable Buildings during the Expense Base Year or Utilities Base Year, as applicable (but not by Landlord), and not included in the Expense Base Year or Utilities Base Year, as applicable shall be added to and included in the Expense Base Year or Utilities Base Year, as applicable for purposes of determining the Excess payable for such Expense Year in which such added new type of discretionary services are so provided, as if such services were provided in the Expense Base Year or Utilities Base Year, as applicable (but at the rate for such services which would have been in effect during the Expense Base Year or Utilities Base Year, as applicable, or the rate in effect during such subsequent Expense Year, whichever is lower); provided, however, the foregoing provision shall not apply to the costs of:  (i) any capital additions, capital alterations, capital repairs, capital replacements or capital improvements which shall be governed by the provisions of Section 4.2.4(xii), Section 4.2.4(xiii) and Section 4.2.4.1(xx) above; or (ii) security and/or parking control services required to operate the Project as a first-class office building project.  In addition, if in the event and to the extent any portion of the Project is covered by a warranty or service agreement which provides warranty-type protection at any time during the Expense Base Year and/or Utilities Base Year and is not covered by such warranty or such warranty-type protection under such service agreement in a subsequent Expense Year to the same extent, Operating Expenses for the Expense Base Year and/or Utilities Costs for the Utilities Base Year shall be deemed increased by the amount Landlord would have incurred during the applicable Base Year with respect to the items or matters covered by the subject warranty or warranty-type protection (net of the cost of the warranty or the service agreement included in the applicable Base Year), had such warranty or such service agreement not been in effect during the applicable Base Year.

4.2.4.4           Any refunds or discounts actually received by Landlord for any category of Operating Expenses, Utilities Costs and/or Tax Expenses (excluding, however, any tax refunds under Proposition 8 which shall be governed by the provisions of Section 4.2.7.4 below) shall reduce the Operating Expenses, Utilities Costs and/or Tax Expenses, as applicable, in the applicable Expense Year pertaining to such category of Operating Expenses, Utilities Costs and/or Tax Expenses, as applicable.  Notwithstanding the foregoing provisions of this Article 4 to the contrary, except as provided in Section 4.2.7.4 below regarding Proposition 8 calculations:  (i) Landlord will not collect or be entitled to collect Operating Expenses, Utilities Costs or Tax Expenses from all of its tenants in an amount which is in excess of one hundred percent (100%) of the Operating Expenses, Utilities Costs and Tax Expenses actually paid or incurred by Landlord in connection with the operation of the Building and the Project; and (ii) Landlord shall make no profit from the collection of Operating Expenses, Utilities Costs and Tax Expenses.

4.2.5                     “Systems and Equipment” shall mean any plant, machinery, transformers, duct work, cable, wires, and other equipment, facilities, and systems designed to supply heat, ventilation, air conditioning and humidity or any other services or utilities, or comprising or serving as any component or portion of the electrical, gas, steam, plumbing, sprinkler, communications, alarm, security, or fire/life safety systems or equipment, or any other mechanical, electrical, electronic, computer or other systems or equipment which serve the Building in whole or in part.

4.2.6                     “Tax Expense Base Year” shall mean the year set forth in Section 9.2 of the Summary.

4.2.7                     “Tax Expenses” shall mean all federal, state, county, or local governmental or municipal taxes, fees, charges or other impositions of every kind and nature, whether general, special, ordinary or extraordinary, (including, without limitation, real estate taxes, general and special assessments, transit taxes, leasehold taxes or taxes based upon the receipt of rent, including gross receipts or sales taxes applicable to the receipt of rent, unless required to be paid by Tenant, personal property taxes imposed upon the fixtures, machinery, equipment, apparatus, systems and equipment, appurtenances, furniture and other personal property owned or leased by Landlord and used in connection with the Project), which Landlord shall pay during any Expense Year (subject, however, to the restrictions in Section 4.3.5 below) because of or in connection with the ownership, leasing and operation of the Project or Landlord’s interest therein (including any tax expenses, assessments and other charges allocated to the Project under any declaration, restriction covenant or other instrument pertaining to the sharing of costs by the Project or any portion thereof, including any covenants, conditions or restrictions now or hereafter recorded against or affecting the Project).  For purposes of this Lease, Tax Expenses for the Tax Expense Base Year and each Expense Year thereafter shall be calculated as if the Building and the tenant improvements therein (at a Building-standard amount) were fully constructed and the Building and such tenant improvements therein were fully assessed for real estate tax purposes (but disregarding any Proposition 8 reduction as provided in Section 4.2.7.4 below), and accordingly, during any Expense Year and during the portion of any Expense Year occurring during the Tax Expense Base Year, Tax Expenses shall be deemed to be increased appropriately.

4.2.7.1           Tax Expenses shall include, without limitation:

(i)                                     Any tax on rent, right to rent or other income from the Project or as against Landlord’s business of leasing any of the Project (but excluding income taxes payable by Landlord);

(ii)                                  Any assessment, tax, fee, levy or charge in addition to, or in substitution, partially or totally, of any assessment, tax, fee, levy or charge previously included within the definition of real property tax, it being acknowledged by Tenant and Landlord that Proposition 13 was adopted by the voters of the State of California in the June 1978 election (“Proposition 13”) and that assessments, taxes, fees, levies and charges may be imposed by governmental agencies for such services as fire protection, street, sidewalk and road maintenance, refuse removal and for other governmental services formerly provided without charge to property owners or occupants.  It is the intention of Tenant and Landlord that all such new and increased assessments, taxes, fees, levies, and charges and all similar assessments, taxes, fees, levies and charges be included within the definition of Tax Expenses for purposes of this Lease;

(iii)                               Any assessment, tax, fee, levy, or charge allocable to or measured by the area of the Premises or the rent payable hereunder, including, without limitation, any gross income tax upon or with respect to the possession, leasing, operating, management, maintenance, alteration, repair, use or occupancy by Tenant of the Premises, or any portion thereof; and

(iv)                              Any assessment, tax, fee, levy or charge, upon this transaction or any document to which Tenant is a party, creating or transferring an interest or an estate in the Premises.

4.2.7.2           Subject to Section 4.2.7.4 below, Landlord shall make such reasonable efforts as Landlord shall in its reasonable discretion deem reasonably necessary to minimize the amount of Tax Expenses, including challenging (following reasonable written request therefor by Tenant or otherwise) the amount of Tax Expenses with the applicable governmental authority if Landlord reasonably determines a reduction in Tax Expenses is likely to result therefrom.  Any expenses incurred by Landlord in attempting to protest, reduce or minimize Tax Expenses shall be included in Tax Expenses in the Expense Year such expenses are paid, but only to the extent of the reduction and/or savings in Tax Expenses achieved by Landlord as a result thereof.

4.2.7.3           Notwithstanding anything to the contrary contained in this Section 4.2.7, there shall be excluded from Tax Expenses:  (i) all excess profits taxes, franchise taxes, gift taxes, capital stock taxes, documentary transfer taxes, inheritance and succession taxes, estate taxes, federal and state income taxes, and other taxes to the extent applicable to Landlord’s general or net income (but such exclusion shall not apply to gross receipts or similar taxes); (ii) any items included as Operating Expenses or Utilities Costs; (iii) any items paid by Tenant under Section 4.4 below; (iv) Tax Expenses attributable to the leasehold improvements in other tenants’ or occupants’ premises in the Project in excess of the Cut-Off Point (as defined below), but only to the extent such taxes in excess of the Cut-Off Point are directly billed to and collected from such tenants or occupants; (v) any penalties, interest and late charges; and (vi) any real property taxes imposed with respect to any new office buildings, retail buildings and/or parking structures constructed within the Project after the date hereof, unless the initial real property taxes for such applicable buildings and structures (calculated on a fully assessed and constructed basis as described in Section 4.2.7 above) are included in the Tax Expenses for the Tax Expense Base Year.  If Landlord receives a tax abatement or refund of Tax Expenses for any Expense Year paid during the Lease Term, Tax Expenses shall be adjusted for such Expense Year and Tenant’s Share of Tax Expenses shall also be adjusted as appropriate, and if as a result of such adjustment, Tenant overpaid Tax Expenses for such Expense Year, Tenant shall be entitled to receive from Landlord a return of such overpayment, but not in excess of the amount of Tax Expenses actually prepaid by Tenant prior to the application of such adjustment.

4.2.7.4           Notwithstanding anything to the contrary set forth in this Lease, the amount of Tax Expenses for the Tax Expense Base Year and any Expense Year shall be calculated without taking into account any decreases in real estate taxes obtained in connection with Proposition 8, and, therefore, the Tax Expenses in the Tax Expense Base Year and/or an Expense Year may be greater than those actually incurred by Landlord, but shall, nonetheless, be the Tax Expenses due under this Lease; provided that (i) any reasonable costs and expenses incurred by Landlord in securing any Proposition 8 reduction shall not be deducted from Tax Expenses nor included in Direct Expenses for purposes of this Lease, and (ii) tax refunds under Proposition 8 shall not be deducted from Tax Expenses nor refunded to Tenant, but rather shall be the sole property of Landlord.  Landlord and Tenant acknowledge that this Section 4.2.7.4 is not intended to in any way affect (A) the inclusion in Tax Expenses of the statutory annual increase in Tax Expenses (which is currently in an amount not to exceed two percent (2%), as such current statutory increase may be modified by subsequent legislation), or (B) the inclusion or exclusion of Tax Expenses pursuant to the terms of Proposition 13, which shall be governed pursuant to the other terms and conditions of this Section 4.2.7.

4.2.8                     “Tenant’s Share” shall mean the percentage set forth in Section 9.4 of the Summary.  Tenant’s Share was calculated by dividing the number of rentable square feet of the Premises by the total rentable square feet in the Building.  If the total rentable square feet of the Building is re-measured by Landlord to reflect actual physical increases or decreases due to physical expansions or contractions in the rentable area of the Building pursuant to Section 1.2.1 above, then Tenant’s Share shall be appropriately adjusted in accordance with the BOMA Standard in Section 1.2.1 above, and, as to the Expense Year in which such change occurs, Tenant’s Share for such year shall be determined on the basis of the number of days during such Expense Year that each such Tenant’s Share was in effect.

4.2.9                     “Utilities Base Year” shall mean the year set forth in Section 9.3 of the Summary.

4.2.10              “Utilities Costs” shall mean all actual charges for utilities for the Building and actual charges for the utilities for the Project that have been allocated to the Building which Landlord shall pay during any Expense Year, including, but not limited to, the costs of water, sewer and electricity, and the costs of HVAC and other utilities (but excluding those charges for which tenants directly reimburse Landlord or pay directly to the utility company) as well as related fees, assessments and surcharges.  Utilities Costs for any Expense Year, including the Utilities Base Year, shall be calculated assuming the Building (and during the period of time when Building E and any other buildings are fully constructed and ready for occupancy and are owned by Landlord and included by Landlord within the Project), is (are) at least 95% occupied.  If, during all or any part of any Expense Year or the Utilities Base Year, Landlord shall not provide any utilities (the cost of which, if provided by Landlord, would be included in Utilities Costs) to a tenant (including Tenant) who has undertaken to provide same instead of Landlord, Utilities Costs shall be deemed to be increased by an amount equal to the additional Utilities Costs which would reasonably have been incurred during such period by Landlord if Landlord had at its own expense provided such utilities to such tenant.  Utilities Costs shall include any costs of utilities which are allocated to the Project under any declaration, restrictive covenant, or other instrument pertaining to the sharing of costs by the Project or any portion thereof, including any covenants, conditions or restrictions now or hereafter recorded against or affecting the Project.  For purposes of determining Utilities Costs incurred for the Utilities Base Year, Utilities Costs for the Utilities Base Year shall not include any one time special charges, costs or fees or extraordinary charges or costs incurred in the Utilities Base Year only, including those attributable to boycotts, embargoes, strikes or other shortages of services or fuel (except if Landlord includes such special or extraordinary charges, costs or fees for substantially similar events in any Expense Year after the Utilities Base Year, in which event Landlord shall include such special or extraordinary charges, costs or fees for the substantially similar events that occurred during the Utilities Base Year but only as to those Expense Years after the Utilities Base Year in which Landlord includes such special or extraordinary charges, costs or fees).

Notwithstanding the foregoing to the contrary, Utilities Costs shall not include any penalties, interest or late charges attributable to Landlord’s delinquent payment of any Utilities Costs and shall not include those items listed in Section 4.2.4.1 above to the extent applicable to Utilities Costs.  In the event that Utilities Costs shall decrease in any Expense Year subsequent to the Utilities Base Year, Utilities Costs attributable to the Utilities Base Year, shall, commencing the year of such decrease, but only as long as and to the extent such decrease remains in effect, thereafter be reduced by the amount of such decrease in the Utilities Costs.

4.3                               Calculation and Payment of Additional Rent.

4.3.1                     Calculation of Excess.  If for any Expense Year ending or commencing within the Lease Term, (i) Tenant’s Share of Operating Expenses allocated to the Building pursuant to Section 4.3.4 below for such Expense Year exceeds Tenant’s Share of Operating Expenses allocated to the Building for the Expense Base Year, and/or (ii) Tenant’s Share of Tax Expenses allocated to the Building pursuant to Section 4.3.4 below for such Expense Year exceeds Tenant’s Share of Tax Expenses allocated to the Building for the Tax Expense Base Year, and/or (iii) Tenant’s Share of Utilities Costs allocated to the Building pursuant to Section 4.3.4 below for such Expense Year exceeds Tenant’s Share of Utilities Costs allocated to the Building for the Utilities Base Year, then Tenant shall pay to Landlord, in the manner set forth in Section 4.3.2, below, and as additional rent, an amount equal to such excess of the applicable Operating Expenses, Tax Expenses and/or Utilities Costs (the “Excess”).  For any partial year within the Lease Term, the Excess shall be calculated by comparing Tenant’s Share of Operating Expenses, Tenant’s Share of Tax Expenses and/or Tenant’s Share of Utilities Costs for such partial Expense Year, as applicable, to the comparable prorata portion of Tenant’s Share of Operating Expenses, Tenant’s Share of Tax Expenses and/or Tenant’s Share of Utilities Costs applicable to the Expense Base Year, Tax Expense Base Year or Utilities Base Year, as the case may be.

4.3.2                     Statement of Actual Operating Expenses, Tax Expenses and Utilities Costs.  Following the end of each Expense Year, Landlord shall give to Tenant a statement (the “Statement”) which shall state the amount of Operating Expenses, Tax Expenses and Utilities Costs actually incurred or accrued for that Expense Year (and with respect to the first Expense Year following the Expense Base Year, the amount of Operating Expenses, Tax Expenses and Utilities Costs actually incurred or accrued for the Expense Base Year, Tax Expense Base Year and Utilities Base Year, as the case may be), and (ii) the amount, if any, of any Excess for that Expense Year.  Such Statement shall be itemized on a line item by line item basis, showing the applicable items of Operating Expenses, Tax Expenses and Utilities Costs for such Expense Year (and with respect to the first Expense Year following the Expense Base Year, the applicable Operating Expenses, Tax Expenses and Utilities Costs for the Expense Base Year, the Tax Expense Base Year, and the Utilities Base Year, as the case may be).  Within thirty (30) days after Tenant’s receipt of the Statement for such Expense Year, if an Excess is present, Tenant shall pay to Landlord the full amount of the Excess for such Expense Year, less the amounts, if any, actually paid by Tenant to Landlord with respect to such Expense Year as Estimated Excess (as defined below).  If any Statement reflects that the amount of Estimated Excess paid by Tenant to Landlord for such Expense Year is greater than the actual amount of the Excess for such Expense Year, then Landlord shall, at its option, either credit such overpayment toward Tenant’s next Rent payment(s) then due and payable under this Lease, or remit such overpayment to Tenant within thirty (30) days after such applicable Statement is delivered to Tenant.  Even though the Lease Term has expired and Tenant has vacated the Premises, if the Statement for the Expense Year in which this Lease terminates reflects that Tenant’s payment to Landlord of Estimated Excess for such Expense Year was greater than or less than the actual amount of Excess for such last Expense Year, then within thirty (30) days after Landlord’s delivery of such Statement to Tenant, Landlord shall refund to Tenant any such overpayment, or Tenant shall pay to Landlord any such underpayment, as the case may be.  Landlord shall endeavor in good faith to deliver the applicable Statement to Tenant within one hundred twenty (120) days after the end of the Expense Year in question, but the failure of Landlord to furnish such Statement within such 120 day period shall not prejudice Landlord from enforcing its rights under this Article 4 (provided that if such failure continues for a period of three (3) months following Landlord’s receipt of a written notice from Tenant demanding that Landlord deliver such Statement to Tenant, then Tenant may elect to seek specific performance of the delivery of such Statement to Tenant); provided, however, Landlord’s failure to provide Tenant with a Statement for a particular Expense Year within eighteen (18) months after the end of the Expense Year in question shall constitute a waiver of Landlord’s right to collect any additional Operating Expenses, Tax Expenses and Utilities Costs actually incurred or accrued for that Expense Year which would have been payable based upon such Statement.  Notwithstanding the foregoing, such limitation on Landlord’s ability to collect any additional Operating Expenses, Tax Expenses and Utilities Costs as a result of any late delivery of such Statement shall not preclude Landlord from modifying any Statement once such Statement is timely delivered, as provided hereinabove, to reflect any additional expenses levied by any governmental authority or by any public utility companies (including, without limitation, as a result of any new or supplemental tax bills issued by the applicable taxing authority); provided, however, Landlord’s failure to modify such Statement to reflect any such additional expenses and provide such modified Statement to Tenant within eighteen (18) months after Landlord receives any such tax bills or utility bills evidencing such additional expenses shall constitute a waiver of Landlord’s right to so modify such Statement to collect such additional expenses.  If any such revised Statement so delivered shows that an additional Excess is present, then Tenant shall pay to Landlord, within thirty (30) days of receipt of the revised Statement, the amount of the additional Excess.  If any such revised Statement reflects that Tenant has overpaid Tenant’s Share of Operating Expenses, Tax Expenses and Utilities Costs for such Expense Year, Landlord shall, at its option, either credit such overpayment toward Tenant’s next Rent payment(s) under this Lease, or refund the overpayment to Tenant within thirty (30) days after such applicable revised Statement is delivered to Tenant.

4.3.3                     Statement of Estimated Operating Expenses, Tax Expenses and Utilities Costs.  Prior to that date which is thirty (30) days prior to the first day of a new Expense Year, Landlord shall endeavor to give Tenant a yearly expense estimate statement (the “Estimate Statement”) which shall set forth Landlord’s reasonable estimate (the “Estimate”) of what the total amount of Operating Expenses, Tax Expenses and Utilities Costs allocated to the Building pursuant to Section 4.3.4 below for the new Expense Year shall be and the estimated Excess (the “Estimated Excess”), as calculated by comparing Tenant’s Share of Operating Expenses, Tax Expenses and Utilities Costs allocated to the Building, which shall be based upon the Estimate, to Tenant’s Share of Operating Expenses, Tax Expenses and Utilities Costs allocated to the Building for the applicable Base Year.  Such Estimate Statement shall be itemized on a line item by line item basis, showing the applicable estimated Operating Expenses, Tax Expenses and Utilities Costs for such new Expense Year as well as, and with respect to the first Expense Year after the Expense Base Year, the estimated or actual, as applicable, Operating Expenses for the Expense Base Year, the Expenses for the Tax Expense Base Year and the Utilities Costs for the Utilities Base Year.  The failure of Landlord to timely furnish the Estimate Statement for any Expense Year shall not preclude Landlord from enforcing its rights under this Article 4; provided, however, that notwithstanding the anything to the contrary contained in this Section 4.3.3, Tenant shall not be responsible for Tenant’s Share of any Estimated Excess attributable to any Expense Year first billed to Tenant more than two (2) years after the earlier of the expiration of the applicable Expense Year or the Lease Expiration Date, provided that in any event Tenant shall be responsible for Tenant’s Share of Estimated Excess levied by any governmental authority or by any public utility companies at any time following such Expense Year or the Lease Expiration Date, as the case may be, which are attributable to any Expense Year (provided that Landlord delivers Tenant a supplemental statement for such amounts within two (2) years following Landlord’s receipt of the bill therefor).  Tenant shall pay to Landlord the Estimated Excess for each such Expense Year, in monthly installments of one-twelfth (1/12) thereof on the first (1st) business day of each calendar month during such Expense Year; provided, however, if such Estimate Statement is delivered to Tenant after the start of such new Expense Year, Tenant shall pay to Landlord, within thirty (30) days after Tenant’s receipt of the Estimate Statement, a fraction of the Estimated Excess for the then-current Expense Year (reduced by any amounts paid pursuant to the last sentence of this Section 4.3.3).  Such fraction shall have as its numerator the number of months which have elapsed in such current Expense Year to the month of such payment, both months inclusive, and shall have twelve (12) as its denominator.  If at any time (but not more often than once per Expense Year) Landlord determines in good faith that the Excess for an Expense Year is projected to vary from the then Estimated Excess for such Expense Year, Landlord may, by notice to Tenant, revise such Estimated Excess, and Tenant’s monthly installments for the remainder of such Expense Year shall be adjusted so that by the end of such Expense Year Tenant shall have paid to Landlord the revised Estimated Excess for such Expense Year.  Until a new Estimate Statement is furnished, Tenant shall pay monthly, with the monthly Base Rent installments, an amount equal to one-twelfth (1/12) of the Estimated Excess set forth in the previous Estimate Statement delivered by Landlord to Tenant.

4.3.4                     Allocation of Operating Expenses, Tax Expenses and Utilities Costs to the Building.  The parties acknowledge that the Building is part of a multi-building project consisting of the Building, Building E, the Existing Office/Retail Buildings and such other office and/or retail buildings (as Landlord and/or any other owners of land within the Project may elect to construct and include as part of the Project from time to time) (collectively, the “Other Buildings”), and that certain of the costs and expenses incurred in connection with the Project (i.e., certain of the Operating Expenses, Tax Expenses and Utilities Costs) shall be shared among the Building, Building E, the Existing Office/Retail Buildings and such Other Buildings, but certain other costs and expenses which are solely attributable or exclusively pertaining to the Building, Building E, the Existing Office/Retail Buildings and/or such Other Buildings, as applicable, shall be allocated directly to the Building, Building E, Existing Office/Retail Buildings and/or such Other Buildings, respectively.  Accordingly, as set forth in Sections 4.1 and 4.2 above, but subject to the limitations contained in this Section 4.3.4, Operating Expenses, Tax Expenses and Utilities Costs are determined annually for the Project as a whole (excluding, however, any such costs incurred solely by an owner of any Existing Office/Retail Building or Other Buildings which is other than Landlord or a common area association for LNR Warner Center and which do not pertain to shared common costs for the shared common areas of the Project), and a portion of such Operating Expenses, Tax Expenses and Utilities Costs, which portion shall be reasonably determined by Landlord on an equitable basis (based upon sound real estate management principles), shall be allocated to the Building (as opposed to Building E, the Existing Office/Retail Buildings and any such Other Buildings), and such portion so allocated shall be the amount of Operating Expenses, Tax Expenses and Utilities Costs payable with respect to the Building upon which the applicable Tenant’s Share shall be calculated.  Such portion of the Operating Expenses, Tax Expenses and Utilities Costs allocated to the Building and payable by Tenant hereunder shall include all Operating Expenses, Tax Expenses and Utilities Costs which are attributable solely to the Building, and an equitable portion of the Operating Expenses, Tax Expenses and Utilities Costs attributable to the Project as a whole (excluding (i) any costs which relate exclusively to Building E, the Existing Office/Retail Buildings or the Other Buildings and do not pertain to shared common costs for the shared common areas of the Project, or (ii) any such costs incurred solely by an owner of any Existing Office/Retail Building or Other Building which is other than Landlord or a common area association for LNR Warner Center and which do not pertain to shared common costs for the shared common areas of the Project), net of the same costs attributable to the Building.  As examples of such allocation of Operating Expenses, Tax Expenses and Utilities Costs:  (A) with respect to Tax Expenses and Utilities Costs, it is anticipated that Landlord and/or any other owners of Building E or the Existing Buildings or Other Buildings (other than the parking structures to the extent owned and/or managed by the common area association for LNR Warner Center for common use by more than own owner) will receive separate tax bills which separately assess the improvements component of Tax Expenses for each such building, and/or Landlord and such other owners of such buildings may receive separate utilities bills from the utilities companies identifying the Utilities Costs for certain of the utilities costs directly incurred by each such building (as measured by separate meters installed for such building), and such separately assessed Tax Expenses and separately metered Utilities Costs shall be calculated for and allocated separately to each such applicable building; and (B) with respect to repairs and capital improvements to be made to any particular office or retail building, the cost thereof shall be allocated directly to the owners of such applicable buildings, and not included in Operating Expenses for the Project as a whole or allocated to any other owner or building.  In addition, if prior to execution of this Lease or at any time thereafter Landlord has elected or subsequently elects, at its sole option, to subdivide into a separate parcel or parcels of land certain portions of the Phase IV Real Property, including portions on which the Building, Building E and/or the Other Buildings are now or hereafter located and/or certain common area portions of the Project (such as landscaping, public and private streets, driveways, walkways, courtyards, plazas, transportation facilitation areas, accessways and/or parking areas), and/or has separately conveyed or subsequently separately conveys all or any of such parcels to another person or entity (including to any common area association to own, operate and/or maintain same), the Operating Expenses, Tax Expenses and Utilities Costs for such separate parcels of land shall be aggregated (subject to the limitations contained in the foregoing provisions of this Section 4.3.4) and then reasonably allocated by Landlord to the Building, Building E the Existing Office/Retail Buildings and such Other Buildings on a reasonable and equitable basis (based upon sound real estate management principles) as Landlord (and/or any applicable covenants, conditions and restrictions for any such common area association) shall provide from time to time; provided, however, all such allocations shall be consistently applied and implemented in a non-discriminatory manner against Tenant and, if appropriate, the Expense Base Year, Tax Expense Base Year and Utilities Base Year shall be similarly adjusted to reflect such allocation.

4.3.5                     Payment in Installments.  All assessments for Tax Expenses and premiums for insurance coverage which are not specifically charged to Tenant because of what Tenant has done, which can be paid by Landlord in installments without the imposition of fees, penalties or interest, shall be paid by Landlord in the maximum number of installments that are permitted by applicable Law without the imposition of fees, penalties or interest and not included as Operating Expenses and Tax Expenses (as the case may be) except in the Expense Year in which the assessment or premium installment is actually paid; provided, however, that if the prevailing practice in the Comparable Buildings is to pay such assessments or premiums on an earlier basis, and Landlord pays on such earlier basis, such assessments or premiums shall be included in Operating Expenses and/or Tax Expenses (as the case may be), as paid by Landlord.

4.4                               Taxes and Other Charges for Which Tenant Is Directly Responsible.  Tenant shall reimburse Landlord within thirty (30) days after demand for any and all taxes or assessments required to be paid by Landlord (except to the extent included in Tax Expenses by Landlord), excluding state, local and federal personal or corporate income taxes measured by the net income of Landlord from all sources and estate and inheritance taxes, whether or not now customary or within the contemplation of the parties hereto, when:

(i)                                     said taxes are measured by or reasonably attributable to the cost or value of Tenant’s Property (as defined below) located in the Premises, or by the cost or value of any leasehold improvements made in or to the Premises by or for Tenant, to the extent the cost or value of such leasehold improvements exceeds the “Cut-Off Point,” which for purposes hereof shall equal the greater of:  (A) the amount per rentable square foot which Landlord uses as a base value above which Landlord charges other tenants of the Project for real estate taxes attributable to the cost or value of leasehold improvements located in such tenants’ premises; and (B) $50.00 per rentable square foot of the Premises.  To the extent that Landlord enforces the terms of this Section 4.4(i) against Tenant, then Landlord shall not include in Tax Expenses the taxes assessed against any other tenant improvements in the Building or the Project to the extent such taxes relate to the value of such tenant improvements in excess of the Cut-Off Point;

(ii)                                  said taxes are assessed upon or with respect to the possession, leasing, operation, management, maintenance, alteration, repair, use or occupancy by Tenant of the Premises or any portion of the Project (including the Parking Facilities); or

(iii)                               said taxes are assessed upon this transaction or any document to which Tenant is a party creating or transferring an interest or an estate in the Premises.

4.5                               Late Charges.  If any installment of Rent or any other sum due from Tenant shall not be received by Landlord or Landlord’s designee within five (5) business days after written notice from Landlord that said amount is past due, then Tenant shall pay to Landlord a late charge equal to four percent (4%) of the amount due; provided, however, that if Landlord has given Tenant two (2) such delinquency notices in the preceding twelve (12) month period, then the late charge shall be imposed for any subsequent delinquent payment of Rent by Tenant during such 12-month period, without requirement of any notice or cure period.  The late charge shall be deemed Additional Rent and the right to require it shall be in addition to all of Landlord’s other rights and remedies hereunder or at law and shall not be construed as liquidated damages or as limiting Landlord’s remedies in any manner.  In addition to the late charge described above, any Rent or other amounts owing hereunder which are not paid within five (5) business days after written notice from Landlord that said amount is past due shall bear interest from the date due until paid at a rate (the “Interest Rate”) equal to the lower of (i) the then-current prime interest rate as such rate is announced by The Wall Street Journal plus two (2) percentage points, or (ii) the highest rate permitted by applicable Law; provided, however, that if Landlord has given Tenant two (2) such delinquency notices in the preceding twelve (12) month period, then interest shall be imposed for any subsequent delinquent payment of Rent by Tenant during such twelve (12) month period, without requirement of any notice or cure period.

4.6                               Books and Records.  Landlord shall maintain in a safe and orderly manner books and records, or make available such books and records, in Los Angeles and/or Orange Counties in accordance with sound accounting and management practices, consistently applied, reflecting the Operating Expenses, Tax Expenses and Utilities Costs.  Landlord shall maintain such books and records for the Operating Expenses, Tax Expenses and Utilities Costs for each Expense Year for the entirety of the period which ends two (2) years following Landlord’s delivery to Tenant of each such Statement, except that Landlord shall maintain such books and records with respect to each applicable Base Year during the entire Lease Term plus two (2) years after the expiration or sooner termination of the Lease Term.

4.7                               Audit Rights.  Following Tenant’s request, Landlord shall provide Tenant with any supporting documentation in Landlord’s possession for any specific item of Operating Expenses, Tax Expenses and/or Utilities Costs.  If Tenant disputes the amount of the Operating Expenses, Tax Expenses and Utilities Costs set forth in the Statement for the particular Expense Year delivered by Landlord to Tenant pursuant to Section 4.3.2 above (including, without limitation, the applicable Base Year), Tenant shall have the right, at Tenant’s cost, after reasonable notice to Landlord, to have Tenant’s authorized employees (or the Accountant, as defined below) inspect, at Landlord’s office in Los Angeles and/or Orange Counties during normal business hours, Landlord’s books, records and supporting documents concerning the Operating Expenses, Tax Expenses and Utilities Costs for such Expense Year set forth in such Statement; provided, however, Tenant shall have no right to conduct such inspection, have an audit performed by the Accountant as described below, or object to or otherwise dispute the amount of the Operating Expenses, Tax Expenses and Utilities Costs set forth in any such Statement unless Tenant notifies Landlord of such objection and dispute, completes such inspection, and has the Accountant commence and complete such audit within twenty-four (24) months immediately following Landlord’s delivery of the particular Statement in question (the “Review Period”), which Review Period shall also be twenty-four (24) months after Tenant receives the first Statement of Operating Expenses, Tax Expenses and Utilities Costs with respect to Tenant’s right to object, dispute, inspect and audit the Operating Expenses included in the Expense Base Year, the Tax Expenses included in the Tax Expense Base Year and the Utilities Costs included in the Utilities Base Year (except that Tenant shall have the right at any time during the Lease Term to inspect the Operating Expenses included in the Expense Base Year, the Tax Expenses included in the Tax Expense Base Year and the Utilities Costs included in the Utilities Base Year in connection with any objection, dispute, inspection and/or audit of the Operating Expenses, Tax Expenses and/or the Utilities Costs included in any Expense Year after the Expense Base Year, Tax Expense Base Year and Utilities Base Year, it being agreed, however, that Tenant shall only have the right to object to, dispute and/or conduct the audit described hereinbelow of the Operating Expenses included in the Expense Base Year, the Tax Expenses included in the Tax Expense Base Year and the Utilities Costs included in the Utilities Base Year during the first 24-month Review Period described hereinabove); provided, further, that notwithstanding any such timely objection, dispute, inspection, and/or audit, and as a condition precedent to Tenant’s exercise of its right of objection, dispute, inspection and/or audit as set forth in this Section 4.7, Tenant shall not be permitted to withhold payment of, and Tenant shall timely pay to Landlord, the full amounts as required by the provisions of this Article 4 in accordance with such Statement.  Any payments made by Tenant pertaining to any Operating Expenses, Tax Expenses and Utilities Costs that are timely disputed by Tenant pursuant to this Section 4.7 shall be deemed to be made (or have been made) under protest (but does not need to be specifically designated as being made under protest) pending the outcome of any audit of such disputed item which may be performed by the Accountant as described below.  In connection with any such inspection by Tenant and/or audit performed by the Accountant as described below, Landlord and Tenant shall reasonably cooperate with each other so that such inspection and/or audit can be performed pursuant to a mutually acceptable schedule, in an expeditious manner and without undue interference with Landlord’s operation and management of the Project.  If after such inspection and/or request for documentation, Tenant still disputes the amount of the Operating Expenses, Tax Expenses and Utilities Costs set forth in the Statement, Tenant shall have the right, within the Review Period, to cause an independent certified public accountant (which is not paid on a commission or contingency basis) selected by Tenant and reasonably approved by Landlord (the “Accountant”) to complete an audit of Landlord’s books and records to determine the proper amount of the Operating Expenses, Tax Expenses and Utilities Costs incurred and amounts payable by Tenant for the Expense Year which is the subject of such Statement.  Such audit by the Accountant shall be final and binding upon Landlord and Tenant.  If Landlord and Tenant cannot mutually agree as to the identity of the Accountant within fifteen (15) days after Tenant notifies Landlord that Tenant desires an audit to be performed, then the Accountant shall be one of the “Big 4” accounting firms (which is not paid on a commission or contingency basis and is not representing or engaged by Tenant or Landlord in other matters, and has not represented or been engaged by Tenant or Landlord for any matter for the 5-year period preceding the audit), as selected by Tenant and reasonably approved by Landlord.  If such audit reveals that Landlord has over-charged Tenant, then within thirty (30) days after the results of such audit are made available to Landlord, Landlord shall reimburse to Tenant the amount of such over-charge, together with interest at the Interest Rate on the amount of the over-charge.  If the audit reveals that the Tenant was under-charged, then within thirty (30) days after the results of such audit are made available to Tenant, Tenant shall reimburse to Landlord the amount of such under-charge.  Tenant agrees to pay the cost of such audit unless it is subsequently determined that Landlord’s original Statement which was the subject of such audit overstated Operating Expenses, Tax Expenses and Utilities Costs by three percent (3%) or more of the actual Operating Expenses, Tax Expenses and Utilities Costs which was the subject of such audit, in which case all reasonable and documented costs incurred by Tenant in connection with said audit (but not in excess of twice the over-charge) shall be reimbursed by Landlord within thirty (30) days after demand therefor.  The payment by Tenant of any amounts pursuant to this Article 4 shall not preclude Tenant from questioning, during the Review Period, the correctness of the particular Statement in question provided by Landlord, but the failure of Tenant to object thereto, conduct and complete its inspection and have the Accountant conduct the audit as described above prior to the expiration of the Review Period for such Statement shall be conclusively deemed Tenant’s approval of the Statement in question and the amount of Operating Expenses, Tax Expenses and Utilities Costs shown thereon.  If following Tenant’s delivery to Landlord of a written request to make Landlord’s books and records regarding the Operating Expenses, Tax Expenses and Utilities Costs reasonably available to Tenant and/or the Accountant to conduct any such inspection and/or audit described above in this Section 4.7, Landlord fails to make Landlord’s books reasonably available for such purposes during Landlord’s normal business hours, and such failure continues for one (1) business day after Tenant notifies Landlord thereof, then the Review Period shall be extended one (1) day for each such day that Tenant and/or the Accountant, as the case may be, is so prevented from accessing such books and records.  In connection with any inspection and/or audit conducted by Tenant pursuant to this Section 4.7, Tenant agrees to keep, and to cause all of Tenant’s employees and consultants and the Accountant to keep, all of Landlord’s books and records and the audit, and all information pertaining thereto and the results thereof, strictly confidential (except if required by any court to disclose such information or if such information is available from an inspection of public records), and in connection therewith, Tenant shall cause such employees, consultants and the Accountant reviewing Landlord’s books and records to execute such commercially reasonable confidentiality agreements as Landlord may require prior to conducting any such inspections and/or audits.

ARTICLE 5

USE OF PREMISES

5.1                               Use.  Tenant shall use the Premises solely for general office purposes, consistent with the character of the Project as a first-class, multi-tenant office building project, and Tenant shall not use or permit the Premises to be used for any other purpose or purposes whatsoever.  Landlord agrees that the following are deemed to be permitted uses as part of Tenant’s general office use so long as (i) the same (A) are permitted by applicable Laws and the Underlying Documents, (B) conducted in a first-class manner consistent with the character of the Building as a first-class multi-tenant office Building, (C) conducted in compliance with all applicable Laws and the Underlying Documents, and (D) conducted in compliance with and subject to the restrictions set forth below in this Article 5 and elsewhere in this Lease (including Exhibit D attached hereto), (ii) Tenant installs odor, noise and vibration proofing, attenuation and/or insulation materials, devices and improvements approved by Landlord to eliminate odors, noise and vibrations emitting from the Premises with respect to any such uses that emit odors, noise or vibrations beyond the Premises, (iii) Tenant complies with the load requirements for the Premises with respect to any such uses, and (iv) if any such uses (and/or the facilities or equipment therefor) result in, or are reasonably expected by Landlord, after consultation with Tenant, to result in, excess consumption of electricity and/or water as described in Section 6.2.1 below (including, without limitation, the Shower/Fitness/Locker Room Facilities and the Cafeteria/Kitchen Facilities, as such terms are defined below), such electricity and/or water usage may be separately metered (and Landlord may require Tenant to install as part of the initial Tenant Improvements or Alterations [as the case may be], separate meters to determine such usage):  (1) general business and office use; (2) filming, screening rooms, post production, mastering lab and audio-visual presentation rooms, art studio, sound recording areas, audio-rooms, audio-visual studio/stage and audio-visual edit rooms (but only for Tenant’s own use and not to any film company, television company or other third party for a license fee or other compensation to Tenant); and (3) a game room, employee cafeteria, assembly area for company meetings, data center, training rooms, executive briefing rooms, focus rooms, library, conference rooms, team meeting areas, and kitchen areas for the following listed purposes:  (a) dining areas/rooms for the feeding of employees and guests of Tenant (provided Tenant installs appropriate venting, grease traps and other equipment designated and/or approved by Landlord with respect to such uses, facilities and equipment which are Cafeteria/Kitchen Facilities); (b) recreation rooms and fitness/gym facilities (which fitness/gym facilities may include showers, sinks and/or locker rooms to the extent Landlord approves of the plans and specifications therefor pursuant to the provisions of the Tenant Work Letter and/or Article 8 below, as the case may be) for employees of Tenant (provided Tenant installs, pursuant to the provisions of the Tenant Work Letter and/or Article 8 below, as the case may be, appropriate venting, drainage, plumbing, noise vibration and insulation devices and other equipment reasonably designated and/or approved by Landlord with respect to such uses, facilities and equipment therefor which are Shower/Fitness/Locker Room Facilities); (c) vending machines and snack bars for the sale of food, confections, nonalcoholic beverages, newspapers and other convenience items to employees of Tenant; (d) business and mailroom machines, equipment for printing, producing and reproducing forms, circulars and other materials used in connection with the conduct of Tenant’s business, and equipment for the production of such blueprints, photostats and other material as Tenant may require for the transaction of its business, but not for sale to others; (e) libraries for employees of Tenant; (f) computer and other electronic data processing; (g) boardrooms and conference rooms; (h) training and testing rooms for employees and customers of Tenant; (i) facilities for storage of equipment and supplies in connection with the foregoing; and (j) safe and vault areas.  In addition, Tenant shall be entitled to install any signage it desires within the Premises without Landlord’s consent so long as such signage is not placed on or against any exterior window of the Premises or is otherwise visible from outside the Premises, and, if any such signage is attached to any walls, improvements or any other portions of the Premises, Tenant must comply with the provisions of Article 8 below with respect to such installation (or the Tenant Work Letter if such signage is installed during Tenant’s construction of the initial Tenant Improvements, as the case may be).

Tenant further covenants and agrees that it shall not use, or suffer or permit any person or persons to use, the Premises or any part thereof for any use or purpose contrary to the provisions of Exhibit D, attached hereto, or in violation of applicable Laws.  Tenant shall comply with all recorded covenants, conditions and restrictions, and the provisions of all ground or underlying leases, now or hereafter affecting the Project (including, without limitation, that certain Master Declaration of Covenants, Conditions, Restrictions and Reservation of Easements For LNR Warner Center and Termination of Former Declaration dated May 22, 2003 and recorded in the Official Records of Los Angeles County on May 29, 2003 as Instrument No. 03 1519811, as may be amended) (collectively, the (the “Underlying Documents”); provided, however, such compliance obligations shall not apply with respect to any Underlying Documents executed or recorded after the date of this Lease (x) until Tenant has been provided with a copy thereof, or (y) if compliance with such future Underlying Documents would result in an Adverse Condition.  In connection with Tenant’s compliance obligations under any such Laws and/or such recorded covenants, conditions and restrictions, Tenant agrees, to the extent that such is mandatory of Landlord under applicable law or pursuant to any such recorded covenants, conditions and/or restrictions affecting the Project, to:  (I) develop an active recycling program to reduce solid waste, and participate in any such recycling program developed by Landlord or any common area association with or under in such covenants, conditions and restrictions, and/or developed by any local municipalities or governmental agencies having jurisdiction over the Project; (II) use its best efforts to cooperate in and comply with programs which may be reasonably undertaken by Landlord independently, or in cooperation with local municipalities or governmental agencies or other property owners of property within and/or in the vicinity of LNR Warner Center, to reduce peak levels of commuter traffic; such programs may include, but shall not be limited to, carpools, vanpools and other ride sharing programs, public and private transit, and flexible work hours; (III) to the extent any such traffic mitigation programs are deemed mandatory by such local municipalities or government agencies, to comply with such programs (including any programs implemented by Landlord or any common area association under any covenants, conditions and restrictions recorded against the Project; and (IV) in connection with Tenant’s obligations under clauses (II) and (III) hereinabove, Tenant agrees to appoint one of its employees to act as a liaison to the transportation coordinators in any buildings in the Project occupied or leased by Tenant.

5.2                               Hazardous Materials.

5.2.1                     Definitions of Hazardous Materials and Environmental Laws.  As used in this Lease, the term “Hazardous Materials” shall mean and include any substance that is or contains petroleum, asbestos, polychlorinated biphenyls, lead, or any other substance, material or waste which is now or is hereafter classified or considered to be hazardous or toxic under any federal, state or local law, rule, regulation or ordinance relating to pollution or the protection or regulation of human health, natural resources or the environment (collectively, “Environmental Laws”).

5.2.2                     Tenant’s Covenants.  Tenant shall not use or allow another person or entity to use any part of the Premises for the storage, use, treatment, manufacture or sale of Hazardous Material.  Landlord acknowledges, however, that Tenant will maintain products in the Premises which are incidental to the operation of its general office use, including, without limitation, photocopy supplies, secretarial supplies and limited janitorial supplies, which products contain chemicals which are categorized as Hazardous Materials.  Landlord agrees that the use of such products in the Premises in the manner in which such products are designed to be used and in compliance with applicable Laws (including without limitation, Environmental Laws) shall not be a violation by Tenant of this Article 5.

5.2.3                     Indemnity.  Tenant shall indemnify, defend, protect and hold Landlord and the Landlord Parties harmless from and against any and all claims, actions, administrative proceedings (including informal proceedings), judgments, damages, punitive damages, costs of remediation, penalties, fines, costs, liabilities, interest or losses, including reasonable attorneys’ fees and expenses, consultant fees, and expert fees, together with all other costs and expenses of any kind or nature, that arise from or in connection with the presence or release of any Hazardous Materials in or into the air, soil, surface water or groundwater at, on, about, under or within the Premises or Project or any portion thereof, resulting from, attributable to, or caused by Tenant’s, its assignees’ or subtenants’ and/or their respective agents’, employees’, contractors’, licensees’ or invitees’ use, occupancy, and/or activities within the Premises or the Project.  Such indemnity shall survive the expiration or earlier termination of this Lease and shall be in addition and without prejudice to Tenant’s indemnity of Landlord set forth in Section 10.1.1 below

5.2.4                     Landlord’s Representations, Covenants and Indemnity.  Landlord hereby represents and warrants to Tenant that, to Landlord’s actual knowledge without duty of investigation or inquiry, as of the date of execution of this Lease, the Phase IV Real Property does not currently contain any Hazardous Materials in violation of existing applicable Environmental Laws, except as described in the Environmental Reports (as defined below).  Landlord further covenants that during the Lease Term, Landlord shall comply with all Environmental Laws with respect to Landlord’s activities in and around the Building and Project, and in connection therewith, Landlord shall not cause any Hazardous Materials to be introduced in, on or under the Building or Project by Landlord, its agents, employees or contractors in violation of Environmental Laws in effect at the time of such introduction.  As used in this Section 5.2.4, the term “Environmental Reports” collectively refers to the following reports prepared with respect to the Project:  (i) that certain Phase I Environmental Assessment dated August 22, 1997 prepared by McLaren/Hart; (ii) that certain Phase I Environmental Site Assessment dated March 10, 2003 prepared by Geomatrix Consultants, Inc.; (iii) that certain Phase II Environmental Site Assessment dated March 31, 2005 prepared by Geomatrix Consultants, Inc., (iv) that certain No Further Action Letter dated August 23, 2006 from the California Regional Water Quality Control Board, and (v) that certain Phase I Environmental Site Assessment (LNR Warner Center Phase IV) dated March 22, 2007 prepared by Geomatrix Consultants, Inc.  In addition, Landlord shall indemnify, defend and hold Tenant harmless from and against, and Operating Expenses shall not include, the cost of remediation of any Hazardous Materials to the extent (A) existing on the Phase IV Real Property as of the date of execution of this Lease in violation of applicable Environmental Laws at such time, (B) brought upon and/or released by Landlord or any of the Landlord Parties in, on or under the Phase IV Real Property in violation of applicable Environmental Laws at the time such Hazardous Materials where brought upon and/or released in, on or under the Phase IV Real Property, and/or (C) resulting from Landlord’s breach of its representations and/or covenants set forth above in this Section 5.2.4.  Such indemnity shall survive the expiration or earlier termination of this Lease and shall be in addition and without prejudice to Landlord’s indemnity of Tenant set forth in Section 10.1.2 below.  For purposes hereof, “costs of remediation” shall mean the costs associated with the investigation, testing, monitoring, containment, removal, remediation, cleanup and/or abatement of any release of any such Hazardous Materials described in the immediately preceding sentence as necessary to comply with any applicable Environmental Laws.

ARTICLE 6

SERVICES AND UTILITIES

6.1                               Standard Tenant Services.  Throughout the Lease Term, Landlord shall manage and operate the Building in a first-class manner consistent with the Comparable Buildings, and provide the following services as part of Operating Expenses and/or Utilities Costs at all times on all days during the Lease Term in a first-class manner consistent with the Comparable Buildings, unless otherwise stated below.

6.1.1                     Subject to all governmental rules, regulations and guidelines applicable thereto, Landlord shall provide HVAC from the HVAC system installed by Landlord as part of the Base, Shell and Core (the “Base Building HVAC System”) when necessary for normal comfort for normal office use in the Premises during the Business Hours (as defined below) so as to maintain temperatures within the Premises within the range of temperatures that are consistent with the design specifications of the Base Building HVAC System as set forth in Exhibit G attached hereto, subject to Tenant’s obligation to install and maintain appropriate equipment to distribute the HVAC throughout the Premises from the Base Building HVAC System, and subject to extraordinary hot or cold weather periods, unusual heat loads caused by Tenant’s use of the Premises, any use of the Premises for other than general office use, brown outs and/or other Force Majeure events.  Landlord shall use commercially reasonable efforts to cause the Base Building HVAC System to materially perform in accordance with such design specifications (as determined without regard to the Tenant Improvements or any alterations or Tenant’s Property installed or to be installed by Tenant therein, and without regard to distribution of the Base Building HVAC System to the Premises or the premises of other tenants in the Building), subject to extraordinary hot or cold weather periods, brown-outs, any use of the Premises for other general office use, and/or other Force Majeure events.  As used herein, “Business Hours” shall mean 8:00 a.m. to 6:00 p.m.  Monday through Friday, and 9:00 a.m. to 1:00 p.m. on Saturday, except for the date of observation of New Year’s Day, Presidents’ Day, Memorial Day, Independence Day, Labor Day, Thanksgiving Day and Christmas Day (collectively, the “Holidays”).

6.1.2                     Landlord shall provide, twenty-four (24) hours per day, seven (7) days per week, adequate electrical wiring and facilities and power for normal general office use as reasonably determined by Landlord, which in no event shall be less than five (5) watts per rentable square foot of the Premises for connected electrical load of 120/208 voltage power equipment (excluding the Base Building HVAC System), and one (1) watt per rentable square foot of the Premises for connected electrical load for 277/480 voltage power equipment.  Upon request, Landlord shall replace lamps, starters and ballasts for Building standard lighting fixtures, the cost of which shall be included in Operating Expenses.  Tenant shall bear the cost of replacement of all lamps, starters and ballasts for non-Building standard lighting fixtures within the Premises.

6.1.3                     Landlord shall provide in compliance with applicable Laws for normal office use, twenty-four (24) hours per day, seven (7) days per week, city water from the regular building outlets for drinking, lavatory and toilet purposes for normal office use, and for use in kitchen and other eating areas within the Premises for normal office use.

6.1.4                     Landlord shall provide janitorial services five (5) days per week, except the date of observation of the Holidays, in and about the Premises in accordance with the janitorial specifications attached hereto as Exhibit I (which are subject to change by Landlord provided that the overall level of the janitorial services provided by Landlord are not reduced below the level set forth in the specifications attached hereto as Exhibit I).  Tenant shall, upon providing Landlord with at least forty-five (45) days’ prior written notice, have the right, at Tenant’s sole cost and expense, to provide janitorial services which are in addition to the janitorial services to be provided by Landlord as described hereinabove, subject to the following conditions:  (i) all of Tenant’s personnel performing such services shall perform same in a manner that will not unreasonably interfere with the janitorial services provided by Landlord for the Project, and shall abide by Landlord’s reasonable rules, regulations and procedures in connection therewith; (ii) all such services must be performed in a first-class manner (in a manner comparable to the provision of such services by the landlords of the Comparable Buildings); and (iii) all such personnel of any third party vendors performing such janitorial services must be reasonably approved by Landlord and shall not create labor disharmony at the Project (and at Landlord’s request, all third party vendors providing such services shall be union labor in compliance with the labor agreements affecting the Project).  Landlord shall also provide exterior window washing services no less than twice per year.

6.1.5                     Landlord shall provide nonexclusive automatic passenger elevator service twenty-four (24) hours per day, seven (7) days per week.

6.1.6                     Landlord shall provide twenty-four (24) hours per day, every day of the year, Project security equipment personnel, procedures and systems as determined by Landlord (which may or may not include on-site security guards within the Building, but instead include roving security guard(s) within the Project).  Such security systems for the Building currently include card-key access to the Building after the normal business hours for the Building.  Although Landlord agrees to provide such security personnel, notwithstanding anything to the contrary contained in this Lease, subject to the provisions of Section 10.1 below, neither Landlord nor the Landlord Parties shall be liable for, and Landlord and the Landlord Parties are hereby released from any responsibility for any damage either to person or property sustained by Tenant in connection with or arising from any acts or omissions of such security personnel.  Subject to Tenant’s compliance with and Landlord’s rights under the Tenant Work Letter and Article 8 below, and subject to Landlord’s entry rights in Article 23 below, Tenant shall be permitted to install, at Tenant’s sole cost and expense, its own security system in the Premises (which may include key card readers at the entry doors to the Premises and any First Offer Space and/or Rejected First Offer Space leased by Tenant pursuant to Section 1.4 above) (collectively, “Tenant’s Security System”); provided, however that Tenant shall pay for any increased costs of maintenance, repairs and other services necessitated by or resulting from Tenant’s Security System (and related Alterations) and coordinate the installation and operation of Tenant’s Security System (and related Alterations) with Landlord to assure that Tenant’s Security System (and related Alterations) are compatible with Landlord’s security system; provided, further, that no Design Problem (as defined in Section 8.1 below) exists.  In connection with Tenant’s installation of Tenant’s Security System, Tenant shall provide to Landlord, commencing with the installation of Tenant’s Security System in the Premises, the telephone number(s) of an authorized representative of Tenant to whom Landlord shall give reasonable prior notice (as reasonably determined by Landlord under the circumstances, but in no event less than forty-eight (48) hours’ prior written notice, unless in an emergency in which Landlord believes that life, property, safety, or security is in jeopardy and/or unless such entry is otherwise made in accordance with Article 23 below) if Landlord must enter the Premises pursuant to Article 23 hereof, but in no event shall Landlord, following Landlord’s provision of such reasonable notice to Tenant’s authorized representative, be obligated to delay Landlord’s entry into the Premises or to monitor or otherwise operate Tenant’s Security System while inside the Premises.  Landlord and Tenant acknowledge and agree that nothing contained in this Section 6.1.6 shall be construed to limit the rights of Landlord under Article 23 below.

6.1.7                     Landlord shall provide a commercially reasonable system pursuant to which Tenant, in the event of an emergency, may promptly contact the Building manager and Building engineer or their equivalent twenty-four (24) hours per day, seven (7) days per week (whether or not within the Business Hours).

6.2                               Overstandard Tenant Use; Supplemental HVAC.

6.2.1                     Overstandard Tenant Use.  Tenant shall not, without Landlord’s prior written consent (which consent shall not be unreasonably withheld, conditioned or delayed):  (i) use heat-generating machines, machines other than normal office machines, or equipment or lighting other than Building standard lights in the Premises, which may adversely affect the temperature otherwise maintained by the air conditioning system; or (ii) materially increase the water (unless Tenant agrees to pay for such excess water) normally furnished for the normal office use for the Premises by Landlord pursuant to the terms of Section 6.1.3 above, it being acknowledged and agreed by Tenant that any water provided to the showers, toilets (which shall be “quiet tank” toilets), sinks and other facilities within any fitness, gym and/or locker rooms installed in the Premises (collectively, the “Shower/Fitness/Locker Room Facilities”) and/or to any cafeterias and/or dining rooms and the kitchen/food preparation areas therefor, other than small lunch rooms (collectively, the “Cafeteria/Kitchen Facilities”) shall be considered excess or non-normal office water usage for purposes of this Section 6.2.1, the cost of which shall be paid for by Tenant pursuant to the following provisions of this Section 6.2.1.  Tenant further acknowledges and agrees that Tenant shall be solely responsible for providing, at Tenant’s expense, any hot or heated water for the Shower/Fitness/Locker Room Facilities, the Cafeteria/Kitchen Facilities and any other facilities or areas of the Premises where hot water is required (via tankless water heaters and/or insta-hot or similar non-water tanks heating systems approved by Landlord).  If any such Shower/Fitness/Locker Room Facilities are installed in the Premises, Landlord shall permit Tenant, at Tenant’s expense (subject to Landlord’s contribution of the Tenant Improvement Allowance toward such costs in accordance with the provisions of the Tenant Work Letter, if applicable) and subject to Landlord’s reasonable approval of the plans and specifications therefor, to tie into the existing cold water loop on the floor of the Premises and the exhaust fan for the core restrooms on such floor as reasonably necessary for the operation of the Shower/Fitness/Locker Room Facilities.  In addition to the foregoing restrictions, Tenant shall not use electricity in the Premises in excess of the capacity of the electricity feeders and risers serving the Premises.  If Tenant uses water in excess of the quantities to be provided by Landlord for normal office use as described hereinabove, or if Tenant’s consumption of electricity shall exceed five (5) watts per rentable square foot of the Premises for connected electrical load of 120/208 voltage power equipment (exclusive of the Base Building HVAC System and the Building elevators) and one (1) watt per rentable square foot of the Premises for connected electrical load for 277/480 voltage power equipment, calculated on an average annualized basis for the Business Hours described in Section 6.1.1 above, then:  (A) Tenant shall pay to Landlord, within thirty (30) days after billing, Landlord’s actual cost to provide such excess consumption to Tenant, which actual cost may include (1) the actual cost of such excess consumption payable to the applicable service provider, (2) the actual cost of the installation, operation, and maintenance of equipment (if any) which is installed in order to supply such excess consumption, and (3) the cost of the increased wear and tear and depreciation on existing equipment caused by such excess consumption, as reasonably determined by Landlord; and (B) Landlord may install devices to separately meter any such excess use, and in such event Tenant shall pay to Landlord the cost of such additional metering devices within thirty (30) days after demand therefor (or Landlord may require Tenant to install such separate metering devices as part of the initial Tenant Improvements and/or Alterations if Landlord reasonably contemplates [after consultation with Tenant] that there will be such excess use, such as for example, with respect to the Shower/Fitness/Locker Room Facilities and Cafeteria/Kitchen Facilities described hereinabove, and Tenant shall pay for the costs of such separate metering devices, subject to Landlord’s contribution of the Tenant Improvement Allowance toward such costs in accordance with the provisions of the Tenant Work Letter, if applicable).

6.2.2                     Supplemental HVAC.  Notwithstanding Section 6.2.1 above to the contrary, Tenant shall have the right, at Tenant’s expense, and subject to Tenant obtaining all applicable governmental approvals therefor, to install subject and pursuant to the provisions of Article 8 below (or as part of the initial Tenant Improvements subject and pursuant to the Tenant Work Letter), (i) separate supplemental heating, ventilation and air conditioning units in the Premises to provide supplemental HVAC for certain portions of the Premises (collectively, the “Premises HVAC Units”) and/or (ii) separate heating, ventilation and air conditioning units/system on the roof of the Building to provide supplemental HVAC for certain portions of the Premises, which roof top HVAC units/system may consist of a split HVAC system with cooling equipment and shall include duct work and other connections from the roof to the Premises (collectively, the “Supplemental Roof-Top HVAC System”).  The Premises HVAC Units and the Supplemental Roof-Top HVAC System (collectively, the “Supplemental HVAC Equipment”), if so installed, shall be of such size, capacity and all other specifications as shall be reasonably approved by the parties as part of the plans and drawings for such Alterations (or the Construction Drawings for such initial Tenant Improvements, as the case may be); provided, however, (A) as a condition to Landlord’s consent to the installation and use of any such Supplemental HVAC Equipment, Landlord may require that such Supplemental HVAC Equipment not be connected or tied to the Base Building HVAC System, and (B) with respect to the Supplemental Roof-Top HVAC System, (1) Tenant shall only be permitted to install the Supplemental Roof-Top HVAC System if the same would not (and only in a manner which would not) void any of Landlord’s roof warranties, (2) unless Landlord elects that Tenant perform such work, Landlord shall perform the roof and wall penetration work required to connect the Supplemental Roof-Top HVAC System to the Premises and provide pads and structural support for the Supplemental Roof-Top HVAC System (collectively, the “Landlord’s Roof Work”), at Tenant’s cost, which costs (collectively, “Landlord’s Roof Costs”) shall be reasonably consistent with competitive based pricing and shall be paid for by Tenant within thirty (30) days after invoice (or deducted from the Tenant Improvement Allowance if the Supplemental Roof-Top HVAC System is installed by Tenant as part of the initial Tenant Improvements subject and pursuant to the Tenant Work Letter), and (3) Tenant’s use of and access to the Supplemental Roof-Top HVAC System shall be in accordance with and subject to the applicable provisions set forth in Section 26.29 below.  Following the installation of the applicable Supplemental HVAC Equipment:  (w) the electrical usage for such Supplemental HVAC Equipment shall be separately metered, at Tenant’s sole cost and expense, by metering devices installed by Tenant as part of such Supplemental HVAC Equipment; (x) Tenant shall, within thirty (30) days after Tenant’s receipt of invoice by Landlord, pay to Landlord or reimburse Landlord for the actual electrical costs charged by the entity providing electricity to such Supplemental HVAC Equipment; (y) Tenant shall be responsible for repair and maintenance of such Supplemental HVAC Equipment at Tenant’s sole cost and expense and in connection therewith, Tenant shall, throughout the Lease Term, maintain a service and/or maintenance contract for such Supplemental HVAC Equipment, with a service provider reasonably approved by Landlord, which service provider shall perform all maintenance and repair on such Supplemental HVAC Equipment and (z) upon request, Tenant shall provide to Landlord a copy of periodic service reports for such Supplemental HVAC Equipment, as such reports are received by Tenant.  Tenant’s obligations regarding removal of the Supplemental HVAC Equipment at the expiration or earlier termination of this Lease shall be as set forth in Section 15.2 below.

6.2.3                     After-Hours HVAC.  If Tenant desires to use HVAC in the Premises (from other than the Supplemental HVAC Equipment, if applicable) during hours other than the Business Hours pursuant to the terms of Section 6.1.1 above:  (i) Tenant shall give Landlord such prior notice, as Landlord shall from time to time establish as appropriate (which notice is anticipated to be accomplished through telephonic dial-up and access via computer codes), of Tenant’s desired use thereof and the specific floor(s) of the Premises as to which such after-hours HVAC is desired; (ii) Landlord shall supply such after-hours HVAC to such specific floor(s) of the Premises so specified by Tenant at an initial hourly cost equal to Fifty Dollars ($50.00) per hour per such applicable floor (which hourly rate shall be subject to increase from time to time to reflect actual increases in Landlord’s costs to provide such after-hours HVAC); and (iii) Tenant shall pay such cost to Landlord as Additional Rent within thirty (30) days after Tenant’s receipt of an invoice therefor from Landlord (which invoice shall include a detailed description of the applicable charges); provided, however, for each year of the initial Lease Term, Tenant shall be entitled to receive the first 25 hours of after-hours HVAC used during such year at no charge (it being agreed by Tenant that (A) any such free after-hours HVAC hours that are not used by Tenant in any particular year may not be used in or carried forward or backward to any subsequent or prior year or years, and (B) Tenant’s right to such free after-hours HVAC is personal to the Original Tenant and any Affiliate Assignee, and may not be assigned, exercised or used, voluntarily or involuntarily, by or to, any person or entity other than the Original Tenant or such Affiliate Assignee).

6.2.4                     Exclusion from Operating Expenses and Utilities Costs.  All electricity and other utility charges to the extent paid directly by Tenant to Landlord pursuant to this Section 6.2 and/or paid directly by other tenants of the Building shall be excluded from Operating Expenses and Utilities Costs.

6.3                               Interruption of Use.  Subject to Landlord’s indemnity of Tenant in Section 10.1.2 below and subject to the abatement provisions in Section 6.6 below, Tenant agrees that Landlord shall not be liable for damages, by abatement of Rent or otherwise, for failure to furnish or delay in furnishing any service (including telephone and telecommunication services), or for any diminution in the quality or quantity thereof, when such failure or delay or diminution is occasioned, in whole or in part, by repairs, replacements, or improvements (and Landlord agrees to perform any non-emergency work during non-Business Hours unless otherwise reasonably approved by Tenant), by any strike, lockout or other labor trouble, by inability to secure electricity, gas, water, or other fuel at the Building or Project, by any accident or casualty whatsoever, by act or default of Tenant or other parties, or by any other cause; and such failures or delays or diminution shall never be deemed to constitute an eviction or disturbance of Tenant’s use and possession of the Premises (subject, however, to Landlord’s covenant of quiet enjoyment in Article 20 below) or relieve Tenant from paying Rent or performing any of its obligations under this Lease (except as provided in Section 6.6 below); provided, however, that Landlord shall use commercially reasonable and diligent efforts to restore such service as soon as commercially practicable to the extent the restoration of the same is not the obligation of Tenant, the utility company or other third party.  Furthermore, except as expressly provided in Section 10.1.2 below, Landlord shall not be liable under any circumstances for a loss of, or injury to, property or for injury to, or interference with, Tenant’s business, including, without limitation, loss of profits, however occurring, through or in connection with or incidental to a failure to furnish any of the services or utilities as set forth in this Article 6.

6.4                               Additional Services.  Landlord shall have the right, but not the obligation, to provide any additional services which may be requested in writing by Tenant, including, without limitation, locksmithing, lamp replacement, additional janitorial service, and additional repairs and maintenance, provided that Tenant shall pay to Landlord within thirty (30) days after billing, the sum of all actual costs to Landlord of such additional services plus an administration fee equal to three percent (3%) of such actual costs.  Charges for any service for which Tenant is required to pay from time to time hereunder shall be deemed Additional Rent hereunder, and shall be billed on a monthly basis.  As used herein, the “actual cost” shall mean the actual out-of-pocket incremental extra costs to Landlord to provide any additional services charged by utility companies and/or any other third party providers, without mark-up for profit, overhead, depreciation or administrative costs (except as otherwise expressly provided herein to the contrary).  To the extent the entire salary of any individual personnel providing any additional services to Tenant pursuant to this Section 6.4 is included in Operating Expenses, actual cost shall not include, and Tenant shall not be required to pay, an additional amount above the administrative and/or surcharges specifically set forth in this Lease for use of such personnel (except to the extent such personnel is utilized by Tenant on an overtime basis).

6.5                               Access to Premises.  Subject to all of the terms and conditions of this Lease, including the Rules and Regulations attached hereto as Exhibit D, and all applicable Laws, Tenant shall have access to the Premises twenty-four (24) hours per day, seven (7) days per week.

6.6                               Abatement of Rent.  If Tenant is prevented from using, and does not use, the Premises or any portion thereof, as a result of (i) Landlord’s failure to provide electricity, water or HVAC to the Premises as required to be provided in Sections 6.1.1, 6.1.2 or 6.1.3 above, (ii) any activities undertaken by Landlord or Construction performed by Landlord after the Lease Commencement Date pursuant to Article 23 and/or Section 26.28 below, (iii) any failure by Landlord to provide access to the Premises, or access to, or use of, those parking passes within the Parking Allotment which Tenant has elected to rent pursuant to Section 24.1 below (to the extent reasonable replacement parking passes are not provided by Landlord), (iv) any failure by Landlord to perform any maintenance, repairs or replacements required to be performed by Landlord pursuant to Section 7.2 below prior to the expiration of the Outside Repair Period (as defined in Section 7.3 below), or (v) the presence of Hazardous Materials in, on or around the Building, the Premises or the Phase IV Real Property which were not caused or introduced by Tenant or Tenant’s agents, employees, licensees or invitees, and which Hazardous Materials pose a material and significant health risk to occupants of the Premises as determined by applicable governmental authorities pursuant to applicable Environmental Laws by written notice delivered to Landlord and Tenant (each, an “Abatement Event”), then Tenant shall give Landlord notice of such Abatement Event.  If such Abatement Event continues for five (5) consecutive business days or twelve (12) non-consecutive business days in any twelve (12) consecutive month period after Landlord’s receipt of any such notice from Tenant (“Eligibility Period”), then during the period from and after the first (1st) day following the Eligibility Period and continuing until such time that Tenant continues to be so prevented from using, and does not use, the Premises or a portion thereof (the “Unusable Area”):  (A) Tenant’s obligation to pay Base Rent and Tenant’s Share of increases in Operating Expenses, Tax Expenses and Utilities Costs shall be abated or reduced, as the case may be, in the proportion that the rentable square feet of the Unusable Area, bears to the total rentable square feet of the Premises; and (B) Tenant’s obligation to pay parking charges for the Parking Passes (as defined below) then-rented by Tenant shall be abated to the extent Tenant does not use such Parking Passes as a direct result of Tenant’s being prevented from using and not using the Unusable Area, but not in excess of four (4) parking passes for every 1,000 rentable square feet of the Unusable Area.  However, if (1) due to an Abatement Event less than all of the Premises, but substantial or critical portions of the Premises (such as, for example, Tenant’s computer and data rooms in the Premises), are unfit for occupancy and not used by Tenant beyond the Eligibility Period, (2) as a result thereof, the remainder of the Premises is not sufficient to allow Tenant to effectively conduct its business therein, and (3) Tenant does not conduct its business from the Unusable Area of such substantial or critical portions of the Premises affected by such Abatement Event and such remaining portion, then (x) the Base Rent and Tenant’s Share of increases in Operating Expenses, Tax Expenses and Utilities Costs for the entire Premises shall be abated for such time after the expiration of the Eligibility Period that Tenant continues to be so prevented from using, and does not use, the entire Premises, and (y) Tenant’s obligation to pay parking charges for all of the Parking Passes then-rented by Tenant shall be abated for such time after the expiration of the Eligibility Period that Tenant continues to be so prevented from using, and does not use, the entire Premises, but only to the extent Tenant does not use such Parking Passes as a direct result of Tenant’s being prevented from using and not using the entire Premises; if, however, Tenant reoccupies any portion of the Premises during such abatement period, then the Base Rent and Tenant’s Share of increases in Operating Expenses, Tax Expenses and Utilities Costs and parking charges for the Parking Passes then-rented by Tenant allocable to such reoccupied portion, based on the proportion that the rentable square feet of such reoccupied portion of the Premises bears to the total rentable square feet of the Premises, shall be payable by Tenant from the date Tenant reoccupies such portion of the Premises.  As a clarification of the immediately preceding sentence, if Tenant uses Tenant’s computer and data rooms in the Premises following an Abatement Event, such use shall not preclude Tenant from receiving abatement of the Base Rent, Tenant’s Share of increases in Operating Expenses, Tax Expenses and Utilities Costs and parking charges for the remainder of the Premises as and to the extent otherwise permitted in the immediately preceding sentence, but if such computer and data rooms are so used, such areas shall not be eligible for any such abatement during the period of such use.  If Tenant’s right to abatement pursuant to the foregoing provisions of this Section 6.6 occurs during a free rent period which arises after the Lease Commencement Date, Tenant’s free rent period shall be extended for the number of days that the abatement period overlapped the free rent period (“Overlap Period”).  Landlord shall have the right to extend the Lease Expiration Date for a period of time equal to the Overlap Period if Landlord sends a Notice to Tenant of such election within thirty (30) days following the end of the extended free rent period.

In addition, during any period following the Eligibility Period that Tenant is so prevented from using and does not use the Unusable Area and is entitled to abatement of Base Rent and Tenant’s Share of increases in Operating Expenses, Tax Expenses and Utilities Costs and parking charges as provided hereinabove, Landlord shall pay to Tenant, to the extent covered by insurance retained by Landlord as part of Operating Expenses, any incremental reasonable, out-of-pocket expense that the Tenant incurs in temporarily relocating the functions previously performed in the Unusable Area to a different location.  For this purpose, an incremental expense shall be any expense that the Tenant incurs in temporarily relocating from the Unusable Area to a temporary location and then relocating back to the Unusable Area (after such area has been made fit for Tenant’s Permitted Use) that Tenant would not have had to incur but for such relocation.

Such right to abate Base Rent, Tenant’s Share of increases in Operating Expenses, Tax Expenses and Utilities Costs, and parking charges (and right to receive any such incremental out-of-pocket temporary relocation expenses) shall be Tenant’s sole and exclusive remedy at law or in equity for an Abatement Event; provided, however, that (a) nothing in this Section 6.6 shall impair Tenant’s rights under Section 19.7 below, and (b) if Landlord has not cured such Abatement Event within nine (9) months after receipt of notice from Tenant of such Abatement Event, Tenant shall have the right to terminate this Lease during the first ten (10) business days of each calendar month following the end of such nine (9) month period until such time as Landlord has cured the Abatement Event, which right may be exercised only by delivery of thirty (30) days’ prior notice to Landlord (the “Abatement Event Termination Notice”) during such ten (10) business-day period, and shall be effective as of a date set forth in the Abatement Event Termination Notice (the “Abatement Event Termination Date”), which Abatement Event Termination Date shall not be less than thirty (30) days, and not more than one hundred twenty (120) days, following the delivery of the Abatement Event Termination Notice.  Notwithstanding the foregoing to the contrary:  (I) Tenant’s Abatement Event Termination Notice shall be null and void (but only in connection with the first Abatement Event Termination Notice sent by Tenant with respect to each separate Abatement Event) if Landlord cures such Abatement Event within such thirty (30) day period following receipt of such Abatement Event Termination Notice; and (II) Tenant shall not have the right to terminate this Lease pursuant to the terms of this Section 6.6, if, as of the date of delivery by Tenant of the Abatement Event Termination Notice, (x) the first trust deed holder of the Building (the “Bank”) has recorded a notice of default on the Building or filed a notice evidencing a legal action by the Bank against Landlord on the Building, (y) the Bank diligently proceeds to gain possession of the Premises and, to the extent Bank does gain possession of the Premises, the Bank diligently proceeds to cure such Abatement Event, and (z) the Bank cures such Abatement Event within ninety (90) days after the Bank gains possession of the Premises.

If Tenant’s right to abatement and/or termination pursuant to the foregoing provisions of this Section 6.6 occurs because of a damage or destruction pursuant to Article 11 or a taking pursuant to Article 13, then (I) the Eligibility Period set forth hereinabove shall not be applicable, and (II) Tenant’s termination right provided hereinabove shall not be applicable, as such abatement and termination rights shall be governed by Articles 11 and 13 below, respectively, and this Section 6.6.

6.7                               Telecommunications and Internet Providers.  Subject to Tenant’s compliance with all applicable Laws, Tenant shall be permitted, at its sole cost and expense, to contract with any telecommunications and/or internet provider(s) of its choice to provide telecommunications and/or internet service to the Premises; provided, however, such telecommunications and/or internet provider shall be subject to Landlord’s approval, which approval shall not be unreasonably withheld or conditioned, and shall be granted or denied within five (5) business days after Tenant’s request for approval is delivered to Landlord.  At Tenant’s expense, and subject to Tenant’s compliance with the provisions of Section 26.29 below, Landlord shall (i) provide Tenant and/or such approved telecommunications and/or internet provider(s) with non-exclusive access to the Building’s existing common use risers (to the extent Landlord has riser space available) and non-exclusive access to one (1) of the Building’s existing 4” risers which extends from the Building’s MPOE to the 4th Floor Space and then to the roof, for the purpose of installing any cabling and equipment necessary to provide such telecommunications and/or internet service, and (ii) reasonably cooperate with Tenant, at no cost to Landlord, to allow such providers to utilize Landlord’s existing easements and/or seeking new easements reasonably approved by Landlord over adjacent properties for such purposes consistent with the Underlying Documents; provided, however, any such access, installation, operation and/or repair of any such equipment shall not interfere with or adversely affect Landlord, other tenants of the Building, or the condition or operation of the Building and/or Building’s Systems and Equipment, and shall be subject to a mutually acceptable access agreement to be entered into by Landlord, Tenant and such provider(s) prior to any such access or installation.

6.8                               Tenant’s Option to Provide Certain Services.  Notwithstanding anything to the contrary contained in this Lease (including, without limitation, Article 4 above and this Article 6), in addition to Tenant’s rights set forth in Section 6.1.4 above, Tenant may, at any time and from time to time, upon providing Landlord with at least sixty (60) days’ prior written notice, elect to have any of Tenant’s employees (or third party vendors reasonably approved by Landlord) perform all or some of the following services for the Premises:  day porter, handyman, non-Building Systems and Equipment engineer, locksmith (with any locks to be compatible and consistent with the Building’s master key system) and the purchase and provision of materials and supplies for all or any of the same; provided, however, that (i) all personnel performing such services shall abide by Landlord’s reasonable rules, regulations and procedures in connection therewith, (ii) such services shall be performed in a first-class manner (in a manner comparable to the provision of such services by the landlords of Comparable Buildings), (iii) such personnel of third party vendors shall not create labor disharmony at the Project (and at Landlord’s request, all third party vendors providing such services shall be union labor in compliance with the labor agreements affecting the Project), and (iv) to the extent any such services would otherwise have been performed by Landlord as part of Operating Expenses and not as an additional service pursuant to Section 6.4 above, during the period that any such services are so provided by Tenant in lieu of Landlord providing same, the costs of providing such services to the Premises and the costs incurred by Landlord in providing such services to the premises of other tenants in the Building shall be excluded from Operating Expenses for each Expense Year (or partial Expense Year) thereafter with a corresponding reduction in the costs component for such services contained in Operating Expenses for the Expense Base Year.

ARTICLE 7

REPAIRS

7.1                               Tenant’s Repairs.  Subject to Landlord’s repair obligations in Section 7.2 and to the provisions of Articles 11 and 13 below, Tenant shall, at Tenant’s own expense, keep the Premises and all portions thereof which were not constructed or installed by or on behalf of Landlord as part of the Base, Shell and Core, including all improvements, fixtures, equipment and furnishings therein (including, without limitation, all non-Base, Shell and Core systems and equipment within the Premises, including all components and equipment and systems located within the Premises that provide distribution from the Base, Shell and Core systems and equipment to the Premises), in good order, repair and condition at all times during the Lease Term, except for ordinary wear and tear and casualty damage which is not specifically made the responsibility of Tenant under this Lease.  In connection with such repair obligations, Tenant shall, at Tenant’s own expense but subject to the prior approval of Landlord to the extent required under Article 8 (which approval shall not be unreasonably withheld, conditioned or delayed), promptly and adequately repair all damage to the Premises and replace or repair all damaged or broken fixtures and appurtenances; provided however, that, at Landlord’s option, or if Tenant fails to make such repairs within a reasonable period of time and after Landlord has notified Tenant of its intention to do so, Landlord may, but need not, make such repairs and replacements, and Tenant shall pay to Landlord, within thirty (30) days after invoice, the actual, reasonable and documented costs thereof, plus an administration fee equal to five percent (5%) of such costs.  Landlord may, but shall not be required to, enter the Premises in accordance with the provisions of Article 23 below, to make such repairs, alterations, improvements and additions to the Premises or to the Building or to any equipment located in the Building as shall be necessary or desirable in connection with the first-class management and operation standards for the Building set forth herein, and/or as may be required for Landlord to comply with the provisions of this Lease and/or as may be required by applicable laws and/or governmental or quasi-governmental authority or court order or decree.  Landlord shall use commercially reasonable efforts to minimize interference with Tenant’s use of and access to the Premises during Landlord’s entry into the Premises to perform such work pursuant to the foregoing provisions of this Section 7.1, including, performing any non-emergency work outside of the Business Hours to the extent commercially practicable and not typically performed by Landlord during the Business Hours.

7.2                               Landlord’s Repairs.  Anything contained in Section 7.1 above to the contrary notwithstanding, subject to Articles 11 and 13 below, at all times during the Lease Term Landlord shall repair and maintain in good order, condition and repair and in a manner generally consistent with the maintenance and repair standards of the Comparable Buildings, the structural portions of the Building (including, without limitation, foundations, exterior walls, bearing walls, support beams, columns, shafts, elevator cabs and fire stairwells), the exterior windows of the Building, the roof of the Building, the Base, Shell and Core components of the Building (including the restrooms originally installed as part of the Base, Shell and Core and the mechanical, electrical and telephone closets), the Systems and Equipment of the Building located outside the Premises (and inside the Premises to the extent part of the Base, Shell and Core), and the common areas of the Building (and the common areas of the Phase IV Real Property to the extent such repair and maintenance obligations are not the obligations of any common area association); provided, however, to the extent such Landlord-required maintenance and repairs are required to be performed as a result of the negligence or willful misconduct or omission of any duty by Tenant, its agents, employees, licensees or invitees, Tenant shall pay to Landlord as additional rent, the reasonable, actual and documented cost of such maintenance and repairs (but only to the extent such cost is not covered by Landlord’s insurance obtained pursuant to Section 10.2 below).  There shall be no abatement of rent (except as provided in Section 6.6 above) and except as provided in Section 10.1.2 below, no liability of Landlord (including any liability for any injury to or interference with Tenant’s business) arising from the making of or failure to make any repairs, alterations or improvements in or to any portion of the Project, the Building or the Premises or in or to fixtures, appurtenances and equipment therein.  Subject to Section 7.3 below, Tenant hereby waives and releases its right to make repairs at Landlord’s expense under Sections 1941 and 1942 of the California Civil Code, or under any similar law, statute, or ordinance now or hereafter in effect.  Notwithstanding the foregoing or anything in this Lease to the contrary, Tenant shall not be required to make any repair to, modification of, or addition to the Base, Shell and Core of the Building, and/or the Systems and Equipment of the Building and Project located outside the Premises (and inside the Premises to the extent part of the Base, Shell and Core), except and to the extent required because of (i) any Alterations or Tenant Improvements installed by or on behalf of Tenant, (ii) the negligence or willful misconduct or omission of any duty by or of Tenant or Tenant’s agents, contractors, employees, licensees or invitees that is not covered by insurance obtained, or required to be obtained by, Landlord as part of Operating Expenses and as to which the waiver of subrogation applies, and/or (iii) Tenant’s specific manner of use of the Premises (as distinguished from general office use).  Landlord shall use commercially reasonable efforts to minimize interference with Tenant’s use of and access to the Premises during Landlord’s entry into the Premises to perform such work pursuant to the foregoing provisions of this Section 7.2, including, performing any non-emergency work outside of the Business Hours to the extent commercially practicable and not typically performed by Landlord during the Business Hours.

7.3                               Tenant’s Self-Help Rights.  Notwithstanding anything to the contrary set forth in this Article 7, if Tenant provides written notice to Landlord of the need for repairs and/or maintenance which are Landlord’s obligation to perform under the terms of this Lease, and Landlord fails to undertake such repairs and/or maintenance within a reasonable period of time, given the circumstances, after receipt of such notice, but in any event not later than thirty (30) days after receipt of such notice (or such longer time as is reasonably necessary if more than thirty (30) days are reasonably required to complete such repairs and Landlord commences such repairs within such 30-day period and thereafter diligently attempts to complete same, provided that in cases of emergency involving imminent threat of serious injury or damage to persons or property within the Premises or the failure of any essential services which Landlord is required to provide to the Premises pursuant to this Lease and which materially interferes with Tenant’s operation of its business in the Premises, Landlord shall have only one (1) business day after receipt of such notice or such later period of time as is reasonably necessary to commence such corrective action), then Tenant may proceed to undertake such repairs and/or maintenance upon delivery of an additional five (5) business days’ notice to Landlord that Tenant is taking such required action.  If such repairs and/or maintenance were required under the terms of this Lease to be performed by Landlord and are not performed by Landlord prior to the expiration of such 5 business day period (the “Outside Repair Period”), then Tenant shall be entitled to reimbursement by Landlord of Tenant’s actual, reasonable, and documented costs and expenses in performing such maintenance and/or repairs.  Such reimbursement shall be made within thirty (30) days after Landlord’s receipt of invoice of such costs and expenses, and if Landlord fails to so reimburse Tenant within such 30-day period, then Tenant shall be entitled to offset against the Rent payable by Tenant under this Lease the amount of such invoice together with interest thereon, at the Interest Rate, which shall have accrued on the amount of such invoice during the period from and after Tenant’s delivery of such invoice to Landlord through and including the earlier of the date Landlord delivers the payment to Tenant or the date Tenant offsets such amount against the Rent; provided, however, that notwithstanding the foregoing to the contrary, if (i) Landlord delivers to

Tenant prior to the expiration of the Outside Repair Period described above, a written objection to Tenant’s right to receive any such reimbursement based upon Landlord’s good faith claim that such action did not have to be taken by Landlord pursuant to the terms of this Lease, or (ii) Landlord delivers to Tenant, within thirty (30) days after receipt of Tenant’s invoice, a written objection to the payment of such invoice based upon Landlord’s good faith claim that such charges are excessive (in which case, Landlord shall reimburse Tenant, within such 30-day period, the amount Landlord contends would not be excessive), then Tenant shall not be entitled to such reimbursement or offset against Rent, but Tenant, as its sole remedy, may proceed to institute arbitration pursuant to Section 26.32 below to determine and collect the amount, if any, of such reimbursement.  If Tenant prevails in such arbitration and receives a monetary arbitration award against Landlord, then Landlord shall pay such arbitration award to Tenant within thirty (30) days after the date such arbitration award is issued.  If such arbitration award is not so paid, then, notwithstanding any contrary provision of this Lease, Tenant shall be entitled to offset against the Rent payable under this Lease the amount of such monetary arbitration award together with interest which shall have accrued on such monetary arbitration award during the period from and after the day after the date such monetary arbitration award was issued through and including the date that Tenant offsets against the Rent the amount of such monetary arbitration award, at the Interest Rate.  If Tenant undertakes such repairs and/or maintenance, and such work will affect the Systems and Equipment, any structural portions of the Building, any common areas of the Project or other areas outside the Building and/or the exterior appearance of the Building or Project (or any portion thereof), Tenant shall use only those unrelated third party contractors used by Landlord in the Building for such work unless such contractors are unwilling or unable to perform such work at competitive prices, in which event Tenant may utilize the services of any other qualified contractor which normally and regularly performs similar work in the Comparable Buildings.  Tenant shall comply with the other terms and conditions of this Lease if Tenant takes the required action, except that Tenant is not required to obtain Landlord’s consent for such repairs.

ARTICLE 8

ADDITIONS AND ALTERATIONS

8.1                               Landlord’s Consent to Alterations.  Tenant may not make any improvements, alterations, additions or changes to the Premises (collectively, the “Alterations”) without first procuring the prior written consent of Landlord to such Alterations, which consent shall be requested by Tenant not less than ten (10) business days prior to the commencement thereof.  Landlord shall notify Tenant of Landlord’s approval or disapproval of any such Alterations within ten (10) business days after receipt of Tenant’s written request therefor; if Landlord fails to notify Tenant of such approval or disapproval within such 10-business day period and such failure continues for five (5) business days after notice of such failure from Tenant, then Landlord shall be deemed to have approved the Alterations so requested by Tenant.  Landlord shall not unreasonably withhold or condition its consent for any Alterations unless the making or installation of any Alteration would or may result in any of the following (collectively, a “Design Problem”), in which event Landlord may withhold its consent, in its sole and absolute discretion, with respect to such Alterations which (i) affect any area, or which are readily visible from any area, outside the Premises or the Building, and/or (ii) affect the structural components of the Building, or adversely affect the Systems and Equipment of the Building and/or the non-structural components of the Base, Shell and Core; provided, however, a Design Problem shall not include the coring of the concrete floor slabs of the conference rooms of the Premises to install cabling, wiring, conduits, and other improvements therein as reasonably necessary for the use and operation thereof (collectively, the “Coring Work”), and as such, Landlord shall not unreasonably withhold or condition its consent to any such Coring Work.  Tenant shall pay for all costs and expenses of the Alterations and shall reimburse Landlord for any costs and expenses incurred by Landlord in connection with such Alterations (including, without limitation, any architects’ and engineering fees and costs incurred by Landlord in connection with the review and approval of Tenant’s plans and specifications) and pay to Landlord a construction supervision fee equal to two percent (2%) of the costs of such Alterations.  Notwithstanding anything to the contrary contained in this Section 8.1, Tenant may make non-structural interior alterations, additions or improvements to the interior of the Premises, including, without limitation, installation of telephone, computer and telecommunication lines and cables within the interior of the Premises (collectively, the “Acceptable Changes”) without Landlord’s consent, provided that:  (A) Tenant delivers to Landlord written notice of such Acceptable Changes at least ten (10) business days prior to the commencement thereof; (B) the aggregate cost of all such Acceptable Changes does not exceed Two Hundred Thousand Dollars ($200,000.00) in each instance; (C) such Acceptable Changes shall be performed by or on behalf of Tenant in compliance with the other provisions of this Article 8; (D) such Acceptable Changes do not require the issuance of a building permit or other governmental approval; (E) such Acceptable Changes do not result in a Design Problem; and (F) such Acceptable Changes shall be performed by qualified contractors and subcontractors which normally and regularly perform similar work in the Comparable Buildings.  The construction of the initial Tenant Improvements to the Premises (and Landlord’s supervision fee therefor) shall be governed by the terms of the Tenant Work Letter and not the terms of this Article 8.

8.2                               Manner of Construction.  Landlord may impose, as a condition of its consent to all Alterations or repairs of the Premises or about the Premises, such commercially reasonable requirements as Landlord may reasonably deem desirable (and which are not inconsistent with the rights of Tenant under this Lease and are consistent with the requirements of landlords of the Comparable Buildings), including, but not limited to, the requirement that Tenant utilize for such purposes only contractors, materials, mechanics and materialmen reasonably approved by Landlord, except that Landlord may designate the contractors and subcontractors to perform all work affecting the structural components of the Building or the Systems and Equipment, provided, that such contractors and subcontractors are reasonably available and charge reasonably competitive rates for such work.  Tenant shall construct such Alterations and perform such repairs in conformance with any and all applicable rules and regulations of any federal, state, county or municipal code or ordinance and pursuant to a valid building permit, issued by the city of Los Angeles, in conformance with Landlord’s reasonable, non-discriminatory construction rules and regulations.  Landlord’s approval of the plans, specifications and working drawings for Tenant’s Alterations shall create no responsibility or liability on the part of Landlord for their completeness, design sufficiency, or compliance with all laws, rules and regulations of governmental agencies or authorities.  All work with respect to any Alterations must be done in a good and workmanlike manner and diligently prosecuted to completion so that the Premises shall at all times be a complete unit except during the period of work.  In performing the work of any such Alterations, Tenant shall have the work performed in such manner so as not to unreasonably obstruct access to the Building or Project or the common areas for any other tenant of the Project, and so as not to obstruct the business of Landlord or other tenants in the Project, or interfere with the labor force working on the Project.  If Tenant makes any Alterations, Tenant agrees to carry or cause its contractor to carry “Builder’s All Risk” insurance in industry standard amounts covering the construction of such Alterations, and such other insurance as Landlord may reasonably require that is consistent with what landlords of the Comparable Buildings require for contractors, it being understood and agreed that all of such Alterations shall be insured by Tenant pursuant to Article 10 below immediately upon completion thereof.  In addition, with respect to any Alterations which cost in excess of $200,000.00, Landlord may, in its discretion, require Tenant to obtain a lien and completion bond, or, at Tenant’s option, some alternate form of security reasonably satisfactory to Landlord, in an amount reasonably sufficient to ensure the lien-free completion of such Alterations and naming Landlord as a co-obligee.  Upon completion of any Alterations, Tenant agrees to cause a Notice of Completion to be recorded in the office of the Recorder of the county in which the Project is located in accordance with Section 8182 of the Civil Code of the State of California or any successor statute, and Tenant shall deliver or cause to be delivered to the management office for the Building a reproducible copy of the “as built” drawings of the Alterations (provided that Tenant shall not be required to deliver or cause to be delivered “as built” drawings for purely cosmetic changes that do not affect the layout of, or location of any improvements in, the Premises, such as the installation of new carpet or repainting).  If Tenant fails to so record the Notice of Completion as required pursuant to this Section 8.2, then such failure shall not, in and of itself, constitute a default hereunder but Tenant shall indemnify, defend, protect and hold harmless Landlord and the Landlord Parties from any and all ‘Claims (as defined in Section 10.1 below) in connection with such failure by Tenant to so record the Notice of Completion as required hereunder.

8.3                               Landlord’s Property.  All Alterations, improvements and/or fixtures (excluding Tenant’s Property, any or all of which may be removed from the Premises by Tenant, at Tenant’s option, during the Lease Term) which may be installed in the Premises, from time to time, shall be at the sole cost of Tenant and shall become the property of Landlord upon expiration of the Lease Term or earlier termination of this Lease.  Notwithstanding the foregoing:  (i) Tenant may not remove any Tenant Improvements or Alterations paid for by Landlord with Landlord’s own funds or out of any tenant improvement allowances provided by Landlord (except any such removal made in connection with Alterations approved by Landlord or not required to be approved by Landlord); (ii) Tenant’s obligations regarding removal of the Supplemental HVAC Equipment at the expiration or earlier termination of this Lease shall be as set forth in Section 15.2 below; and (iii) Landlord may, by written notice delivered to Tenant concurrently with Landlord’s approval of the final working drawings for any Alterations (or for the initial Tenant Improvements installed in the Premises pursuant to the Tenant Work Letter), identify those Alterations (or initial Tenant Improvements, as the case may be), which Landlord will require Tenant to remove at the expiration or earlier termination of this Lease, except that Tenant shall in no event be required to remove:  (A) any of the tenant improvements existing in the Premises as of the Delivery Date; or (B) any Alterations constructed by or for Tenant pursuant to this Article 8 or any initial Tenant Improvements installed in the Premises pursuant to the Tenant Work Letter, other than such Alterations or initial Tenant Improvements that are Special Use Alterations (as defined below).  As used herein, “Special Use Alterations” shall mean:  (1) Tenant’s Security System; (2) any showers, toilets and other improvements for the Shower/Fitness/Locker Room Facilities (if installed in the Premises); (3) any kitchen, cafeteria and food preparation equipment and other improvements for the Cafeteria/Kitchen Facilities (if installed in the Premises) including grease traps and exhaust and venting equipment/improvements, but excluding sinks and other improvements for small lunch rooms and convenience kitchens therein that are customary or typical for ordinary office use tenants; (4) any raised floors, internal stairwells, safes and vaults, and other similar special use Alterations or initial Tenant Improvements that are not customary or typical for ordinary office use tenants (including, without limitation, any Alterations and initial Tenant Improvements installed for any of the uses described in clause (2) of Section 5.1 above); and/or (5) those other Alterations or initial Tenant Improvements which are of such specialized non-ordinary general office nature or application that the same are not reasonably suited for use by an ordinary general office user, and the cost to demolish such items exceeds the cost to demolish ordinary general office improvements.  If Landlord requires Tenant to remove any such Special Use Alterations which are constructed for the Premises, Tenant, at its sole cost and expense, shall remove the identified Special Use Alterations on or before the expiration or earlier termination of this Lease and repair any damage to the Premises caused by such removal.  If Tenant fails to complete such removal and/or to repair any damage caused by the removal of any such Special Use Alterations, Landlord may do so and may charge the reasonable, actual and documented cost thereof to Tenant.

8.4                               Equipment Leasing and Financing.  Notwithstanding any provision of this Lease to the contrary, Tenant may enter into leases for, and/or grant security interests in, Tenant’s Property in the Premises pursuant to commercially reasonable leases and/or security agreements, and Landlord shall (i) subordinate any landlord lien rights it may have in and to such items to the interest of the lessors and lenders therein and, in the case of trade fixtures, waive any claim that the same are part of the Building by virtue of being affixed thereto, and (ii) permit the lessors and lenders under any such leases and security agreements to remove the leased or encumbered property upon default by Tenant under such leases and security agreements, so long as (A) such removal work is performed on or prior to the expiration or termination of this Lease, or within ten (10) days following any early termination of this Lease (provided the lessors and/or lenders agree to and shall pay to Landlord the Rent which would otherwise have been payable to Tenant under this Lease, had this Lease not been so terminated, during the portion of such 10-day period following any such early termination utilized by such parties for such removal), and (B) each such party repairs any damage to the Premises caused by such removal.

ARTICLE 9

COVENANT AGAINST LIENS

Tenant has no authority or power to cause or permit any lien or encumbrance of any kind whatsoever, whether created by act of Tenant, operation of law or otherwise, to attach to or be placed upon the Project, Building or Premises, and any and all liens and encumbrances created by Tenant shall attach to Tenant’s interest only.  Landlord shall have the right at all times to post and keep posted on the Premises any notice which it deems necessary for protection from such liens.  Tenant covenants and agrees not to suffer or permit any lien of mechanics or materialmen or others to be placed against the Project, the Building or the Premises with respect to work or services claimed to have been performed for or materials claimed to have been furnished to Tenant or the Premises (excluding any work performed by Landlord), and, in case of any such lien attaching or notice of any lien, reserves the right to contest such lien, provided that Tenant shall, at its sole cost and expense, provide a bond in accordance with the California Civil Code, Section 8424.  If Tenant does not timely exercise its right to contest such lien, Tenant covenants and agrees to cause it to be released and removed of record (by payment, statutory bond or other lawful means) within thirty (30) days after Tenant has written notice of such lien.  Notwithstanding anything to the contrary set forth in this Lease, if such lien is not released and removed of record within such 30-day period, then Landlord, at its sole option, may immediately take all action necessary to release and remove such lien, without any duty to investigate the validity thereof, and all reasonable sums, costs and expenses, including reasonable attorneys’ fees and costs, incurred by Landlord in connection with such lien shall be deemed Additional Rent under this Lease and shall be paid by Tenant to Landlord within thirty (30) days after written demand by Landlord.

ARTICLE 10

INSURANCE

10.1                        Indemnification and Waiver.

10.1.1              Except as expressly provided in this Lease, Tenant hereby assumes all risk of damage to property and injury to persons in the Premises from any cause whatsoever and agrees that Landlord, and its members, partners, submembers and subpartners, and their respective officers, agents, property managers, employees, and independent contractors (collectively, “Landlord Parties”) shall not be liable for, and are hereby released from any responsibility for, any damage to property or injury to persons or resulting from the loss of use thereof, which damage or injury is sustained by Tenant or by other persons claiming through Tenant.  In addition, except as expressly provided in Section 10.1.2 below, Tenant shall indemnify, defend, protect, and hold harmless the Landlord Parties from any and all losses, costs, damages, expenses and liabilities, including without limitation court costs and reasonable attorneys’ fees (collectively, “Claims”) incurred in connection with or arising from any cause in the Premises (including, without limitation, Tenant’s installation, placement and removal of Alterations, improvements, fixtures and/or equipment in the Premises), and any negligence or willful misconduct of Tenant or of any person claiming by, through or under Tenant, or of the contractors, agents, employees, licensees or invitees of Tenant or any such person, in, on or about the Premises, Building and Project.

10.1.2              Notwithstanding the provisions of Section 10.1.1 above to the contrary, the assumption of risk and release by Tenant set forth in Section 10.1.1 above shall not apply to any Claims (other than any lost profits, loss of business or other consequential damages suffered by Tenant or Tenant’s contractors, agents, employees, licensees or invitees) to the extent resulting from the gross negligence or willful misconduct of Landlord or the Landlord Parties and not insured or required to be insured by Tenant under this Lease (collectively, the “Excluded Claims”).  In addition, Tenant’s indemnity of Landlord or the Landlord Parties in Section 10.1.1 above shall not apply to:  (i) any Excluded Claims; (ii) any loss of or damage to Landlord’s property to the extent Landlord has waived such loss or damage pursuant to Section 10.4 below; or (iii) lost profits, loss of business or other consequential damages suffered by Landlord or the Landlord Parties.  In addition, Landlord shall indemnify, defend, protect and hold Tenant and Tenant’s officers, agents, employees, and independent contractors harmless from and against all such Excluded Claims, except for (A) any loss or damage to Tenant’s Property to the extent Tenant has waived such loss or damage pursuant to Section 10.4 below, and (B) any lost profits, loss of business or other consequential damages.

10.1.3              Tenant’s agreement to indemnify Landlord and Landlord’s agreement to indemnify Tenant pursuant to the foregoing provisions of this Section 10.1 are not intended to and shall not relieve any insurance carrier of its obligations under policies required to be carried by Tenant and Landlord pursuant to the provisions of this Lease, to the extent such policies cover the matters subject to Tenant’s and Landlord’s indemnification obligations; nor shall they supersede any inconsistent agreement of the parties set forth in any other provision of this Lease.  Each indemnified party hereunder shall provide prompt written notice to the idemnifying party of any lawsuit filed by a third party or written notice from any governmental authority or agency against such indemnified party and as to which such indemnified party desires to be indemnified hereunder.

10.1.4              The provisions of this Section 10.1 shall survive the expiration or sooner termination of this Lease.

10.2                        Landlord’s Insurance and Tenant’s Compliance with Insurance Requirements.  Landlord shall, from and after the date hereof until the expiration of the Lease Term, maintain in effect the following insurance:  (i) commercial property damage insurance (including a rental loss endorsement) providing coverage in the event of fire, vandalism, malicious mischief and all other risks normally covered under “special form” policies in the geographical area of the Building, covering the Building (excluding, at Landlord’s option, the property required to be insured by Tenant pursuant to Section 10.3 below) in an amount not less than one hundred percent (100%) of the full replacement value (less reasonable deductibles) of the Building, together with such other risks as Landlord may from time to time determine (provided however, that Landlord shall have the right, but not the obligation, to obtain earthquake and/or flood insurance); and (ii) commercial general liability (CGL) insurance, and, if necessary, umbrella liability insurance, with a limit of not less than Five Million Dollars ($5,000,000.00) each occurrence, written on ISO occurrence form CG 00 01 04 13 (or a substitute form providing equivalent coverage), and shall cover liability arising from premises, operations, products-completed operations, personal and advertising injury, bodily injury, and liability assumed under an insured contract and arising out of Landlord’s operations and/or use of the Building, common areas and Parking Facilities.  Such insurance shall also provide for rent continuation insurance equal to at least twelve (12) months’ rent.  Such coverages may be carried under blanket insurance policies so long as the coverage required to be carried by Landlord under this Lease with respect to the Project is not reduced or impaired as a result thereof (including as a result of any claims made or aggregate limits with respect to such other properties).  The insurers providing such insurance shall be licensed to do business in the State of California and meet the criteria set forth in Section 10.3.6(iv) below, and the policies of insurance with respect to property loss or damage by fire or other casualty shall contain a waiver of subrogation as provided in Section 10.4 below.  Tenant shall, at Tenant’s expense, comply as to the Premises with all commercially reasonable insurance company requirements pertaining to the use of the Premises.  If Tenant’s conduct or use of the Premises for other than the expressly permitted use described in Section 5.1 above causes any increase in the premium for Landlord’s insurance policies, then Tenant shall reimburse Landlord for any such increase within thirty (30) days after Tenant’s receipt of Landlord’s invoice therefor.  Tenant, at Tenant’s expense, shall comply with all rules, orders, regulations or requirements of the American Insurance Association (formerly the National Board of Fire Underwriters) and with any similar body where applicable due to Tenant’s Alterations or use of the Premises.

10.3                        Tenant’s Insurance.  From and after the date (the “Insurance Start Date”) which is the earlier of (i) the date Tenant enters any portion of the Premises to commence occupancy thereof or perform any work under this Lease or install any of Tenant’s personal property or equipment therein, or (ii) the Lease Commencement Date, and continuing thereafter throughout the Lease Term, Tenant shall maintain the following coverages in the following amounts.

10.3.1              Commercial general liability (CGL) insurance, and, if necessary, commercial umbrella insurance, with a limit of not less than Five Million Dollars ($5,000,000.00) each occurrence.  Such CGL insurance shall be written on ISO occurrence form CG 00 01 04 13 (or a substitute form providing equivalent coverage), and shall cover liability arising from premises, operations, products-completed operations, personal and advertising injury, bodily injury, and liability assumed under an insured contract, and arising out of Tenant’s operations and/or use of the Premises, Building and common areas of the Project (including the Parking Facilities).  There shall be no endorsement or modification of the CGL insurance limiting the scope of host liquor liability coverage.  The CGL insurance shall not contain any cross-liability exclusions.

10.3.2              Commercial property damage insurance covering (i) all office furniture, trade fixtures, office equipment, merchandise and all other items of Tenant’s property on the Premises installed by, for, or at the expense of Tenant, (ii) the Tenant Improvements, including any Tenant Improvements which Landlord permits to be installed above the ceiling of the Premises or below the floor of the Premises, and (iii) all other improvements, Alterations and additions to the Premises, including any improvements, Alterations or additions installed at Tenant’s request above the ceiling of the Premises or below the floor of the Premises.  Such commercial property damage insurance shall, at minimum, cover the perils insured under the ISO special causes of loss form (CP10 30), for the full replacement cost value new without deduction for depreciation of the covered items and in amounts that meet any co-insurance clauses.

10.3.3              Worker’s compensation insurance as required by applicable Laws and employer’s liability insurance.  The employer’s liability, and if necessary, commercial umbrella liability insurance shall have a limit of not less than Five Million Dollars ($5,000,000.00) each accident for bodily injury by accident and Five Million Dollars ($5,000,000.00) each employee for bodily injury by disease.

10.3.4              Automobile liability and, if necessary, commercial umbrella liability insurance with a limit of not less than Two Million Dollars ($2,000,000.00) each accident.  Such insurance shall cover liability arising out of any automobiles, including owned, hired and non-owned automobiles.

10.3.5              Business interruption, loss-of-income and extra expense insurance in such amounts as will reimburse Tenant for loss of earnings attributable to all perils commonly insured against by prudent tenants; provided, however, that Tenant may self-insure with regard to the risks described in this Section 10.3.5, provided that in all instances such self-insurance shall be deemed to contain all of the terms and conditions applicable to such insurance as required in this Section 10.3.5, and Tenant hereby waives any right it may have against Landlord with respect to any damage or loss that would otherwise have been covered by the insurance described in this Section 10.3.5.

10.3.6              Form of Policies.  The minimum limits of policies of insurance required to be carried by Landlord and Tenant under this Lease shall in no event limit the liability of Tenant or Landlord under this Lease.  Tenant’s insurance shall:  (i) with respect to commercial general liability insurance and automobile liability insurance, name Landlord, and any property manager of the Building and mortgagee of the Building whose names have been provided by Landlord to Tenant, as additional insureds, as their respective interests may appear; (ii) with respect to the Property Insurance described in Sections 10.3.2(ii) and (iii) above, name Landlord and any mortgagee of the Building as co-loss payees, along with Tenant, as their respective interests may appear; (iii) specifically cover the liability assumed by Tenant under this Lease to the extent insurable by a commercially reasonably available commercial general liability policy, including, but not limited to, Tenant’s obligations under Section 10.1.1 above; (iv) be issued by an insurance company having a rating of not less than A-VII in Best’s Insurance Guide or which is otherwise acceptable to Landlord and allowed to do business in the State of California; (v) be primary insurance as to all claims thereunder and provide that any insurance carried by Landlord is excess and is non-contributing with any insurance requirement of Tenant; and (vi) include commercially reasonable deductibles.  Tenant shall notify Landlord if any of Tenant’s insurance policies will be cancelled or coverage reduced promptly after Tenant receives notice thereof from the applicable insurance provider.  Tenant shall deliver certificates evidencing such policies to Landlord on or before the Insurance Start Date and before the expiration dates thereof.  If Tenant shall fail to procure such insurance, or to deliver such policies or certificate within such time periods, Landlord may, at its option, after at least two (2) business days’ written notice to Tenant, procure such policies for the account of Tenant, and the cost thereof shall be paid to Landlord as Additional Rent within thirty (30) days after delivery to Tenant of bills therefor.  At Tenant’s option, Tenant may provide the coverages required under this Article 10 through blanket policies of insurance covering Tenant’s other properties so long as the coverage required under this Lease with respect to the Premises and Project is not reduced or impaired as a result thereof (including as a result of any claims made or aggregate limits with respect to such other properties).

10.4                        Subrogation.  Landlord and Tenant agree to have their respective insurance companies issuing property damage insurance waive any rights of subrogation that such companies may have against Landlord or Tenant, as the case may be.  Anything in this Lease to the contrary notwithstanding (including the provisions of Section 10.1 above), Landlord and Tenant hereby waive and release each other of and from any and all rights of recovery, claims, actions or causes of actions against each other, their respective agents, officers and employees, for any loss or damage that may occur to the Premises, Building or Project, or personal property within the Building, regardless of cause or origin, including the negligence of Landlord and Tenant and their respective agents, officers and employees, but only to the extent the releasing party’s loss or damage is covered under property insurance policies in effect at the time of such loss or damage or would have been covered by the property damage insurance required to be carried under Sections 10.2 and 10.3 above had the releasing party complied with its applicable insurance obligations thereunder.  Each party agrees to give immediately to its respective insurance company which has issued policies of insurance covering any risk of direct physical loss, written notice of the terms of the mutual waivers contained in this Section 10.4, and to have such insurance policies properly endorsed, if necessary, to prevent the invalidation of said insurance coverage by reason of said waivers.

10.5                        Additional Insurance Obligations.  If Tenant exercises the Extension Option pursuant to the Extension Option Rider, then Landlord shall have the right to require Tenant to carry and maintain during the Option Term, and Tenant shall carry and maintain during the Option Term, at Tenant’s sole cost and expense, such increased amounts of the insurance required to be carried by Tenant pursuant to this Article 10, and such other reasonable types of insurance coverage and in such reasonable amounts covering the Premises and Tenant’s operations therein, but only to the extent requested by Landlord in Landlord’s Option Rent Notice for the Option Term, as defined in, and delivered by Landlord to Tenant pursuant to, the Extension Option Rider; provided, however, that in no event shall such increased coverage be in excess of that required by landlords of tenants leasing comparable-sized space in the Comparable Buildings.

10.6                        Assignment of Insurance Proceeds Upon Termination of Lease.  Notwithstanding anything to the contrary contained in this Lease, in the event of any termination of this Lease pursuant to Articles 11 or 13 below:  (i) Tenant shall assign and deliver to Landlord (or to any party designated by Landlord) all insurance proceeds payable to Tenant under Tenant’s insurance required under Sections 10.3.2(ii) and (iii) above for the unamortized value of the Tenant Improvement Allowance (“Landlord’s TI Proceeds”), with such amortization to be calculated on a straight-line basis throughout the initial Lease Term; and (ii) the remainder of any insurance proceeds received by Tenant under Sections 10.3.2(ii) and (iii) above shall be retained by Tenant.

ARTICLE 11

DAMAGE AND DESTRUCTION

11.1                        Repair of Damage to Premises by Landlord.

11.1.1              To the extent Landlord does not have actual knowledge of same, Tenant shall promptly notify Landlord after Tenant becomes aware of any damage to the Premises resulting from fire or any other casualty.  If the Premises or any common areas of the Building or Phase IV Real Property serving or providing access to the Premises shall be damaged by fire or other casualty, Landlord shall promptly and diligently, subject to reasonable delays for insurance adjustment or other matters beyond Landlord’s reasonable control, and subject to all other terms of this Article 11, restore the Base, Shell, and Core of the Premises and such common areas.  Such restoration shall be to substantially the same condition of the Base, Shell, and Core of the Premises and common areas prior to the casualty, except for modifications required by zoning and building codes and other laws, or any other modifications to the common areas deemed reasonably desirable by Landlord provided access to the Premises and any common restrooms serving the Premises and reasonable access to the Parking Facilities shall not be materially impaired thereby and such modifications do not modify the character of the Building as a first-class office building.

11.1.2              Notwithstanding any other provision of this Lease, upon the occurrence of any damage to the Premises, within ten (10) days after notice (the “Landlord Repair Notice”) to Tenant from Landlord, if this Lease is not terminated, Tenant shall assign to Landlord (or to any party designated by Landlord) for the purpose of re-constructing such damaged portion(s) of the Premises and shall put into a third party escrow account reasonably acceptable to Landlord (which escrow shall be jointly paid for by Landlord and Tenant) for distribution to Landlord (or to any party designated by Landlord) on a progress payment basis upon receipt of the appropriate conditional and/or unconditional lien releases, all insurance proceeds payable to Tenant under Tenant’s insurance required under Sections 10.3.2 (ii) and (iii) above which pertain to the repair and restoration of the Tenant Improvements and Alterations, and Landlord shall repair any injury or damage to the Tenant Improvements and Alterations installed in the Premises and shall return such Tenant Improvements and Alterations to their original condition; provided that (i) the cost of such repair by Landlord of such Tenant Improvements and Alterations (based on competitive pricing by all contractors and subcontractors and without any profit mark-up or supervision fees to Landlord) exceeds the amount of insurance proceeds received by Landlord from Tenant’s insurance carrier, then the incremental cost differential of such repairs shall be paid by Tenant to Landlord on a progress payment basis during Landlord’s repair and replacement work (after exhaustion of insurance proceeds), and (ii) Tenant’s insurance proceeds shall be disbursed for all costs and expenses incurred by Landlord in connection with the repair of any such damage to the Tenant Improvements and Alterations pursuant to a disbursement procedure mutually approved by Landlord and Tenant.  Subject to

Section 10.6 above, as long as the damaged Tenant Improvements and Alterations in the Premises are repaired and/or restored, Tenant shall be entitled to retain any portion of the proceeds of the insurance described in Sections 10.3.2 (ii) and (iii) above in excess of the cost of such repairs and/or restoration.

11.1.3              In connection with such repairs and replacements of such Tenant Improvements and Alterations, Tenant shall, prior to the commencement of construction, submit to Landlord, for Landlord’s reasonable review and approval (which approval shall not be withheld unless a Design Problem exists), all plans, specifications and working drawings relating thereto, and Landlord shall select the contractors to perform such repairs and replacements of such Tenant Improvements and Alterations pursuant to Landlord’s standard competitive bidding procedures.  Landlord shall not be liable for any inconvenience or annoyance to Tenant or its visitors, or injury to Tenant’s business resulting in any way from such damage or the repair thereof; provided however, that if such fire or other casualty shall have damaged the Premises or common areas necessary to Tenant’s occupancy to such a degree that Tenant is prevented from using, and does not use, all or any part of the Premises as a result thereof, then Landlord shall allow Tenant (i) a proportionate abatement of Base Rent and Tenant’s Share of increases in Operating Expenses, Tax Expenses and Utilities Costs in the proportion that the rentable square feet of the portion of the Unusable Area of the Premises that Tenant is prevented from using, and does not use, bears to the total rentable square feet of the Premises, and (ii) an abatement of Tenant’s obligation to pay parking charges for the Parking Passes then-rented by Tenant to the extent Tenant does not use such Parking Passes as a direct result of Tenant’s being prevented from using and not using the Unusable Area, but not in excess of four (4) parking passes for every 1,000 rentable square feet of the Unusable Area.  However, if (A) due to any damage to the Premises resulting from fire or any other casualty less than all of the Premises, but substantial or critical portions of the Premises (such as, for example, Tenant’s computer and data rooms in the Premises), are unfit for occupancy and not used by Tenant, (B) as a result thereof, the remainder of the Premises is not sufficient to allow Tenant to effectively conduct its business therein, and (C) Tenant does not conduct its business from the Unusable Area of such substantial or critical portions of the Premises affected by such fire or any other casualty and such remaining portion, then (1) the Base Rent and Tenant’s Share of increases in Operating Expenses, Tax Expenses and Utilities Costs for the entire Premises shall be abated for such time that Tenant is so prevented from using, and does not use, the entire Premises, and (2) Tenant’s obligation to pay parking charges for all of the Parking Passes then-rented by Tenant shall be abated for such time that Tenant is so prevented from using, and does not use, the entire Premises, but only to the extent Tenant does not use such Parking Passes as a direct result of Tenant’s being prevented from using and not using the entire Premises; if, however, Tenant reoccupies any portion of the Premises during such abatement period, then the Base Rent and Tenant’s Share of increases in Operating Expenses, Tax Expenses and Utilities Costs and parking charges for the Parking Passes then-rented by Tenant allocable to such reoccupied portion, based on the proportion that the rentable square feet of such reoccupied portion of the Premises bears to the total rentable square feet of the Premises, shall be payable by Tenant from the date Tenant reoccupies such portion of the Premises.  As a clarification of the immediately preceding sentence, if Tenant uses Tenant’s computer and data rooms in the Premises following a fire or any other casualty, such use shall not preclude Tenant from receiving abatement of the Base Rent, Tenant’s Share of increases in Operating Expenses, Tax Expenses and Utilities Costs and parking charges for the remainder of the Premises as and to the extent otherwise permitted in the immediately preceding sentence, but if such computer and data rooms are so used, such areas shall not be eligible for any such abatement during the period of such use.  Tenant’s abatement period set forth hereinabove shall continue until Tenant has been given reasonably sufficient time and reasonably sufficient access to the Premises and/or the Building to install its Personal Property to the extent the same shall have been removed and/or damaged as a result of such damage or destruction, and to move in over one (1) weekend.  Notwithstanding the foregoing provisions of this Section 11.1.3 above to the contrary, Tenant shall not be entitled to receive any such abatement of Base Rent, Tenant’s Share of increases in Operating Expenses, Tax Expenses or Utilities Costs, or parking charges to the extent the fire or other casualty giving rise to such abatement was caused by the gross negligence or willful misconduct of Tenant or Tenant’s employees, agents, contractors, licensees or invitees (collectively, “Tenant Caused Casualty Events”) unless and only to the extent such abatement amounts are actually covered by, and only after insurance proceeds are actually received by Landlord for such abatement amounts from, Landlord’s rent continuation insurance maintained by Landlord as part of Operating Expenses (i.e., Tenant shall not be entitled to receive any such abatement for the deductible amount of such rent continuation insurance coverage), in which case, Tenant shall reimburse Landlord for any increases in insurance premiums charged by Landlord’s insurance companies with respect to any such rent continuation insurance proceeds received by Landlord for such Tenant Caused Casualty Events.

11.1.4              Landlord shall use commercially reasonable efforts to minimize any such inconvenience, annoyance or interference to Tenant resulting from Landlord’s repair of any damage pursuant to this Section 11.1.

11.2                        Termination Rights.

11.2.1              Within thirty (30) days after Landlord becomes aware of such damage, Landlord shall notify Tenant in writing (“Landlord’s Damage Notice”) of the estimated time (the “Estimated

Repair Period”), in the reasonable opinion of Landlord’s licensed contractor, required to substantially complete the repairs of such damage (the “Landlord’s Restoration Work”).  Notwithstanding the terms of Section 11.1 above, Landlord may elect not to rebuild and/or restore the Premises and/or the Building and instead terminate this Lease by notifying Tenant in writing of such termination within forty-five (45) days after Landlord becomes aware of such damage, but Landlord may so elect only if the Building shall be damaged by fire or other casualty or cause, whether or not the Premises are affected and one or more of the following conditions is present:  (i) Landlord’s Restoration Work cannot, in the reasonable opinion of Landlord’s licensed contractor as set forth in Landlord’s Damage Notice, reasonably be substantially completed within eight (8) months after the date Landlord becomes aware of such damage (when such repairs are made by a qualified contractor without the payment of overtime or other premiums); or (ii) the damage is not fully covered by Landlord’s insurance policies obtained or required to be obtained by Landlord pursuant to Section 10.2 above and the cost of repairing such uninsured or underinsured damage, including deductibles, exceeds the Threshold Amount (as defined below).  As used herein, the “Threshold Amount” shall mean $500,000.00.

11.2.2              If (i) Landlord does not elect to terminate this Lease pursuant to Landlord’s termination right as provided above, (ii) the damage constitutes a Tenant Damage Event (as defined below), and (iii) Landlord’s Restoration Work cannot, in the reasonable opinion of Landlord’s licensed contractor as set forth in Landlord’s Damage Notice, be substantially completed within eight (8) months after the date of the damage, then Tenant may elect to terminate this Lease by delivering written notice thereof to Landlord within fifteen (15) business days after Tenant’s receipt of Landlord’s Damage Notice.  As used herein, a “Tenant Damage Event” shall mean damage to all or any part of the Premises or common areas of the Building providing access to the Premises by fire or other casualty, which damage (A) is not the result of the gross negligence or willful misconduct of Tenant or any of Tenant’s employees, agents, contractors, licensees or invitees, (B) substantially interferes with Tenant’s use of or access to the Premises and (C) would entitle Tenant to an abatement of Rent pursuant to Section 11.1 above.  At any time, from time to time, after the date occurring sixty (60) days after Landlord becomes aware of such damage, Tenant may request that Landlord provide Tenant with a certificate from Landlord’s licensed contractor set forth above setting forth such contractor’s opinion of the date of substantial completion of the repairs and Landlord shall respond to such request within ten (10) business days thereafter.

11.2.3              In addition, in the event of a Tenant Damage Event, and if neither Landlord nor Tenant has elected to terminate this Lease as provided hereinabove, but Landlord fails to substantially complete the repair and restoration of such Tenant Damage Event within the period (“Landlord’s Repair Period”) that is the later of (i) eight (8) months after the date Landlord becomes aware of such damage or (ii) sixty (60) days after the Estimated Repair Period plus, in either case, the number of days of delay, if any, attributable to any Force Majeure events (not to exceed an additional sixty (60) days), plus the number of days of delay, if any, as are attributable to the acts or omissions of Tenant or Tenant’s agents, employees, contractors, licensees or invitees, then Tenant shall have an additional right to terminate this Lease within fifteen (15) days after the expiration of Landlord’s Repair Period and thereafter during the first five (5) business days of each calendar month following the expiration of Landlord’s Repair Period until such time as the repairs described on Landlord’s Damage Notice are substantially complete, by written notice to Landlord (“Tenant’s Damage Termination Notice”), effective as of a date set forth in Tenant’s Damage Termination Notice (the “Damage Termination Date”), which Damage Termination Date shall not be less than five (5) business days nor more than ninety (90) days following the expiration of Landlord’s Repair Period, or each such calendar month following expiration of Landlord’s Repair Period, as the case may be.  Notwithstanding the foregoing, if Tenant delivers Tenant’s Damage Termination Notice to Landlord, then Landlord shall have the right to suspend the effectiveness of Tenant’s Damage Termination Notice for a period of fifteen (15) days by delivering to Tenant, within five (5) business days after Landlord’s receipt of Tenant’s Damage Termination Notice, a certificate of Landlord’s licensed contractor responsible for the repair of the damage described on Landlord’s Damage Notice certifying that it is such contractor’s good faith judgment that such repairs shall be substantially completed within the next fifteen (15) days.  If repairs described in Landlord’s Damage Notice are substantially completed prior to the expiration of such fifteen (15) day period, then Tenant’s Damage Termination Notice shall be of no force or effect, but if such repairs are not substantially completed within such fifteen (15) day period, then this Lease shall terminate upon the expiration of such fifteen (15) day period.

11.2.4              Further, (i) if the Premises or the Building are destroyed or damaged to any substantial extent during the last twelve (12) months of the Lease Term, (ii) Tenant has not theretofore exercised the Extension Option that is still in effect, and does not exercise such Extension Option that is still in effect within thirty (30) days after the date of Landlord’s Damage Notice, and (iii) Landlord’s Restoration Work is reasonably expected by Landlord to require more than sixty (60) days to substantially complete (or more than thirty (30) days to substantially complete during the last six (6) months of the Lease Term), then notwithstanding anything contained in this Article 11, (A) Landlord shall have the option to terminate this Lease, and (B) to the extent that such destruction or damage also constitutes a Tenant Damage Event, Tenant shall have the option to terminate this Lease, by giving written termination notice to the other party of the exercise of such option within thirty (30) days after the date of such damage or destruction, in which case this Lease shall terminate as of the date such termination notice is delivered by the terminating party.

11.2.5              Upon any such termination of this Lease pursuant to the foregoing provisions of this Section 11.2:  (i) this Lease shall terminate as of the date set forth in such party’s termination notice, which termination date shall be no less than thirty (30) days and no more than ninety (90) days after such termination notice is delivered to the other party; provided, however, that if the termination notice is delivered as a result of a casualty damage occurring during the last twelve (12) months of the Lease Term pursuant to Section 11.2.4 above, such termination date shall be no less than ten (10) days and no more than forty-five (45) days after such termination notice is delivered to the other party; and if Landlord is the party delivering such termination notice at any time other than during the last twelve (12) months of the Lease Term, Tenant shall have the right to extend the termination date to a date which is one hundred twenty (120) days after such termination notice is delivered to Tenant if Landlord selects a termination date which is shorter than such one hundred twenty (120) day period; (ii) Tenant shall pay the Base Rent and Additional Rent, properly apportioned up to such date of termination and subject to abatement as provided in Section 11.1 above; and (iii) both parties hereto shall thereafter be freed and discharged of all further obligations hereunder, except as provided for in provisions of this Lease which by their terms survive the expiration or earlier termination of the Lease Term.

11.3                        Waiver of Statutory Provisions.  The provisions of this Lease, including this Article 11, constitute an express agreement between Landlord and Tenant with respect to any and all damage to, or destruction of, all or any part of the Premises, the Building, the Phase IV Real Property or any other portion of the Project, and any statute or regulation of the State of California, including, without limitation, Sections 1932(2) and 1933(4) of the California Civil Code, with respect to any rights or obligations concerning damage or destruction in the absence of an express agreement between the parties, and any other statute or regulation, now or hereafter in effect, shall have no application to this Lease or any damage or destruction to all or any part of the Premises, the Building, the Phase IV Real Property or any other portion of the Project.

ARTICLE 12

NONWAIVER

No waiver of any provision of this Lease shall be implied by any failure of a party to enforce any remedy on account of the violation of such provision, even if such violation shall continue or be repeated subsequently, any waiver by a party of any provision of this Lease may only be in writing, and no express waiver shall affect any provision other than the one specified in such waiver and that one only for the time and in the manner specifically stated.  No receipt of monies by Landlord from Tenant after the termination of this Lease shall in any way alter the length of the Lease Term or of Tenant’s right of possession hereunder or after the giving of any notice shall reinstate, continue or extend the Lease Term or affect any notice given Tenant prior to the receipt of such monies, it being agreed that after the service of notice or the commencement of a suit or after final judgment for possession of the Premises, Landlord may receive and collect any Rent due, and the payment of said Rent shall not waive or affect said notice, suit or judgment.  Tenant’s payment of Rent or any other amounts due under this Lease after a default by Landlord under this Lease shall not constitute a waiver by Tenant of any such default by Landlord, and Landlord’s payment of any monies due to Tenant after a default by Tenant under this Lease shall not constitute a waiver by Landlord of any such default by Tenant.

ARTICLE 13

CONDEMNATION

13.1                        Permanent Taking.  If all or any material portion of the Premises, the Building or the Phase IV Real Property shall be taken by power of eminent domain or condemned by any competent authority for any public or quasi-public use or purpose, or if Landlord shall grant a deed or other instrument in lieu of such taking by eminent domain or condemnation, Landlord shall have the option to terminate this Lease upon ninety (90) days’ notice to Tenant (provided such notice is given no later than one hundred eighty (180) days after the date of such taking, condemnation, reconfiguration, vacation, deed or other instrument); provided, however, that (i) Landlord shall only have the right to terminate this Lease as provided herein if Landlord terminates the leases of all tenants in the Building leasing space of comparable size as the Premises and similarly affected by the taking which leases contain similar termination rights in favor of Landlord as provided herein, and (ii) to the extent that the Premises are not adversely affected by such taking and Landlord continues to operate the Building as an office building, Landlord shall not terminate this Lease.  If (A) more than fifteen percent (15%) of the rentable square feet of the Premises is taken, and/or (B) access to more than fifteen percent (15%) of the Premises is substantially impaired (or any portions of the common areas of the Building or Project which significantly impair Tenant’s access to the Premises), Tenant shall have the option to terminate this Lease upon ninety (90) days’ notice to Landlord, provided such notice is given no later than one hundred eighty (180) days after the date of such taking.  Except for any portion of the award expressly allocated by the governmental agency to Tenant, Landlord shall be entitled to receive the entire award or payment in connection with any such taking, except that (1) Tenant shall have the right to file any separate claim available to Tenant for any taking of Tenant’s Property, for the unamortized cost of the Tenant Improvements and Alterations (to the extent paid for by Tenant from Tenant’s own funds and not from any improvement allowance provided by Landlord), interruption of or damage to Tenant’s business, and for moving expenses, so long as such claim is payable separately to Tenant, and (2) Landlord and Tenant shall each be entitled to receive fifty percent (50%) of the “bonus value” of the leasehold estate in connection therewith, which bonus value shall be equal to the difference between the Rent payable under this Lease and the sum established by the taking authority as the award for compensation for the leasehold estate.  All Rent shall be apportioned as of the date of such termination, or the date of such taking, whichever shall first occur.  If any part of the Premises shall be taken, and this Lease shall not be so terminated, the Base Rent and Tenant’s Share of increases in Operating Expenses, Tax Expenses and Utilities Costs shall be equitably abated in proportion to the ratio that the rentable square feet of the Premises which is taken bears to the total rentable square footage of the Premises (and Tenant’s obligation to pay parking charges for the Parking Passes then-rented by Tenant shall be abated to the extent Tenant does not use such Parking Passes as a direct result of such taking, but not in excess of four (4) parking passes for every 1,000 rentable square feet of the portion of the Premises so taken), and Landlord shall at its sole expense restore the Building in which the remainder of the Premises are located to any architecturally complete and functional condition; provided, however, that if (x) during the performance of any such reconstruction work less than all of the Premises, but substantial or critical portions, of the Premises (such as, for example, Tenant’s computer and data rooms in the Premises) are unfit for occupancy and not used by Tenant, (y) as a result thereof, the remainder of the Premises is not sufficient to allow Tenant to effectively conduct its business therein, and (z) Tenant does not conduct its business from the Unusable Area of such substantial or critical portions of the Premises affected by such reconstruction work and such remaining portion, then for such period that Tenant continues to be so prevented from using, and does not use the entire Premises (I) the Base Rent and Tenant’s Share of increases in Operating Expenses, Tax Expenses and Utilities Costs for the entire Premises shall be abated, and (II) Tenant’s obligation to pay parking charges for all of the Parking Passes then-rented by Tenant shall be abated, but only to the extent such Parking Passes are not used by Tenant.  As a clarification of the immediately preceding sentence, if Tenant uses Tenant’s computer and data rooms in the Premises at any time during the performance of such reconstruction work, such use shall not preclude Tenant from receiving abatement of the Base Rent, Tenant’s Share of increases in Operating Expenses, Tax Expenses and Utilities Costs and parking charges for the remainder of the Premises as and to the extent otherwise permitted in the immediately preceding sentence, but if such computer and data rooms are so used, such areas shall not be eligible for any such abatement during the period of such use.  Tenant’s abatement period shall continue until Tenant has been given reasonably sufficient time, and reasonably sufficient access to the Premises, to install Tenant’s Property to the extent the same shall have been removed and/or damaged as a result of such eminent domain taking and to move in over one (1) weekend.  Tenant hereby waives any and all rights it might otherwise have pursuant to Section 1265.130 of the California Code of Civil Procedure.

13.2                        Temporary Taking.  Notwithstanding anything to the contrary contained in this Article 13, in the event of a temporary taking of all or any portion of the Premises or access thereto for a period of one hundred twenty (120) days or less, then this Lease shall not terminate but during the period of such temporary taking (i) the Base Rent and Tenant’s Share of increases in Operating Expenses, Tax Expenses and Utilities Costs shall be abated in proportion to the ratio that the amount of rentable square feet of the Premises taken bears to the total rentable square feet of the Premises, and (ii) Tenant’s obligation to pay parking charges for the Parking Passes then-rented by Tenant shall be abated to the extent Tenant does not use such Parking Passes as a direct result of such temporary taking (but not in excess of four (4) parking passes for every 1,000 rentable square feet of the portion of the Premises so temporarily taken); provided, however, that if only a portion of the Premises is unfit for occupancy and the remainder of the Premises is not sufficient to allow Tenant to effectively conduct its business therein, and if Tenant does not conduct its business from such remaining portion, then (A) the Base Rent and Tenant’s Share of increases in Operating Expenses, Tax Expenses and Utilities Costs for the entire Premises shall be abated for the period of such temporary taking, and (B) Tenant’s obligation to pay parking charges for all of the Parking Passes then-rented by Tenant shall be abated for the period of such temporary taking, but only to the extent such Parking Passes are not used by Tenant.  Landlord shall be entitled to receive the entire award made in connection with any such temporary taking.

ARTICLE 14

ASSIGNMENT AND SUBLETTING

14.1                        Transfers.  Subject to and except as provided in Sections 14.7 and 14.8 below and Section 8.4 above, Tenant shall not, without the prior written consent of Landlord (which consent shall not be unreasonably withheld or conditioned, or delayed beyond the 10-business day period described in Section 14.2 below), assign, mortgage, pledge, hypothecate, encumber, or permit any lien to attach to, or otherwise transfer, this Lease or any interest hereunder, permit any assignment or other such foregoing transfer of this Lease or any interest hereunder by operation of law, sublet the Premises or any part thereof, or permit the use of the Premises by any persons other than Tenant and its employees, agents, consultants and contractors (all of the foregoing are hereinafter sometimes referred to collectively as “Transfers” and any person to whom any Transfer is made or sought to be made is hereinafter sometimes referred to as a “Transferee”).  If Tenant shall desire Landlord’s consent to any Transfer, Tenant shall notify Landlord in writing, which notice (the “Transfer Notice”) shall include (i) the proposed effective date of the Transfer, which shall not be less than fifteen (15) days nor more than one hundred eighty (180) days after the date of delivery of the Transfer Notice, (ii) a description of the portion of the Premises to be transferred (the “Subject Space”), (iii) all of the material terms of the proposed Transfer and the consideration therefor (including a calculation of any Transfer Premium, as defined in Section 14.3 below, in connection with such Transfer), the name and address of the proposed Transferee, and a copy of all existing and/or proposed documentation pertaining to the proposed Transfer (but not any documentation relating solely to the sale (if any) of Tenant’s or an Affiliate’s business to such Transferee), including all existing operative documents to be executed to evidence such Transfer, and (iv) current financial statements of the proposed Transferee certified by an officer, partner or owner thereof, and any other information reasonably required by Landlord and identified in a written notice delivered to Tenant within five (5) days after Landlord’s receipt of such financial statements which will enable Landlord to determine the financial responsibility, character and reputation of the proposed Transferee, nature of such Transferee’s business and proposed use of the Subject Space.  Except as otherwise provided herein, any Transfer made without Landlord’s prior written consent shall, at Landlord’s option, be null, void and of no effect.  Whether or not Landlord shall grant consent, Tenant shall pay Landlord’s actual, documented and reasonable legal fees (not to exceed $2,000.00 in any one instance) incurred by Landlord, within thirty (30) days after written request by Landlord.

14.2                        Landlord’s Consent.  Landlord shall not unreasonably withhold or condition its consent to any proposed Transfer of the Subject Space to the Transferee on the terms specified in the Transfer Notice.  Landlord shall notify Tenant of Landlord’s consent or reasonable disapproval of any such Transfer within ten (10) business days after Landlord’s receipt of the Transfer Notice and all other information required to be delivered by Tenant to Landlord in connection with such proposed Transfer as set forth in Section 14.1 above.  If Landlord fails to notify Tenant in writing of such approval or disapproval within such 10-business day period, and such failure continues for an additional five (5) business days after Tenant notifies Landlord of such failure, then Landlord shall be deemed to have approved such Transfer.  The parties hereby agree that it shall be reasonable under this Lease and under any applicable Law for Landlord to withhold consent to any proposed Transfer where one or more of the following apply, without limitation as to other reasonable grounds for withholding consent:

14.2.1              The Transferee is of a reputation or character or engaged in a business which is not reasonably consistent with the quality of the Building or the Project as a first-class multi-tenant office building project;

14.2.2              The Transferee intends to use the Subject Space for purposes which are not permitted under this Lease;

14.2.3              The Transferee is either a governmental agency or instrumentality thereof (i) which is that of a foreign country, or (ii) which is of a character or reputation, is engaged in a business, or is of, or is associated with, a political orientation or faction, which is materially inconsistent with the quality of the Project, or which would otherwise reasonably offend a landlord of a Comparable Building, or (iii) which is capable of exercising the power of eminent domain or condemnation, unless, and only to the extent, Landlord has leased space to, or approved subleases with, comparable (in terms of use, security issues, express or implied power of eminent domain, reputation, character and size of space in the Project) governmental agencies or instrumentalities thereof;

14.2.4              The Transfer will result in more than a lawfully authorized number of occupants per floor within the Subject Space;

14.2.5              The Transferee is not a party of reasonable financial worth and/or financial stability in light of the responsibilities involved under the Transfer on the date consent is requested; or

14.2.6              The terms of the proposed Transfer will allow the Transferee to exercise a right of renewal, right of expansion, right of first offer, or other similar right held by Tenant, in violation of the express terms of this Lease; or

14.2.7              Either the proposed Transferee, or any person or entity which directly or indirectly, controls, is controlled by, or is under common control with, the proposed Transferee:  (i) occupies space in the Building (and/or Building E if owned by Landlord at the time of the request for consent) and Landlord has available direct space in the Building (and/or Building E, as applicable) sufficient in size to meet the proposed Transferee’s space requirement; or (ii) is currently negotiating with Landlord to lease space in the Building (and/or in Building E if owned by Landlord at such time) and

(A) Landlord has available direct space in the Building (and/or Building E, as applicable) sufficient in size to meet the proposed Transferee’s space requirement, and (B) such negotiations with Landlord commenced prior to any negotiations between Tenant and the proposed Transferee for the Subject Space which is the subject of the proposed Transfer.  For purposes hereof, the term “negotiating” shall mean either the exchange of letters of intent or lease proposals, or the preparation and/or negotiation of lease documents; however, a 2-month lull in the exchange of any such documents (including lease drafts) shall constitute cessation of negotiations.

If Landlord consents to any Transfer pursuant to the terms of this Section 14.2 (and does not exercise any recapture rights Landlord may have under Section 14.4 below), Tenant may, within six (6) months after Landlord’s consent, but not later than the expiration of said six (6)-month period, enter into such Transfer of the Premises or portion thereof, upon substantially the same terms and conditions as are set forth in the Transfer Notice furnished by Tenant to Landlord pursuant to Section 14.1 above, provided that if there are any changes in the terms and conditions from those specified in the Transfer Notice (i) such that Landlord would initially have been entitled to refuse its consent to such Transfer under this Section 14.2, or (ii) which would cause the proposed Transfer to be materially more favorable to the Transferee than the terms set forth in Tenant’s original Transfer Notice, Tenant shall again submit the Transfer to Landlord for its approval and other action under this Article 14 (including Landlord’s right of recapture under Section 14.4 below).

14.3                        Transfer Premium.  Subject to and except as provided in Sections 14.7 and 14.8 below, if Landlord consents to a Transfer, as a condition thereto which the parties hereby agree is reasonable, Tenant shall pay to Landlord fifty percent (50%) of any Transfer Premium received by Tenant from such Transferee.  “Transfer Premium” shall mean all rent, additional rent, parking charges and other consideration actually received from such Transferee in excess of the Rent, Additional Rent, parking charges and other consideration payable by Tenant under this Lease on a per rentable square foot basis if less than all of the Premises is transferred, after deducting the actual, reasonable and documented expenses incurred by Tenant for the following (collectively, the “Subleasing Costs”):  (i) any changes, alterations and improvements made to the Premises, and/or any tenant improvement allowance, space planning allowance, moving allowance and other out-of-pocket monetary concessions paid or provided by Tenant to the Transferee, in connection with the Transfer (including, without limitation, all costs of construction of demising walls, common corridors, elevator lobbies and/or other improvements to the extent required in connection with any sublease of space on a full floor of the Premises, which costs shall be at Tenant’s sole cost and expense); (ii) any brokerage commissions and advertising expenses in connection with the Transfer; (iii) reasonable legal fees incurred by Tenant in negotiating the Transfer and obtaining Landlord’s consent thereto (including Landlord’s attorneys’ fees); (iv) any costs to buy-out or takeover the previous lease of a Transferee; and (v) the Rent paid to Landlord by Tenant for all days that Tenant has vacated the Subject Space following the later of (A) the date the Subject Space was first vacated by Tenant, (B) the date Landlord receives a factually correct written notice of Tenant’s intention to assign or sublet the Subject Space, and (C) the date Landlord receives a factually correct written notice that the Subject Space has been listed with an outside brokerage firm for marketing to third party tenants, up to the effective date of the sublease or assignment covering said Subject Space, or, if earlier, the date Tenant’s assignee or subtenant takes possession of the Subject Space or Tenant ceases to list the Subject Space with an outside brokerage firm for marketing to third party tenants.  The Transfer Premium shall not apply to any assignment or sublease to an Affiliate pursuant to Section 14.7 below or a sublease, license or occupancy agreement to or with a Business Affiliate pursuant to Section 14.8 below.  Transfer Premium shall also include, but not be limited to, key money and bonus money paid by Transferee to Tenant in connection with such Transfer but not sales proceeds from the sale of Tenant or an Affiliate, and any payment in excess of fair market value for services rendered by Tenant to the Transferee in connection with such Transfer.  Under no circumstances shall Landlord be paid any Transfer Premium until Tenant has recovered all Subleasing Costs for the Subject Space, it being understood that if in any year the gross revenues, less the deductions set forth and included in Subleasing Costs, are less than such Subleasing Costs, the amount of the excess Subleasing Costs shall be carried over to the next year and then deducted from gross revenues actually received by Tenant with the procedure repeated until a Transfer Premium is achieved.

14.4                        Landlord’s Option as to Subject Space.  Notwithstanding anything to the contrary contained in this Article 14, if Tenant proposes to enter into a Transfer other than to an Affiliate or Business Affiliate pursuant to Sections 14.7 and 14.8 below which is either (i) an assignment of this Lease, or (ii) a sublease, which when aggregated with all then existing subleases to non-Affiliates and non-Business Affiliates pursuant to Sections 14.7 and 14.8 below, pertains to fifty percent (50%) or more of the Premises, then Landlord shall have the option, by giving written notice to Tenant within ten (10) business days after Landlord’s receipt of any Transfer Notice, to recapture the Subject Space which is the subject of such proposed Transfer; provided, however, Tenant shall have the option to rescind any such proposed Transfer by delivering to Landlord written notice of such rescission within five (5) business days after Tenant’s receipt of such recapture notice, and if such rescission notice is timely delivered by Tenant, Landlord’s recapture notice shall be deemed revoked.  If Tenant does not timely deliver such rescission, then Landlord’s recapture of the Subject Space shall be effective and shall cancel and terminate this Lease with respect to the Subject Space as of the date stated in the Transfer Notice as the effective date of the proposed Transfer until the last day of the term of the Transfer as set forth in the Transfer Notice.  In the event of a recapture by Landlord, if this Lease shall be canceled with respect to less than the entire Premises, the Rent reserved herein shall be prorated on the basis of the number of rentable square feet retained by Tenant in proportion to the number of rentable square feet contained in the Premises, and this Lease as so amended shall continue thereafter in full force and effect, and upon request of either party, the parties shall execute written confirmation of the same.  If Landlord declines, or fails to elect in a timely manner to recapture the Subject Space under this Section 14.4, then, provided Landlord has consented to the proposed Transfer, Tenant shall be entitled to proceed to transfer the Subject Space to the proposed Transferee, subject to provisions of the last paragraph of Section 14.2 above.

14.5                        Effect of Transfer.  If Landlord consents to a Transfer, (i) the terms and conditions of this Lease shall in no way be deemed to have been waived or modified, (ii) such consent shall not be deemed consent to any further Transfer by either Tenant or a Transferee, (iii) Tenant shall deliver to Landlord, promptly after execution, a complete and accurate executed copy of all documentation effectuating the Transfer, (iv) Tenant shall furnish upon Landlord’s request a complete statement, certified by an authorized officer of Tenant, setting forth in detail the computation of any Transfer Premium Tenant has derived and shall derive from such Transfer, and (v) no Transfer relating to this Lease or agreement entered into with respect thereto, whether with or without Landlord’s consent, shall relieve Tenant or any guarantor of this Lease from liability under this Lease.  Landlord or its authorized representatives shall have the right at all reasonable times and upon prior reasonable notice to Tenant to audit the books, records and papers of Tenant relating to any Transfer, and shall have the right to make copies thereof.  If the Transfer Premium respecting any Transfer shall be found understated, Tenant shall, within thirty (30) days after demand, pay the deficiency together with interest thereon at the Interest Rate, and if found understated by more than three percent (3%), Landlord’s cost of such audit.

14.6                        Additional Transfers.  For purposes of this Lease, except as provided in Sections 14.7 and 14.8 below, the term “Transfer” shall also include:  (i) if Tenant is a partnership (including a limited liability partnership), the withdrawal or change, voluntary, involuntary or by operation of law, of more than fifty percent (50%) of the partners, or transfer of more than fifty percent (50%) of the partnership interests, within a twelve (12)-month period, or the dissolution of the partnership without immediate reconstitution thereof; and (ii) if Tenant is a closely held corporation or limited liability company (i.e., whose stock or membership interests are not publicly held and not traded through an exchange or over the counter), (A) the dissolution, merger, consolidation or other reorganization of Tenant, (B) the sale or other transfer of more than an aggregate of fifty percent (50%) of the voting shares or membership interests of Tenant within a twelve (12)-month period (other than transfer of voting shares or membership interests to immediate family members by reason of gift or death) or (C) the sale, mortgage, hypothecation or pledge of more than an aggregate of fifty percent (50%) of the value of the unencumbered assets of Tenant within a twelve (12) month period.

14.7                        Affiliated Companies/Restructuring of Business Organization.  For purposes hereof an “Affiliate” shall mean (i) a parent or subsidiary of Tenant, (ii) any person or entity which controls, is controlled by or is under common control with Tenant, (iii) any entity which purchases all or substantially all of the assets and/or stock of Tenant, or (iv) any entity into which Tenant is merged, reorganized or consolidated.  Notwithstanding anything to the contrary contained in this Lease, the Transfer by Tenant to any Affiliate shall not be subject to Landlord’s prior consent in Section 14.2, Landlord’s right to receive any Transfer Premium pursuant to Section 14.3 above or Landlord’s recapture option in Section 14.4 above, provided that:

14.7.1              any such Affiliate was not formed, and such Transfer was not entered into, as a subterfuge to (i) avoid the obligations contained in this Article 14, or (ii) adversely affect the ability of Tenant to satisfy its obligations under this Lease;

14.7.2              Tenant gives Landlord notice of any such Transfer to the Affiliate prior to or promptly following the effective date of such Transfer, which notice shall include current financial statements of Tenant and the Affiliate which Tenant reasonably believes satisfies the net worth requirement in Section 14.6.3 below, and certified as accurate by an officer thereof;

14.7.3              such Affiliate Transferee has as of the effective date of any such Transfer a net worth computed in accordance with generally accepted accounting principles (but excluding goodwill as an asset), which is sufficient to meet the obligations of such Affiliate Transferee under such Transfer;

14.7.4              any such Transfer shall be subject and subordinate to all of the terms and provisions of this Lease, and any assignee under an assignment of this Lease (which for purposes hereof excludes any entity in a transaction involving only the transfer of Tenant’s stock so long as Tenant remains in effect after such stock transfer) shall assume, in a written document reasonably satisfactory to Landlord and delivered to Landlord prior to or promptly following the effective date of such assignment, all the obligations of Tenant under this Lease; and

14.7.5              Tenant shall remain fully liable for all obligations to be performed by Tenant under this Lease.

“Control”, as used in this Section 14.7, shall mean the possession, direct or indirect, of the power or cause the direction of the management and policies of a person or entity, or ownership of any sort, whether through the ownership of voting securities, by contract or otherwise.

14.8                        Business Affiliates.  Notwithstanding anything to the contrary contained in this Article 14, Tenant shall have the right, without being subject to Landlord’s prior consent, Landlord’s right to receive a Transfer Premium pursuant to Section 14.3 above, or Landlord’s recapture option in Section 14.4 above, but upon at least ten (10) days’ prior written notice to Landlord, to sublease, license or let or otherwise permit occupancy of, up to an aggregate of fifteen percent (15%) of the Premises, to individuals, clients, agents or independent contractors (including employees of Tenant’s Affiliates in an occupancy arrangement that is not part of any assignment or sublease to such Affiliate described in Section 14.7 above) (each a “Business Affiliate”) which sublease, license or occupancy agreement, as the case may be, to a Business Affiliate shall be on and subject to all of the following conditions (however, such 15% cap and prior notice requirement shall not apply to any Business Affiliates which are employees of (A) NetZero, while NetZero is an Affiliate of Tenant, or any other wholly owned subsidiary of Tenant, or (B) any other Tenant’s Affiliates as long as no more than thirty percent (30%) of the Premises are occupied at any one time by employees of any individual Tenant’s Affiliate which is other than NetZero or any other wholly owned subsidiary of Tenant):  (i) Tenant shall either have a business relationship (relating to the primary business of Tenant conducted in the Premises) with each such Business Affiliate or Tenant shall have at least a twenty percent (20%) voting or equity interest in such Business Affiliate; (ii) all such Business Affiliates shall be of a character and reputation consistent with the quality of the Building and Project as a first-class multi-tenant office building project; (iii) all such Business Affiliates shall use the Premises in conformity with the all applicable provisions of this Lease; (iv) no such Business Affiliate shall be a governmental agency or instrumentality thereof described in Section 14.2.3 above which would permit Landlord to refuse consent to Tenant’s proposed sublease, license or occupancy agreement pursuant to Section 14.2.3 if such sublease, license or occupancy agreement did not otherwise qualify under this Section 14.8; (v) such sublease, license or occupancy agreement is not a subterfuge by Tenant to avoid its obligations under this Article 14 (including, without limitation, Sections 14. 6 and 14.7 above with respect to occupancy by any Business Affiliates which are employees of Tenant’s Affiliates); (vi) there shall be no separate demising walls or entrances to the space which is the subject of such sublease, license or occupancy agreement; (vii) each such sublease, license and occupancy agreement shall be subject to and subordinate to all of the terms and provisions of this Lease; and (viii) Tenant’s obligations to indemnify and defend Landlord contained in this Lease include any Claims arising out of the use or occupancy of the Premises by such Business Affiliates and their respective employees, agents and invitees and/or the negligence or willful misconduct of such Business Affiliates and/or their respective employees, agents and invitees.  No such sublease, license or occupancy agreement, as the case may be, shall relieve Tenant from any liability under this Lease.

ARTICLE 15

SURRENDER OF PREMISES; OWNERSHIP
AND REMOVAL OF TRADE FIXTURES

15.1                        Surrender of Premises.  No act or thing done by Landlord or any agent or employee of Landlord during the Lease Term shall be deemed to constitute an acceptance by Landlord of a surrender of the Premises unless such intent is specifically acknowledged in a writing signed by Landlord.  The delivery of keys to the Premises to Landlord or any agent or employee of Landlord shall not constitute a surrender of the Premises or effect a termination of this Lease, whether or not the keys are thereafter retained by Landlord, and notwithstanding such delivery Tenant shall be entitled to the return of such keys at any reasonable time upon request until this Lease shall have been properly terminated.  The voluntary or other surrender of this Lease by Tenant, whether accepted by Landlord or not, or a mutual termination hereof, shall not work a merger, and at the option of Landlord shall operate as an assignment to Landlord of all subleases or subtenancies affecting the Premises.

15.2                        Removal of Tenant Property by Tenant.  All articles of personal property and all business and trade fixtures, machinery and equipment (including computer systems, communications, security, networking and telecommunications equipment and viewing screens, a/v and video equipment, built-in television sets and projection screens), generators, signs, furniture, free standing (but not built-in) cabinet work, movable partitions and other articles of personal property unique to Tenant’s operations and owned by Tenant or any person claiming under Tenant or installed by Tenant at its expense in the Premises, including the Supplemental HVAC Equipment (collectively, “Tenant’s Property”), whether bolted or otherwise, shall remain the property of Tenant, and may be removed by Tenant at any time during the Lease Term, and if so removed by Tenant, Tenant shall, at its own expense, promptly repair all damage to the Premises, Building and Project resulting from such removal.  Subject to the terms of Section 8.3 above, upon the expiration of the Lease Term, or upon any earlier termination of this Lease, Tenant shall, subject to the provisions of this Article 15, quit and surrender possession of the Premises to Landlord in as good order and condition as when Tenant took possession and as thereafter improved by Landlord and/or Tenant, reasonable wear and tear and repairs, casualty damage and condemnation damage which are specifically made the responsibility of Landlord hereunder excepted.  Subject to the terms of Section 8.3 above, upon such expiration or termination, Tenant shall, without expense to Landlord:  (i) remove or cause to be removed from the Premises all debris and rubbish, and all of Tenant’s Property (subject, however, to the provisions of clause (iii) hereinbelow); (ii) at Tenant’s option, either (A) remove or cause to be removed from the Premises any cabling and/or wiring installed or caused to be installed by Tenant, or (B) leave such cabling and/or wiring in place (provided, however, that if Tenant elects to leave such cabling and/or wiring in place pursuant to clause (B) hereinabove, such cabling and/or wiring must be in good condition and working order and in compliance with applicable Laws); and (iii) notwithstanding anything to the contrary contained in Section 8.3 above, at Tenant’s option, either (A) remove or cause to be removed all of the Supplemental HVAC Equipment installed or caused to be installed by Tenant, or (B) leave some or all of the Supplemental HVAC Equipment in place (provided, however, that if Tenant elects to leave some or all of the Supplemental HVAC Equipment in place pursuant to clause (B) hereinabove, such Supplemental HVAC Equipment must be in good condition and working order, in compliance with applicable Laws, and if only a portion of the Supplemental HVAC Equipment is left in place, such portion must be a complete, independent and operating unit).  In connection with the removal of the items described in clauses (i),(ii) and (iii) hereinabove, Tenant shall repair at its own expense all damage to the Premises and Building resulting from such removal.

ARTICLE 16

HOLDING OVER

If Tenant holds over after the expiration of the Lease Term hereof, with or without the express or implied consent of Landlord, such tenancy shall be from month-to-month only, and shall not constitute a renewal hereof or an extension for any further term, and in such case Base Rent shall be payable as follows:  (i) during the first three (3) months of such holdover, Tenant shall pay Base Rent to Landlord at a monthly rate equal to one hundred twenty-five percent (125%) of the Base Rent applicable during the last rental period of the Lease Term under this Lease; and (ii) thereafter during such holdover, Tenant shall pay Base Rent to Landlord at a monthly rate equal to one hundred fifty percent (150%) of the Base Rent applicable during the last rental period of the Lease Term under this Lease.  Such month-to-month tenancy shall be subject to every other term, covenant and agreement contained herein.  Landlord hereby expressly reserves the right to require Tenant to surrender possession of the Premises to Landlord as provided in this Lease upon the expiration or other termination of this Lease.  The provisions of this Article 16 shall not be deemed to limit or constitute a waiver of any other rights or remedies of Landlord provided herein or at law.  In addition to the payment of holdover rent as referenced above, if Landlord reasonably determines that it will incur additional costs, expenses or liabilities by reason of Tenant’s holdover which are not fairly compensated by the payment of holdover rent (and Landlord can provide Tenant with reasonable documentation, such as a signed lease for the Premises, showing that such costs, expenses and/or liabilities are impending or otherwise reasonably likely to occur and not purely speculative), Landlord shall have the right to deliver to Tenant no less than thirty (30) days’ prior written notice of such additional holdover liability (collectively, “Rental Loss Damages”) and if Tenant fails to vacate the Premises within such 30-day period, Tenant agrees to indemnify, defend and hold Landlord harmless from and against all claims, liabilities, losses, costs and expenses (including reasonable attorneys’ fees) relating to Rental Loss Damages by reason of Tenant’s failure to vacate and surrender the Premises in accordance with the terms and conditions of this Lease.

ARTICLE 17

ESTOPPEL CERTIFICATES

Within ten (10) business days following a request in writing delivered by Landlord to Tenant pursuant to Section 26.18 below, Tenant shall execute and deliver to Landlord an estoppel certificate, which shall be substantially in the form of Exhibit E, attached hereto (or such other commercially reasonable form as may be reasonably required by any prospective mortgagee or purchaser of the Project, or any portion thereof), indicating therein any exceptions thereto that may exist at that time, and shall also contain any other information reasonably requested by Landlord or Landlord’s mortgagee or prospective mortgagee or purchasers.  Tenant shall execute and deliver whatever other commercially reasonable instruments as may be reasonably required for such purposes.  Failure of Tenant to execute and deliver such estoppel certificate within such 10-business day period where such failure continues for an additional five (5) business days after a subsequent notice of such failure is delivered by Landlord to Tenant, shall constitute an acknowledgment by Tenant that statements made in good faith by Landlord and included in the estoppel certificate delivered to Tenant by Landlord are true and correct, without exception.  Landlord shall, within ten (10) business days after receipt of Tenant’s request therefor in connection with a proposed Transfer by Tenant (including, without limitation, a proposed transfer to an

Affiliate), acknowledge and deliver to Tenant a similar estoppel certificate certifying as true, for the benefit of Tenant’s proposed Transferee, the foregoing items (adjusted as appropriate for Landlord).

ARTICLE 18

SUBORDINATION

Subject to Tenant’s receipt of a subordination, non-disturbance and attornment agreement(s) as set forth below in this Article 18, this Lease is subject and subordinate to all present and future ground or underlying leases of the portion of the Building or the Phase IV Real Property and to the lien of any mortgages or trust deeds, now or hereafter in force against the Building and/or the Phase IV Real Property, if any, and to all renewals, extensions, modifications, consolidations and replacements thereof, and to all advances made or hereafter to be made upon the security of such mortgages or trust deeds, unless the holders of such mortgages or trust deeds, or the lessors under such ground lease or underlying leases, require in writing that this Lease be superior thereto.  Notwithstanding any contrary provision of this Article 18, a condition precedent to the subordination of this Lease to any future mortgage, deed of trust, ground or underlying lease is that Landlord shall obtain for the benefit of Tenant a commercially reasonable subordination, non-disturbance and attornment agreement from the mortgagee, beneficiary or lessor under such future instrument (“Non-Disturbance Agreement”).  Such commercially reasonable Non-Disturbance Agreement(s) shall include, without limitation, the obligation of any such successor ground lessor, mortgage holder or lien holder “Lien Holder”) to recognize Tenant’s abatement and offset rights expressly set forth in this Lease.  Tenant covenants and agrees if any proceedings are brought for the foreclosure of any such mortgage, or if any ground or underlying lease is terminated, Tenant shall attorn to the purchaser upon any such foreclosure sale, or to the lessor of such ground or underlying lease, as the case may be, if required to do so pursuant to any Non-Disturbance Agreement executed by Tenant pursuant to this Article 18, and shall recognize such purchaser or lessor as the lessor under this Lease.  Tenant shall, within fifteen (15) business days after Tenant’s receipt of a written request therefor delivered by Landlord to Tenant pursuant to Section 26.18 below, execute such further commercially reasonable instruments or assurances as Landlord may reasonably deem necessary to evidence or confirm the subordination or superiority of this Lease to any such mortgages, trust deeds or ground leases.  Concurrently with Tenant’s execution of this Lease, Tenant shall execute and deliver to Landlord, a subordination, non-disturbance and attornment agreement substantially in the form of Exhibit H attached hereto (the “Existing Lender SNDA”).  Concurrently with Landlord’s execution of this Lease, Landlord shall (i) execute, and cause Aareal Capital Corporation (the “Existing Lender”) to execute, the Existing Lender SNDA, and (ii) deliver to Tenant the Existing Lender SNDA so executed by Landlord and the Existing Lender.  Landlord represents and warrants to Tenant that as of the date of execution of this Lease, the Building and Building E and encumbered by a deed of trust in favor of Existing Lender, and there are no other deeds of trust or ground leases encumbering the Building or Building E.

ARTICLE 19

DEFAULTS; REMEDIES

19.1                        Events of Default.  The occurrence of any of the following shall constitute a default of this Lease by Tenant:

19.1.1              Any failure by Tenant to pay any Rent or any other charge required to be paid under this Lease, or any part thereof, when due, which failure continues for five (5) business days after written notice thereof from Landlord; provided, however, that any such notice given pursuant to this Section 19.1.1 shall be in lieu of, and not in addition to, any notice required under California Code of Civil Procedure Section 1161 or any similar or successor law; or

19.1.2              Any failure by Tenant to observe or perform any other provision, covenant or condition of this Lease to be observed or performed by Tenant where such failure continues for thirty (30) days after written notice thereof from Landlord to Tenant; provided, however, that if the nature of such default is such that the same cannot reasonably be cured within a thirty (30) day period, Tenant shall not be deemed to be in default if it diligently commences such cure within such period and thereafter diligently proceeds to rectify and cure said default as soon as possible; any such notice delivered by Landlord shall, at Landlord’s option, be in lieu of, and not in addition to, any notice required under California Code of Civil Procedure Section 1161 or any similar successor law; or

19.2                        Remedies Upon Default.  Upon the occurrence of any default by Tenant pursuant to Section 19.1 above which remains uncured after expiration of the applicable notice and cure period set forth in Section 19.1 above, Landlord shall have, in addition to any other remedies available to Landlord at law or in equity, the option to pursue any one or more of the following remedies, each and all of which shall be cumulative and nonexclusive, without any additional notice or demand whatsoever (except as required by applicable Laws.

19.2.1              Terminate this Lease, in which event Tenant shall immediately surrender the Premises to Landlord, and if Tenant fails to do so, Landlord may, without prejudice to any other remedy which it may have for possession or arrearages in rent, enter upon and take possession of the Premises and expel or remove Tenant and any other person who may be occupying the Premises or any part thereof, all in accordance with applicable statutory procedures and other Laws (it being agreed by Landlord that any eviction or unlawful detainer action by Landlord with respect to the Tenant’s right to occupy and use the Premises shall be conducted in accordance with such applicable statutory procedures and other Laws), without being liable for prosecution or any claim or damages therefor; and Landlord may recover from Tenant the following:

(i)                                     The worth at the time of award of any unpaid rent which has been earned at the time of such termination; plus

(ii)                                  The worth at the time of award of the amount by which the unpaid rent which would have been earned after termination until the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided; plus

(iii)                               The worth at the time of award of the amount by which the unpaid rent for the balance of the Lease Term after the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided; plus

(iv)                              Any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant’s failure to perform its obligations under this Lease or which in the ordinary course of things would be likely to result therefrom, specifically including but not limited to, brokerage commissions and advertising expenses incurred, and expenses of remodeling the Premises or any portion thereof for a new tenant, whether for the same or a different use and any special concessions made to obtain a new tenant; and

(v)                                 At Landlord’s election, such other amounts in addition to or in lieu of the foregoing (to the extent not duplicative) as may be permitted from time to time by applicable Law.

The term “rent” as used in this Section 19.2 shall be deemed to be and to mean all sums of every nature required to be paid by Tenant to Landlord pursuant to the terms of this Lease.  As used in Paragraphs 19.2.1(i) and (ii), above, the “worth at the time of award” shall be computed by allowing interest at the Interest Rate.  As used in Paragraph 19.2.1(iii) above, the “worth at the time of award” shall be computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus one percent (1%).

19.2.2              Unless this Lease has been terminated, Landlord shall have the remedy described in California Civil Code Section 1951.4 (lessor may continue lease in effect after lessee’s breach and abandonment and recover rent as it becomes due, if lessee has the right to sublet or assign, subject only to reasonable limitations).  Accordingly, if Landlord does not elect to terminate this Lease on account of any default by Tenant, Landlord may, from time to time, without terminating this Lease, enforce all of its rights and remedies under this Lease, including the right to recover all rent as it becomes due.

19.2.3              Landlord may, but shall not be obligated to, make any such payment or perform or otherwise cure any such obligation, provision, covenant or condition on Tenant’s part to be observed or performed (and may enter the Premises for such purposes).  Any such actions undertaken by Landlord pursuant to the foregoing provisions of this Section 19.2.3 shall not be deemed a waiver of Landlord’s rights and remedies as a result of Tenant’s failure to perform and shall not release Tenant from any of its obligations under this Lease.

19.3                        Payment by Tenant.  Tenant shall pay to Landlord, within thirty (30) days after delivery by Landlord to Tenant of statements therefor, sums equal to expenditures reasonably made and obligations incurred by Landlord in connection with Landlord’s performance or cure of any of Tenant’s obligations pursuant to the provisions of Section 19.2.3 above.  Tenant’s obligations under this Section 19.3 shall survive the expiration or sooner termination of the Lease Term.

19.4                        Sublessees of Tenant.  If Landlord elects to terminate this Lease on account of any default by Tenant as set forth in this Article 19, Landlord shall have the right to terminate any and all subleases, licenses, concessions or other consensual arrangements for possession entered into by Tenant and affecting the Premises or may, in Landlord’s sole discretion, succeed to Tenant’s interest in such subleases, licenses, concessions or arrangements.  In the event of Landlord’s election to succeed to Tenant’s interest in any such subleases, licenses, concessions or arrangements, Tenant shall, as of the date of notice by Landlord of such election, have no further right to or interest in the rent or other consideration receivable thereunder.

19.5                        Waiver of Default.  No waiver by Landlord or Tenant of any violation or breach of any of the terms, provisions and covenants herein contained shall be deemed or construed to constitute a waiver of any other or later violation or breach of the same or any other of the terms, provisions, and covenants herein contained.  Forbearance by Landlord or Tenant in enforcement of one or more of the remedies herein provided upon an event of default shall not be deemed or construed to constitute a waiver of such default.  The acceptance of any Rent hereunder by Landlord following the occurrence of any default, whether or not known to Landlord, shall not be deemed a waiver of any such default, except only a default in the payment of the Rent so accepted.  Nothing herein shall be deemed to constitute a waiver of Tenant’s equitable right to redeem, by order or judgment of any court, Tenant’s right of occupancy of the Premises after any termination of this Lease.

19.6                        Efforts to Relet.  For the purposes of this Article 19, Tenant’s right to possession shall not be deemed to have been terminated by efforts of Landlord to relet the Premises, by its acts of maintenance or preservation with respect to the Premises, or by appointment of a receiver to protect Landlord’s interests hereunder.  If Landlord elects to terminate this Lease pursuant to Section 19.2.1 above following Tenant’s default, Landlord shall use commercially reasonable efforts to mitigate its damages to the extent required by applicable Laws.  The foregoing enumeration is not exhaustive, but merely illustrative of acts which may be performed by Landlord without terminating Tenant’s right to possession.

19.7                        Landlord’s Default.  Notwithstanding anything to the contrary set forth in this Lease, Landlord shall be in default in the performance of any obligation required to be performed by Landlord pursuant to this Lease if (i) in the event a failure by Landlord is with respect to the payment of money, Landlord fails to pay such unpaid amounts within ten (10) business days after Landlord’s receipt of written notice from Tenant that the same was not paid when due, or (ii) in the event a failure by Landlord is other than as described in clause (i) hereinabove, Landlord fails to perform such non-monetary obligation within thirty (30) days after the receipt of notice from Tenant specifying in detail Landlord’s failure to perform; provided, however, if the nature of Landlord’s non-monetary obligation is such that more than thirty (30) days are reasonably required for its performance, then Landlord shall not be in default under this Lease if Landlord commences such performance within such thirty (30) day period and thereafter diligently pursues the same to completion.  Upon any such default by Landlord under this Lease, Tenant may, except as otherwise specifically provided in this Lease to the contrary, exercise any of its rights provided at law or in equity (provided, however, in no event shall Landlord be liable to Tenant for lost profits, loss of business or other consequential damages).

ARTICLE 20

COVENANT OF QUIET ENJOYMENT

Landlord covenants that Tenant, so long as Tenant is not in default under this Lease and any applicable notice of such default has been delivered and any applicable cure period has expired, shall, during the Lease Term, peaceably and quietly have, hold and enjoy the Premises subject to the terms, covenants, conditions, provisions and agreements hereof without interference by any persons lawfully claiming by or through Landlord.  The foregoing covenant is in lieu of any other covenant express or implied.

ARTICLE 21

SIGNS

21.1                        Full Floor Tenants.  If any portion of the Premises above the ground floor of the Building comprises an entire floor of the Building, Tenant, at its sole cost and expense (which cost may be deducted from the Tenant Improvement Allowance), may install identification signage (including Tenant’s name and logo) anywhere on such full floor(s) of the Premises, including the elevator lobby of such full floor(s), provided that such signs are not visible from the exterior of the Building.

21.2                        Multi-Tenant Floor Tenants.  If the Premises are located on the ground floor of the Building, or if Tenant occupies less than an entire floor which is part of the Premises, Tenant shall have the right to one (1) identification sign on such floor to be located at the entrance to the Premises (which may be located on the Premises’ entry doors).  Such identification sign shall (i) initially be provided by Landlord, at Landlord’s cost, (ii) comply with Landlord’s Building standard signage program, and (iii) be subject to Landlord’s prior approval, which approval shall not be unreasonably withheld, conditioned or delayed.  Any changes to such sign shall be (A) consistent with Landlord’s Building standard signage program, (B) at Tenant’s cost, and (C) subject to Landlord’s prior approval, which shall not be unreasonably withheld or delayed.  In addition, if any portion of the Premises is located on a multi-tenant floor above the ground floor, Landlord shall provide, at Tenant’s expense (which cost may be deducted from the Tenant Improvement Allowance), Building Standard directorial signage for such space in the elevator lobby of such floor.

21.3                        Building Directory.  Tenant shall be entitled, at Landlord’s cost, to Tenant’s Share of the ground floor lobby directory of the Building to list thereon Tenant’s name, the names of Tenant’s key employees, the suite number of the Premises, and the names of any Affiliates or Transferees to which Tenant’s interest in this Lease or the Premises has been assigned or subleased pursuant to Article 14 above.  All such listings on such ground floor lobby directory shall be (i) consistent with the other listings on such directory, (ii) at Tenant’s cost, and (iii) subject to Landlord’s prior approval, which shall not be unreasonably withheld or delayed.

21.4                        Building Top Sign.

21.4.1              Building Top Sign.  Subject to the approval of all applicable governmental authorities, and compliance with all applicable Laws, the Underlying Documents (including the signage program and guidelines thereof) and all other recorded covenants, conditions and restrictions affecting the Real Property (collectively, the “Signage Restrictions”), and the terms of this Section 21.4, Tenant shall have the right to install, at Tenant’s cost, one (1) identification sign at the top of the south side of the Building (the “Building Top Sign”) in the approximate location depicted on Exhibit J attached hereto.  Tenant may display only Tenant’s name “United Online” and accompanying logo on the Building Top Sign (subject, however, to the provisions of Section 21.4.4 below).  Landlord agrees that while Tenant retains its rights herein to the Building Top Sign, Landlord shall not permit any other signs to be displayed at the top of the south side of the Building.

21.4.2              Specifications.  The graphics, materials, color, design, lettering, lighting (if applicable), size, specifications, manner of affixing and exact location of the Building Top Sign at the top of the south side of the Building shall be consistent with the signage program and guidelines for the Building and Project, as reasonably determined by Landlord, and subject to Landlord’s prior approval which shall not be unreasonably withheld, conditioned or delayed.  Landlord hereby agrees that the Building Top Sign may be similar in size and type to the “United Online” building top sign currently displayed on the top of the west side of Building H of the Project located at 21301 Burbank Boulevard, provided the same is approved by all applicable governmental authorities and otherwise complies with the Signage Restrictions.  Landlord shall reasonably cooperate with Tenant in obtaining the necessary governmental approvals and permits for the Building Top Sign.

21.4.3              Costs.  Tenant shall pay for all costs and expenses of and/or related to the Building Top Sign, including, without limitation, costs of the design, acquisition, construction, installation, maintenance, insurance, utilities (if applicable), repair and replacement thereof; provided, however, the initial installation and acquisition costs for the Building Top Sign actually paid by Tenant may be reimbursed to Tenant out of any remaining unused balance of the Tenant Improvement Allowance so long as prior to the end of the first (1st) year of the initial Lease Term (i) the Building Top Sign is installed by Tenant, and (ii) Tenant delivers to Landlord a written request for such reimbursement together with invoices and paid receipts evidencing such costs so incurred and paid by Tenant.  Tenant shall install and maintain the Building Top Sign in compliance with all Laws and subject to the applicable provisions of Articles 7 and 8 above.

21.4.4              Transferability; Use by Affiliate Assignee.  The rights to the Building Top Sign set forth herein are personal to the Original Tenant and may not be transferred by the Original Tenant or used by anyone else.  Notwithstanding the foregoing to the contrary, the Original Tenant (or its Affiliate Assignee described in clause (B) hereinbelow) shall have the right, at its sole cost and expense, to change the name and accompanying logo on the Building Top Sign from “United Online” and accompanying logo to a different name and accompanying logo under the following circumstances, provided that (i) any such name and/or logo change shall not be permitted if they constitute Objectionable Names/Logos (as defined below), (ii) only one (1) name and accompanying logo shall be permitted on the Building Top Sign at any one time, and (iii) the size of the Building Top Sign is not increased as a result thereof:  (A) if the Original Tenant changes its company or brand name, then the Original Tenant may change the name and accompanying logo on the Building Top Sign to reflect such company name change and logo;  (B) if the Original Tenant transfers its rights to the Building Top Sign to an Affiliate Assignee in connection with Tenant’s assignment of its entire interest in this Lease to such Affiliate Assignee pursuant to Section 14.7 above, then the Original Tenant or such Affiliate Assignee may change the name on the Building Top Sign to reflect the name of such Affiliate Assignee; and (C) at the Original Tenant’s option, the Original Tenant may change the name and accompanying logo on the Building Top Sign to reflect the name and accompanying logo of NetZero or any other Affiliate of Tenant which occupies any portion of the Premises.  As used herein, the term “Objectionable Names/Logos” shall mean any name or logo which (1) relates to an entity which is of a character or reputation, or is associated with a political orientation or faction, which is inconsistent with the quality of the Project as a first-class multi-tenant office building project, or which would otherwise reasonably offend a landlord of a Comparable Building, or (2) would violate any restrictions on signs currently set forth in the Underlying Documents or in any existing lease at the Project (which restrictions do not prohibit the names of internet service providers, generally); provided, however, Landlord hereby agrees that the name “NetZero” (and its accompanying logo) are not Objectionable Names/Logos.

21.4.5              Loss of Signage Rights.  Notwithstanding anything to the contrary set forth in this Section 21.4, if (i) Tenant fails to install the Building Top Sign prior to the end of the first (1st) year of the initial Lease Term, or (ii) at any time following the Lease Commencement Date, the Original Tenant and/or any Affiliate Assignee or Affiliate sublessees under an assignment or subleases entered into pursuant to Section 14.7 above and/or any Business Affiliates under subleases entered into pursuant to Section 14.8 above fail collectively to be in actual and physical possession of the entire 4th Floor Space (subject to Force Majeure events and/or temporary vacancy of the Premises for Alterations), Tenant shall thereafter no longer have any rights to the Building Top Sign.

21.4.6              Insurance/Maintenance/Removal.  Tenant shall be responsible for maintaining insurance on the Building Top Sign as part of the insurance required to be carried by Tenant pursuant to Section 10.3.2 above.  If the Building Top Sign requires maintenance, repairs and/or replacement as determined in Landlord’s reasonable judgment, then Landlord shall have the right to provide written notice thereof to Tenant and Tenant shall cause such repairs, replacement and/or maintenance to be performed within ten (10) business days after Tenant’s receipt of such notice from Landlord, at Tenant’s sole cost and expense; provided, however, if such repairs, replacement and/or maintenance are reasonably expected to require longer than ten (10) business days to perform, then Tenant shall commence such repairs, replacement and/or maintenance within such ten (10) business day period and shall diligently prosecute such repairs, replacement and maintenance to completion.  If Tenant fails to perform such maintenance, repairs and/or replacement within the periods described in the immediately preceding sentence, Landlord shall have the right to cause such work to be performed and to charge Tenant as Additional Rent for the actual and reasonable costs of such work.  Upon the expiration or earlier termination of this Lease (or prior to such expiration or earlier termination, upon Tenant’s loss of any of its rights to the Building Top Sign pursuant to Section 21.4.5 above), Tenant shall, at Tenant’s sole cost and expense, cause the Building Top Sign to be removed, and Tenant shall repair all damage occasioned thereby and restore the affected areas of the Building to their original condition prior to the installation of the Building Top Sign, ordinary wear and tear and damage by casualty excepted.  If Tenant fails to timely remove the Building Top Sign and repair and restore the affected areas of the Building as provided in the immediately preceding sentence, on ten (10) business days’ notice to Tenant, then Landlord may perform such work, and all reasonable out-of-pocket costs and expenses incurred by Landlord in so performing such work shall be reimbursed by Tenant to Landlord within thirty (30) days after Tenant’s receipt of invoice therefor including interest at the Interest Rate.  The immediately preceding sentence shall survive the expiration or earlier termination of this Lease.

21.5                        Prohibited Signage and Other Items.  Except as expressly provided in this Article 21, Tenant may not install any signs, notices, logos, pictures, names or advertisements on the exterior or roof of the Building or the common areas of the Building or the Project or anywhere which can be seen from outside the Premises.  Any signs, window coverings, or blinds, or other items readily visible from the exterior of the Premises or the Building are subject to the prior approval of Landlord, in its sole discretion.  Any such signs, notices, logos, pictures, names, advertisements, window coverings, blinds or other items visible from the exterior of the Premises or Building which are installed and that have not been individually approved by Landlord pursuant to this Article 21 or otherwise may be removed by Landlord, after at least 24 hours’ notice to Tenant, at the sole expense of Tenant.

ARTICLE 22

COMPLIANCE WITH LAWS

Tenant shall not do anything or suffer anything to be done in or about the Premises or Building which will in any way conflict with any federal, state or local laws, statutes, ordinances or other governmental rules, regulations or requirements now in force or which may hereafter be enacted or promulgated, including, without limitation the Americans with Disabilities Act of 1990 (collectively, the “Laws”).  At its sole cost and expense, subject to Landlord’s obligations expressly set forth below in this Article 22, Tenant shall promptly comply with all such Laws, including, without limitation, the making of any alterations and improvements to the Premises.  Notwithstanding the foregoing to the contrary, Landlord shall be responsible for making all alterations and improvements required by applicable Laws with respect to the items which are Landlord’s responsibility to repair and maintain pursuant to Section 7.2 above (i.e., the structural portions of the Building, the exterior windows of the Building, the roof of the Building, the Base, Shell and Core Systems and Equipment and other Base, Shell and Core components of the Building, the common areas of the Building and the common areas of the Phase IV Real Property to the extent such repair and maintenance obligations are not the obligations of any common area association); provided, however, that Tenant shall reimburse Landlord, within thirty (30) days after invoice, for the costs of any such improvements and alterations and other compliance costs to the extent necessitated by or resulting from:

(i)                                     any Alterations or Tenant Improvements installed by or on behalf of Tenant, except that Tenant will not be obligated to reimburse Landlord directly for the costs (as distinguished from paying for such costs as part of Operating Expenses to the extent provided in Article 4 above) of any modifications to those items which are Landlord’s responsibility to repair and maintain pursuant to Section 7.2 above to the extent (A) such modifications are required to correct any existing non-compliance of such items with applicable Laws in effect as of the date of execution of this Lease, and (B) such corrective compliance work described in clause (A) hereinabove is triggered by and required in connection with the construction of the initial Tenant Improvements pursuant to the Tenant Work Letter, unless such required modifications are triggered or caused by (x) any such initial Tenant Improvements that are Special Use Alterations or not customary or typical improvements for an ordinary office use tenant, or (y) any changes made directly to such Landlord responsible repair/maintenance items that are specified on the Approved Working Drawings, and (C) such corrective compliance work described in clause (A) hereinabove would have also been triggered as a result of any tenant pulling a building permit for customary and typical ordinary office use tenant improvements at the same time that Tenant pulls the building permit for the initial Tenant Improvements (the costs of any such corrective compliance work described in clause (A) hereinabove which are not required to be reimbursed directly by Tenant pursuant to this clause (i) with respect to the initial Tenant Improvements shall sometimes be referred to herein as the “Landlord Responsible Corrective Work Costs”);

(ii)                                  the negligence or willful misconduct of Tenant or Tenant’s agents, contractors, employees, licensees or invitees that is not covered by insurance obtained, or required to be obtained by, Landlord as part of Operating Expenses and as to which the waiver of subrogation set forth in Section 10.4 above applies; and/or

(iii)                               Tenant’s specific manner of use of the Premises or special uses of the Premises (as distinguished from normal or ordinary general office use), including, without limitation, the use of Shower/Fitness/Locker Room Facilities and Cafeteria/Kitchen Facilities (if installed in the Premises) and any of the uses described in clause (2) of Section 5.1 above.

ARTICLE 23

ENTRY BY LANDLORD

23.1                        Entry by Landlord.  Subject to the terms of Section 23.2 below, Landlord reserves the right at all reasonable times and upon at least 48 hours’ advance written notice to Tenant (except no such notice shall be required in emergencies) to enter the Premises to:  (i) inspect them; (ii) show the Premises to prospective purchasers, or mortgagees, or to the ground or underlying lessors and, during the last nine (9) months of the Lease Term, to prospective tenants; (iii) post notices of non-responsibility; and/or (iv) alter, improve or repair the Premises or the Building if necessary to comply with current building codes or other applicable Laws, or for structural alterations, repairs or improvements to the Building which Landlord is required to perform under this Lease.  Notwithstanding anything to the contrary contained in this Article 23, but subject to Section 23.2 below, Landlord may enter the Premises at any time to perform regularly scheduled services required of Landlord (such as, for example, janitorial services) or in the event of an emergency.  Any such entries shall be without the abatement of Rent (except as provided in Section 6.6 above) and shall include the right to take such reasonable steps as required to accomplish the stated purposes.  Subject to Sections 6.6 and 10.1.2 above, Tenant hereby waives any claims for damages or for any injuries or inconvenience to or interference with Tenant’s business, lost profits, any loss of occupancy or quiet enjoyment of the Premises, and any other loss occasioned thereby.  For each of the above purposes, Landlord shall at all times have a key with which to unlock all the doors in the Premises, excluding Tenant’s vaults, safes and special security areas designated in advance by Tenant.  In an emergency, Landlord shall have the right to use any means that Landlord may deem proper to open the doors in and to the Premises.  Any entry into the Premises in the manner hereinbefore described shall not be deemed to be a forcible or unlawful entry into, or a detainer of, the Premises, or an actual or constructive eviction of Tenant from any portion of the Premises.  Notwithstanding anything to the contrary set forth above, Landlord agrees to use commercially reasonable efforts to minimize interference with Tenant’s use of and access to the Premises as a result of Landlord’s exercise of its entry rights under this Article 23.  Tenant, at its option, shall have the right to have Tenant’s representative accompany Landlord or Landlord’s representative in Landlord’s entry of the Premises pursuant to this Article 23 (and Tenant shall make such representative readily available for such purposes) and Landlord agrees to comply with any reasonable security measures Tenant may have (except in the event of an emergency, which such compliance shall not be required).

23.2                        Secured Areas.  Notwithstanding anything to the contrary set forth in Section 23.1 above, Tenant may designate certain areas of the Premises as “Secured Areas” should Tenant require such areas for the purpose of securing certain valuable property or confidential information.  Landlord may not enter such Secured Areas except in the case of emergency or to comply with Landlord’s obligations under this Lease, or in the event of a Landlord inspection, in which case Landlord shall provide Tenant with two (2) business days’ prior written notice of the specific date and time of such Landlord inspection.

ARTICLE 24

TENANT PARKING

24.1                        Tenant’s Parking Passes.  Tenant shall throughout the Lease Term, as may be extended, have the right, but not the obligation, to rent, on a monthly basis throughout the Lease Term, as may be extended, up to the number of Reserved Passes and Unreserved Passes set forth in Section 10 of the Summary (the “Parking Allotment”).  All of Tenant’s Unreserved Passes rented by Tenant shall be located in the unreserved parking areas of the Phase I/IV Parking Structure, the Phase IV Surface Parking Areas and/or such other Parking Facilities within the Project as may be designated by Landlord from time to time (in Landlord’s sole but good faith discretion and on a non-discriminatory basis with respect to Tenant) for unreserved parking for employees of tenants of the Building.  All of Tenant’s Reserved Passes rented by Tenant shall be located in the Phase I/IV Parking Structure, in such areas thereof as shall be designated by Landlord from time to time.  All of Tenant’s Reserved Passes and Unreserved Passes (collectively, the “Parking Passes”) rented by Tenant shall be available for parking by Tenant’s employees and the employees of Tenant’s subtenants and assignees (including Affiliates and Business Affiliates) pursuant to subleases and assignments entered into in accordance with Article 14 above.  Prior to the Lease Commencement Date, Tenant shall notify Landlord in writing of the number of the Unreserved Passes and Reserved Passes within the Parking Allotment that Tenant shall rent, and thereafter Tenant may from time to time increase or decrease the number and type of such Parking Passes within (but not in excess of) the Parking Allotment that Tenant shall rent upon thirty (30) days’ advance written notice to Landlord.  If Tenant fails to deliver its written notice specifying the number and type of Parking Passes within the Parking Allotment that Tenant desires to rent prior to the Lease Commencement Date, then Tenant shall be deemed to have elected to lease  all of the Reserved Passes and Unreserved Passes within the Parking Allotment until such time as Tenant delivers a subsequent 30-day advance written notice increasing the number and type of Parking Passes within (but not in excess of) the Parking Allotment that Tenant desires to rent as provided and subject to the limitations set forth hereinabove.

24.2                        Parking Charges.  Tenant shall be charged for the number and type of the Parking Passes within the Parking Allotment that Tenant elects to rent pursuant to Section 24.1 above at the prevailing parking rates charged by Landlord and/or Landlord’s parking operator from time-to-time for reserved or unreserved parking (as the case may be) in the applicable Parking Facilities, plus applicable parking taxes (which rates are currently $207.00 per reserved parking pass per month and $102.00 per unreserved parking pass per month, each inclusive of parking taxes).  Notwithstanding the foregoing:  (i) such current parking rates shall be fixed for the first (1st) year of the initial Lease Term, and shall not increase thereafter during the remainder of the initial Lease Term by more than three percent (3%) per year, calculated on a cumulative and compounded basis (but in no event shall such increases result in parking rates payable by Tenant that are in excess of the prevailing parking rates charged by Landlord and/or Landlord’s parking operator from time-to-time for reserved or unreserved parking [as the case may be] in the applicable Parking Facilities); and (ii) Landlord shall abate Tenant’s obligation to pay the parking charges otherwise payable for  all of the Reserved Passes and Unreserved Passes within the Parking Allotment that are rented by Tenant pursuant to Section 24.1 above during the first eighteen (18) months of the initial Lease Term (collectively, the “Abated Parking Charges”).  In the event of a default by Tenant under the terms of this Lease that results in the early termination of this Lease pursuant to the provisions of Article 19 above, then as a part of the recovery set forth in Article 19, Landlord shall be entitled to the recovery of the unamortized balance of the Abated Parking Charges.  For purposes of this Section 24.2, the Abated Parking Charges shall be amortized on a straight-line basis over the scheduled 6-year initial Lease Term, and the unamortized balance thereof shall be determined based upon the unexpired portion of such initial Lease Term as of the date of such early termination.

24.3                        Parking Validations.  Tenant shall have the right to purchase from Landlord or the parking operator for the Project Parking Facilities all-day parking validations for unreserved visitor parking at the same cost of the then current daily parking rate for unreserved spaces (plus any and all applicable taxes); provided, however, provided, however, the Original Tenant or an Affiliate Assignee may purchase validation stamps to validate parking for the Original Tenant’s visitors (or such Affiliate Assignee’s visitors, as the case may be) at a twenty percent (20%) discount during the first eighteen (18) months of the initial Lease Term.  Such discounted validation stamps are personal to the Original Tenant (or such Affiliate Assignee, as the case may be) and may not be assigned, exercised or used, voluntarily or involuntarily, by or to, any person or entity other than the Original Tenant (or such Affiliate Assignee, as the case may be), and any discounted validation stamps not used by the Original Tenant (or such Affiliate Assignee, as the case may be) as of the end of such initial 18-month period may not be used thereafter (i.e., such unused discount validation stamps shall not carry forward to any period of time beyond such initial 18-month period).

24.4                        Limitations on Tenant’s Parking Rights.  Tenant shall abide, and use commercially reasonable efforts to cause its employees and visitors who utilize the Parking Facilities to abide, by the Parking Rules and Regulations attached hereto as Exhibit F, as may be reasonably and non-

discriminatorily modified by Landlord from time to time, the Underlying Documents and all other recorded covenants, conditions and restrictions affecting the Building and/or the Project.  Subject to Landlord’s obligations set forth in the last sentence of Section 1.1.4 above, and provided the following do not cause an Adverse Condition to arise, Landlord may from time to time, without incurring any liability to Tenant and without any abatement of Rent under this Lease (other than as expressly provided in Section 6.6 above), (i) change the location, size, configuration, design, layout and all other aspects of the Parking Facilities, and (ii) temporarily (not to exceed 1 month) close-off or restrict access to any of the Parking Facilities for purposes of permitting or facilitating any such construction, alteration or improvements so long as (A) Landlord provides reasonable alternative parking during such periods, and (B) if such alternative parking is provided in an off-site parking area which is located beyond a reasonable walking distance from the Project, Landlord provides a shuttle between such off-site parking area and the Building.  The parking rights provided to Tenant pursuant to this Article 24 are provided solely for use by Tenant’s own personnel and such rights may not be transferred, assigned, subleased or otherwise alienated by Tenant without Landlord’s prior approval, except in connection with an assignment of this Lease or sublease of the Premises made in accordance with Article 14 above.  All visitor parking by Tenant’s visitors shall be subject to availability, as reasonably determined by Landlord, parking in such visitor parking areas as may be designated by Landlord from time to time, and payment by such visitors of the prevailing visitor parking rate charged by Landlord from time to time.

ARTICLE 25

SECURITY DEPOSIT

Concurrent with Tenant’s execution of this Lease, Tenant shall deposit with Landlord a security deposit (the “Security Deposit”) in the amount set forth in Section 11 of the Summary.  The Security Deposit shall be held by Landlord as security for the faithful performance by Tenant of all the terms, covenants, and conditions of this Lease to be kept and performed by Tenant during the Lease Term.  If Tenant defaults with respect to any provisions of this Lease, including, but not limited to, the provisions relating to the payment of Rent, Landlord may, but shall not be required to, use, apply or retain all or any part of the Security Deposit for the payment of any Rent or any other sum in default, or for the payment of any amount that Landlord may spend or become obligated to spend by reason of Tenant’s default, or to compensate Landlord for any other loss or damage that Landlord may suffer by reason of Tenant’s default.  If any portion of the Security Deposit is so used or applied, Tenant shall, within five (5) days after written demand therefor, deposit cash with Landlord in an amount sufficient to restore the Security Deposit to its original amount, and Tenant’s failure to do so shall be a default under this Lease.  If Tenant shall fully and faithfully perform every provision of this Lease to be performed by it, the Security Deposit, or any balance thereof, shall be returned to Tenant, or, at Landlord’s option, to the last assignee of Tenant’s interest hereunder, within sixty (60) days following the expiration of the Lease Term.  Tenant shall not be entitled to any interest on the Security Deposit.  Tenant hereby waives the provisions of Section 1950.7 of the California Civil Code, and all other provisions of law, now or hereafter in force, which provide that Landlord may claim from a security deposit only those sums reasonably necessary to remedy defaults in the payment of rent, to repair damage caused by Tenant or to clean the Premises, it being agreed that Landlord may, in addition, claim those sums reasonably necessary to compensate Landlord for any other loss or damage, foreseeable or unforeseeable, caused by the act or omission of Tenant or any officer, employee, agent or invitee of Tenant.

ARTICLE 26

MISCELLANEOUS PROVISIONS

26.1                        Terms.  The necessary grammatical changes required to make the provisions hereof apply either to corporations or partnerships or individuals, men or women, as the case may require, shall in all cases be assumed as though in each case fully expressed.

26.2                        Binding Effect.  Each of the provisions of this Lease shall extend to and shall, as the case may require, bind or inure to the benefit not only of Landlord and of Tenant, but also of their respective successors or assigns, provided this clause shall not permit any assignment by Tenant contrary to the provisions of Article 14 above.

26.3                        No Air Rights.  No rights to any view or to light or air over any property, whether belonging to Landlord or any other person, are granted to Tenant by this Lease.  If at any time any windows of the Premises are temporarily darkened or the light or view therefrom is obstructed by reason of any repairs, improvements, maintenance or cleaning in or about the Building, the same shall be without liability to Landlord and without any reduction or diminution of Tenant’s obligations under this Lease.

26.4                        Modification of Lease.  Should any current or prospective mortgagee or ground lessor for the Building require a modification or modifications of this Lease, which modification or modifications will not result in an Adverse Condition or cause an increased cost or expense to Tenant or in any other way materially and adversely change the rights and obligations of Tenant hereunder, then and in such event, Tenant agrees that this Lease may be so modified and agrees to execute whatever documents are required therefor and deliver the same to Landlord within fifteen (15) business days following the request therefor, so long as Landlord reimburses Tenant for all of Tenant’s actual and reasonable out-of-pocket legal costs incurred by Tenant in connection with such modifications.  Should Landlord or any such prospective mortgagee or ground lessor require execution of a short form of Lease for recording, containing, among other customary provisions, the names of the parties, a description of the Premises and the Lease Term, Tenant agrees to execute such short form of Lease and to deliver the same to Landlord within fifteen (15) business days following the request therefor, the recordation of which shall be at the sole cost and expense of Landlord.

26.5                        Transfer of Landlord’s Interest.  Tenant acknowledges that Landlord has the right to transfer all or any portion of its interest in the Phase IV Real Property, the Building and/or this Lease, and Tenant agrees that in the event of any such transfer of its interest in the Building and the Lease, Landlord shall be released from all liability under this Lease arising after the effective date of such transfer (to the extent such liability relates to the interest transferred) provided such obligations are expressly assumed by the transferee, and Tenant agrees to look solely to such transferee for the performance of Landlord’s obligations hereunder arising after the date of transfer.  Tenant further acknowledges that Landlord may assign its interest in this Lease to a mortgage lender as additional security and the parties agree that such an assignment shall not release Landlord from its obligations hereunder and that Tenant shall continue to look to Landlord for the performance of its obligations hereunder.

26.6                        Prohibition Against Recording.  Except as provided in Section 26.4 above, neither this Lease, nor any memorandum, affidavit or other writing with respect thereto, shall be recorded by Tenant or by anyone acting through, under or on behalf of Tenant.

26.7                        Landlord’s Title.  Landlord’s title is and always shall be paramount to the title of Tenant.  Nothing herein contained shall empower Tenant to do any act which can, shall or may encumber the title of Landlord beyond such encumbrances as are created by this Lease.

26.8                        Captions.  The captions of Articles and Sections are for convenience only and shall not be deemed to limit, construe, affect or alter the meaning of such Articles and Sections.

26.9                        Relationship of Parties.  Nothing contained in this Lease shall be deemed or construed by the parties hereto or by any third party to create the relationship of principal and agent, partnership, joint venturer or any association between Landlord and Tenant, it being expressly understood and agreed that neither the method of computation of Rent nor any act of the parties hereto shall be deemed to create any relationship between Landlord and Tenant other than the relationship of landlord and tenant.

26.10                 Application of Payments.  Landlord shall have the right to apply payments received from Tenant pursuant to this Lease, regardless of Tenant’s designation of such payments, to satisfy any obligations of Tenant hereunder, in such order and amounts as Landlord, in its sole discretion, may elect.

26.11                 Time of Essence; Time for Payment.  Time is of the essence of this Lease and each of its provisions.  Whenever in the Lease a payment is required to be made by one party to the other, but a specific date for payment is not set forth or a specific number of days within which payment is to be made is not set forth, or the words “immediately,” “promptly,” and/or “on demand,” or their equivalent, are used to specify when such payment is due, then such payment shall be due thirty (30) days after the date that the party which is entitled to such payment sends notice to the other party demanding such payment.

26.12                 Partial Invalidity.  If any term, provision or condition contained in this Lease shall, to any extent, be invalid or unenforceable, the remainder of this Lease, or the application of such term, provision or condition to persons or circumstances other than those with respect to which it is invalid or unenforceable, shall not be affected thereby, and each and every other term, provision and condition of this Lease shall be valid and enforceable to the fullest extent possible permitted by law.

26.13                 No Warranty.  In executing and delivering this Lease, neither Landlord nor Tenant has relied on any representation or any warranty or any statement of the other party which is not set forth herein or in one or more of the exhibits or riders attached hereto.

26.14                 Landlord Exculpation.  It is expressly understood and agreed that notwithstanding anything in this Lease to the contrary, and notwithstanding any applicable Law to the contrary, the liability of Landlord and the Landlord Parties hereunder (including any successor landlord) and any recourse by Tenant against Landlord or the Landlord Parties (including any successor landlord) shall be limited solely and exclusively to an amount which is equal to the interest of Landlord (or such successor landlord, as the case may be) in the Building, including rental proceeds therefrom, and portions of the Phase IV Real Property owned by Landlord (or such successor landlord, as the case may be) and any available condemnation or insurance proceeds related to damage or destruction or condemnation of the

Phase IV Real Property or any portion thereof, and neither Landlord, nor any of the Landlord Parties (nor any successor landlord) shall have any personal liability therefor, and Tenant hereby expressly waives and releases such personal liability on behalf of itself and all persons claiming by, through or under Tenant.  Landlord acknowledges and agrees that the foregoing limitation on Landlord’s (and its successor’s) liability shall not constitute a waiver by Tenant of its right to enforce any termination right or other remedy against Landlord (or such successor landlord, as the case may be, but not against any of the Landlord Parties) that is specifically provided to Tenant under this Lease, or that is available at law and/or in equity, excluding, however, any right to sue or recover any monetary awards, damages or other monetary amounts to the extent provided above.

26.15                 Entire Agreement.  It is understood and acknowledged that there are no oral agreements between the parties hereto affecting this Lease and this Lease supersedes and cancels any and all previous negotiations, arrangements, brochures, agreements and understandings, if any, between the parties hereto or displayed by Landlord to Tenant with respect to the subject matter thereof, and none thereof shall be used to interpret or construe this Lease.  This Lease (including the exhibits and riders which are attached hereto and constitute an integral part of this Lease and are hereby incorporated into this Lease) contains all of the terms, covenants, conditions, warranties and agreements of the parties relating in any manner to the rental, use and occupancy of the Premises, shall be considered to be the only agreement between the parties hereto and their representatives and agents, and none of the terms, covenants, conditions or provisions of this Lease can be modified, deleted or added to except in writing signed by the parties hereto.  All negotiations and oral agreements acceptable to both parties have been merged into and are included herein.  There are no other representations or warranties between the parties, and all reliance with respect to representations is based totally upon the representations and agreements contained in this Lease.

26.16                 Right to Lease.  Subject to Tenant’s right of first offer set forth in Section 1.4 above, Landlord reserves the absolute right to effect such other tenancies in the Building and Building E and/or in any other portions of the Project owned by Landlord as Landlord in the exercise of its sole business judgment shall determine to best promote the interests of the Building, Building E, and/or any such other portions of the Project.  Tenant does not rely on the fact, nor does Landlord represent, that any specific tenant or type or number of tenants shall, during the Lease Term, occupy any space in the Building, Building E, and/or any such other portions of the Project.

26.17                 Force Majeure.  Notwithstanding anything to the contrary set forth in this Lease, any prevention, delay or stoppage due to strikes, lockouts, labor disputes, rain or other inclement weather, acts of God, inability to obtain services, labor, or materials or reasonable substitutes therefor, governmental actions or inactions, including, without limitation, any delays in obtaining permits or approvals from the applicable governmental authorities, civil commotions, fire or other casualty, and other causes beyond the reasonable control of the party obligated to perform, except with respect to the obligations imposed on Tenant under the Tenant Work Letter (unless and to the extent TI Force Majeure Delays extend the Lease Commencement Date as specifically provided and subject to the restrictions contained in Section 4.6 of the Tenant Work Letter) or either party with respect to Rent or other charges to be paid by such party pursuant to this Lease (collectively, “Force Majeure”), shall excuse the performance of such party for a period equal to any such prevention, delay or stoppage.  Accordingly, if this Lease specifies a time period for performance of an obligation of either party, that time period shall be extended by the period of any delay in such party’s performance caused by a Force Majeure.

26.18                 Notices.  All notices, demands, statements or communications (collectively, “Notices”) given or required to be given by either party to the other hereunder shall be in writing, shall be sent by United States certified or registered mail, postage prepaid, return receipt requested, or delivered personally or sent by nationally recognized overnight courier (i) to Tenant at the appropriate address set forth in Section 5 of the Summary, or to such other place as Tenant may from time to time designate in a Notice to Landlord; or (ii) to Landlord at the addresses set forth in Section 3 of the Summary, or to such other firm or to such other place as Landlord may from time to time designate in a Notice to Tenant.  Any Notice will be deemed given (A) on the date delivered or rejected if it is mailed as provided in this Section 26.18, or (B) upon the date personal delivery is made or rejected, or (C) upon the date which is one (1) business day after it is sent by nationally recognized overnight courier, as the case may be.  Upon request, if Tenant is notified of the identity and address of Landlord’s mortgagee or ground or underlying lessor, Tenant shall give to such mortgagee or ground or underlying lessor written notice of any default by Landlord under the terms of this Lease by registered or certified mail or nationally recognized overnight courier, and such mortgagee or ground or underlying lessor shall be given a reasonable opportunity to cure such default prior to Tenant’s exercising any remedy available to Tenant.

26.19                 Joint and Several.  If there is more than one Tenant, the obligations imposed upon Tenant under this Lease shall be joint and several.

26.20                 Authority.  Each party hereby represents and warrants to the other party that the representing party is a duly formed and existing corporation or limited liability company qualified to do business in the State of California and that the representing party has full right and authority to execute and deliver this Lease and that each person signing on behalf of the representing party is authorized to do so.  Each party is making the foregoing representations knowing that the other party will rely thereon.

26.21                 Attorneys’ Fees; Jury Trial.  IF EITHER PARTY COMMENCES LITIGATION AGAINST THE OTHER (OR ANY PARTY BRINGS A COUNTERCLAIM AGAINST THE OTHER) IN RESPECT OF ANY MATTER ARISING OUT OF OR IN CONNECTION WITH THIS LEASE, INCLUDING, WITHOUT LIMITATION, THE RELATIONSHIP OF LANDLORD AND TENANT, TENANT’S USE OR OCCUPANCY OF THE PREMISES, ANY CLAIM FOR INJURY OR DAMAGES, AND/OR THE ENFORCEMENT OF ANY REMEDY UNDER OR IN CONNECTION WITH THIS LEASE (INCLUDING ANY EMERGENCY OR STATUTORY REMEDY), THEN THE PARTIES HERETO AGREE TO AND HEREBY DO WAIVE ANY RIGHT TO A TRIAL BY JURY AND, IN THE EVENT OF ANY SUCH COMMENCEMENT OF LITIGATION, OR IN THE EVENT OF THE COMMENCEMENT OF ANY ARBITRATION, THE PREVAILING PARTY SHALL BE ENTITLED TO RECOVER FROM THE OTHER PARTY SUCH REASONABLE COSTS AND REASONABLE ATTORNEYS’ FEES AS MAY HAVE BEEN INCURRED, INCLUDING ANY AND ALL COSTS INCURRED IN ENFORCING, PERFECTING ANY JUDGMENT OR ARBITRATION AWARD.

26.22                 Governing Law.  This Lease shall be construed and enforced in accordance with the laws of the State of California.

26.23                 Submission of Lease.  Submission of this instrument for examination or signature by Tenant does not constitute a reservation of or an option for lease, and it is not effective as a lease or otherwise until execution and delivery by both Landlord and Tenant.

26.24                 Brokers.  Landlord and Tenant each hereby represents and warrants to the other that it has had no dealings with any real estate broker or agent in connection with the negotiation of this Lease, excepting only the brokers specified in Section 12 of the Summary (collectively, the “Brokers”), and that it knows of no other real estate broker or agent who is entitled to a commission in connection with this Lease.  Landlord shall pay the Brokers a brokerage commissions in connection with the execution of this Lease pursuant to a separate agreement or agreement between and/or among Landlord and the Brokers.  Each party agrees to indemnify and defend the other party against and hold the other party harmless from any and all claims, demands, losses, liabilities, lawsuits, judgments, and costs and expenses (including without limitation reasonable attorneys’ fees) with respect to any leasing commission or equivalent compensation alleged to be owing on account of the indemnifying party’s dealings with any real estate broker or agent (other than the Brokers) in connection with this Lease.  The terms of this Section 26.24 shall survive the expiration or earlier termination of this Lease

26.25                 Independent Covenants.  This Lease shall be construed as though the covenants herein between Landlord and Tenant are independent and not dependent and Tenant hereby expressly waives the benefit of any statute to the contrary and agrees that if Landlord fails to perform its obligations set forth herein, Tenant shall not be entitled to make any repairs or perform any acts hereunder at Landlord’s expense or to any setoff of the Rent or other amounts owing hereunder against Landlord, except as specifically set forth in Section 6.6, Section 7.3, Article 11 and Article 13 above.  The foregoing shall in no way impair Tenant’s express rights as stated elsewhere in this Lease, nor shall the foregoing impair the right of Tenant to commence a separate action against Landlord for any violation by Landlord of the provisions hereof so long as notice is first given to Landlord and any holder of a mortgage or deed of trust covering the Building of whose address Tenant has theretofore been notified, and an opportunity is granted to Landlord and such holder to correct such violations as provided above.

26.26                 Building Name and Signage.  Landlord shall have the right at any time to change or designate the name of the Building, any other buildings in the Phase IV Real Property and/or the Project, and subject to Tenant’s right to the Building Top Sign, to install, affix and maintain any and all signs on the exterior of the Building, any other buildings in the Phase IV Real Property and/or the Project and in the interior of the Building.

26.27                 Transportation Management.  In addition to Tenant’s obligations set forth in Section 5.1 above, if required by law, Landlord and Tenant shall fully comply with all present or future governmentally mandated programs intended to manage parking, transportation or traffic in and around the Phase IV Real Property and the Project, and in connection with any such governmentally mandated programs, Tenant shall take reasonable action for the transportation planning and management of all employees located at the Premises by working directly with Landlord, any governmental transportation management organization or any other transportation-related committees or entities.

26.28                 Landlord’s Construction.  Tenant acknowledges that prior to and during the Lease Term, Landlord (and/or any common area association) will be completing construction and/or demolition work pertaining to various portions of the Building and Project, including without limitation, landscaping and tenant improvements for premises for other tenants and, at Landlord’s sole election, such other buildings, parking structures and facilities, improvements, landscaping and other facilities within or as part of the Project as Landlord (and/or such common area association) shall from time to time desire (collectively, the “Construction”).  In connection with such Construction, Landlord (and/or any common area association) may, among other things, erect scaffolding or other necessary structures in the Building, limit or eliminate access to portions of the Project, including portions of the common areas, access roads and parking facilities, or perform work in or around the Building or Project, which work may create noise, dust or leave debris; provided, however, that (i) Tenant shall always have reasonable access to the Premises, and (ii) subject to the provisions of Section 24.4 above to the contrary, Tenant shall always have reasonable access to the Parking Facilities to the extent necessary for Tenant to use the number of parking passes within the Parking Allotment then rented by Tenant pursuant to Article 24 above.  Tenant hereby agrees that such Construction and Landlord’s (and/or such common area association’s) actions in connection with such Construction shall in no way constitute a constructive eviction of Tenant nor entitle Tenant to any abatement of Rent (except as provided in Section 6.6 above).  Subject to the rent abatement provisions in Section 6.6 above, Landlord shall have no responsibility or for any reason be liable to Tenant for any direct or indirect injury to or interference with Tenant’s business arising from the Construction, nor shall Tenant be entitled to any compensation or damages from Landlord for loss of the use of the whole or any part of the Premises or of Tenant’s Property or improvements resulting from the Construction or Landlord’s (and/or such common area association’s) actions in connection with such Construction, or for any inconvenience or annoyance occasioned by such Construction or Landlord’s (and/or such common area association’s) actions in connection with such Construction; provided, however, that (A) in performing such Construction (1) Landlord shall use commercially reasonable efforts to minimize interference with Tenant’s use of and access to the Premises as a result of such Construction, (2) Landlord shall perform such Construction in compliance with all applicable Laws in effect as of any time such Construction is performed, including, without limitation, all Environmental Laws, and (3) Landlord shall perform such Construction in a manner that will not materially increase Tenant’s monetary obligations under this Lease, or otherwise materially adversely affect Tenant’s rights under this Lease, and (B) with respect to any such Construction performed by any common area association, Landlord shall use commercially reasonable efforts to enforce its rights under the applicable covenants, conditions and restrictions governing such association to eliminate any Adverse Condition of which Landlord is aware and resulting from any such Construction.

26.29                 Satellite Equipment; Supplemental Roof-Top HVAC System; Connecting Equipment.  Subject to (i) the approval of all applicable governmental agencies, (ii) Tenant’s compliance with all applicable Laws and the provisions of this Section 26.29 and the other provisions of this Lease, and (iii) the provisions, and Tenant’s compliance with and obtaining all approvals required under, the Underlying Documents and all other covenants, conditions and restrictions now or hereafter recorded against or affecting the Phase IV Real Property, Landlord hereby agrees that Tenant shall have the non-exclusive right, at Tenant’s sole cost and expense but without any obligation to pay Landlord any rent or license fees with respect thereto, to:  (A) install on the roof of the Building, in a location reasonably designated by Landlord (the “Satellite Equipment Area”), one (1) satellite dish receiver not exceeding 18 inches by 24 inches in size (the “Satellite Equipment”) (the Satellite Equipment shall not be used for any transmissions and shall only be used to receive signals, except communications and transmissions from and to the signal carrier and between or among employees of Tenant and their respective Affiliates shall be permitted); (B) subject to the provisions of Section 6.2.2 above, install on the roof of the Building, in a location that is inside the existing mechanical screen area on the roof as shall be designated by Landlord (the “Supplemental Roof-Top HVAC Area”), the Supplemental Roof-Top HVAC System; and (C) subject to available capacity of the Building (and/or subject to Tenant installing, at its sole cost and expense, and subject to Landlord’s prior approval (which shall not be unreasonably withheld, conditioned or delayed), additional riser(s) in the Building), to install such connection equipment, such as conduits, cables, feeders and materials (collectively, the “Connecting Equipment”) in the risers, shafts, ducts, conduits, chase, utility closets and other facilities of the Building as is reasonably necessary to (1) connect the Satellite Equipment to the Premises and Tenant’s machinery and equipment in the Premises, (2) connect the Supplemental Roof-Top HVAC System to those portions of the Premises served thereby, and (3) provide telecommunications and/or internet service connections (including fiber optic cabling) to the Premises (including, installation in the risers designated therein and in such other locations as shall be designated by Landlord, the cabling and equipment necessary to provide such service).  Subject to Section 26.29.3 below and all of the terms and conditions of this Lease, and subject to all applicable Laws and such reasonable rules and regulations as Landlord may impose from time to time, Tenant shall also have the right of access twenty-four (24) hours per day, seven (7) days per week to the areas where any Satellite Equipment, the Supplemental Roof-Top HVAC System and any Connecting Equipment (all collectively referred to herein as the “Special Equipment”) are located for the purposes of maintaining, repairing, testing and replacing the same; provided, however that, except in cases of emergencies, any such access by Tenant must be accompanied by a representative of Landlord or Landlord’s property manager free of charge (and Landlord shall make such representative reasonably available to accompany Tenant during the normal business hours for the Building).

26.29.1       Installation.  The installation of the Special Equipment shall constitute Alterations and shall be performed in accordance with and subject to the provisions of Article 8 above (or the Tenant Work Letter if installed by Tenant during the construction of the initial Tenant Improvements for the Premises), including, without limitation, Tenant’s obligation to obtain Landlord’s prior consent to the size and other specifications of the Special Equipment, and the Special Equipment shall be treated for all purposes of this Lease as if the Special Equipment were Tenant’s Property.  In no event shall Tenant be permitted to void any warranties pertaining to the Building in connection with the installation of the Special Equipment.  Once installed, Landlord may, at its sole cost and expense, upon at least thirty (30) days’ prior written notice to Tenant, relocate the Satellite Equipment and/or the Supplemental Roof-Top HVAC System to another location or locations on the roof of the Building reasonably designated by Landlord, so long as such relocation occurs on and is completed over a weekend and Tenant’s reception from the Satellite Equipment is not adversely affected.  For the purposes of determining Landlord’s and Tenant’s respective rights and obligations with respect to its use of the roof as herein provided, the portions of the Satellite Equipment Area and Supplemental Roof HVAC Area (and any other portions of the roof) where the Special Equipment is actually located shall be deemed to be a portion of the Premises; consequently, all of the provisions of this Lease respecting Tenant’s obligations hereunder shall apply to the installation, use and maintenance of the such portions of the roof by Tenant (including, without limitation, provisions relating to compliance with requirements as to insurance, indemnity, repairs and maintenance), and all such provisions shall also apply, to the extent appropriate, to the installation, use and maintenance of the Special Equipment.  Except for Landlord’s obligation to provide, at Tenant’s cost, the roof penetration work for the Supplemental Roof-Top HVAC System pursuant to Section 6.2.2 above and except as provided in this Section 26.29, Landlord shall have no obligation to make any changes, improvements or alterations to the areas where any of the Special Equipment is located.

26.29.2       Non-Exclusive Right.  It is expressly understood that Landlord retains the right to use and to grant to third parties the right to use the portions of the roof and other areas of the Building on which the Special Equipment is not located, provided that Tenant shall have reasonable access to the Special Equipment, and Landlord and such third parties shall not unreasonably interfere with Tenant’s use of the roof or the Special Equipment.

26.29.3       Tenant’s Covenants.  Tenant shall install, use, maintain and repair the Special Equipment so as not to (i) cause damage to the Building or the Building’s Systems and Equipment, and (ii) or unreasonably interfere with the operation of the Building or the Project or other tenants’, occupants’ and licensees’ systems and equipment located at the Building or Project.  In addition, Tenant shall (A) be solely responsible for any damage caused as a result of the Special Equipment, (B) promptly pay any tax, license or permit fees charged pursuant to any requirements in connection with the installation, maintenance or use of the Special Equipment and comply with all precautions and safeguards recommended by all governmental authorities, and (C) make necessary repairs, replacements or maintenance of the Special Equipment.  Further, Tenant, at Tenant’s sole cost and expense, shall maintain such equipment and install such fencing and other protective equipment on or about the Special Equipment as Landlord may reasonably require.  Tenant shall indemnify, defend and hold Landlord and the Landlord Parties harmless from and against any and all Claims (other than the Excluded Claims) arising out of Tenant’s failure to comply with the provisions of this Section 26.29.

26.29.4       Landlord’s Obligations.  Except as specifically set forth herein, Landlord shall not have any obligations with respect to the Special Equipment or compliance with any requirements relating thereto nor shall Landlord be responsible for any damage that may be caused to the Special Equipment, except to the extent caused by the gross negligence or willful misconduct of Landlord or the Landlord Parties and not insured or required to be insured by Tenant under this Lease.  Landlord makes no representation that the Satellite Equipment, telecommunications cabling and related Connecting Equipment will be able to receive or transmit communication signals without interference or disturbance, or that the Supplemental Roof-Top HVAC System will be able to supply sufficient air conditioning to the Premises, and Tenant agrees that Landlord shall not be liable to Tenant therefor.

26.29.5       Hazardous Materials/Inspections.  Tenant shall not use any Hazardous Materials in connection with the Special Equipment other than limited reasonable quantities of Hazardous Materials reasonably necessary and customarily used for the operation of the Special Equipment and used, stored and disposed of by Tenant in accordance with all applicable Laws and the highest safety standards for such use, storage and disposal.  Landlord shall have the right, after providing Tenant with written notice, to conduct such tests and/or inspections of the Special Equipment as Landlord may determine are reasonably necessary from time to time to ensure that Tenant is complying with the terms of this Section 26.29, and Tenant shall pay for the reasonable cost of such tests.

26.29.6       Default.  If any of the conditions set forth in this Section 26.29 are not complied with by Tenant, then without limiting Landlord’s rights and remedies it may otherwise have under this Lease, Tenant shall, upon written notice from Landlord, have the option either to:  (i) immediately discontinue its use of the particular items of the Special Equipment which are non-compliant, remove the same, and make such repairs and restoration as required under Section 26.29.7 below; or (ii) correct such noncompliance within ten (10) days after receipt of notice or such longer period as may be reasonably necessary to correct such noncompliance, so long as Tenant commences to correct such noncompliance within such 10-day period and thereafter proceeds with due diligence to correct such noncompliance.  If Tenant elects the option described in clause (ii) of the immediately preceding sentence and Tenant fails to correct such noncompliance within the applicable time period described in clause (ii), then Tenant shall immediately discontinue its use of the particular items of the Special Equipment which are non-compliant and remove the same.

26.29.7       Removal at End of Term.  Upon the expiration or earlier termination of this Lease, Tenant shall, subject to the reasonable control of and direction from Landlord and at Tenant’s expense, remove the Satellite Equipment and Connecting Equipment therefor, repair any damage caused thereby, and restore the roof and other facilities of the Building to their condition existing prior to the installation of the Satellite Equipment and Connecting Equipment therefor.  Tenant’s obligations regarding removal of the Supplemental HVAC Equipment (including the Supplemental Roof-Top HVAC System and Connecting Equipment therefor) at the expiration or earlier termination of this Lease shall be as set forth in Section 15.2 above).

26.29.8       Rights Personal.  Notwithstanding the foregoing provisions of this Section 26.29 to the contrary, Tenant’s rights under this Section 26.29:  (i) are personal to the Original Tenant and any assignee (including any Affiliate) to which Tenant’s entire interest in this Lease has been assigned pursuant to Article 14 above; (ii) may only be exercised by the Original Tenant or such assignee and shall only be utilized when the Original Tenant or such assignee is in actual and physical occupancy and possession of any portion of the Premises; and (iii) may not be transferred to or used by any person or entity other than the Original Tenant or such assignee, except that Tenant may permit subtenants (including Affiliates and Business Affiliates) under subleases entered into by Tenant pursuant to Article 14 above to use the Special Equipment for their telecommunications and/or HVAC needs in their Subject Space.

26.30                 Duty to Act Reasonably.  Any time the consent or approval of Landlord or Tenant is required under this Lease, such consent or approval shall not be unreasonably withheld, conditioned or delayed, and whenever this Lease grants Landlord or Tenant the right or obligation to take action, exercise discretion, establish rules and regulations or make an allocation or other determination, Landlord and Tenant shall act reasonably and in good faith.  Notwithstanding the foregoing:  (i) Landlord shall be entitled to grant or withhold its consent or approval or exercise its discretion in its sole and absolute (but good faith) discretion with respect to the following matters, unless a different standard of consent or approval therefor is expressly provided in this Lease, (A) matters which could affect the common areas of the Building or Project or the exterior appearance of the Building or Project, (B) actions taken by Landlord pursuant to Article 19 above, or (C) matters which could have an adverse effect on the Systems and Equipment, the structural components or the Base, Shell and Core of the Building or Project; and (ii) Landlord and Tenant shall grant or withhold its consent or exercise its discretion with respect to matters for which there is a standard of consent or approval or discretion specifically set forth in this Lease in accordance with such specific standards.

26.31                 Survival of Provisions Upon Termination of Lease.  Any term, covenant or condition of this Lease which requires the performance of obligations or forbearance of an act by either party hereto after the termination of this Lease shall survive such termination of this Lease.  Such survival shall be to the extent reasonably necessary to fulfill the intent thereof, or if specified, to the extent of such specification, as same is reasonably necessary to perform the obligations and/or forbearance of an act set forth in such term, covenant or condition.  Notwithstanding the foregoing, in the event a specific term, covenant or condition is expressly provided for in such a clear fashion as to indicate that such performance of an obligation or forbearance of an act is no longer required, then the specific shall govern over this general provision of this Lease.

26.32                 Arbitration.  Notwithstanding anything in this Lease to the contrary, the provisions of this Section 26.32 contain the sole and exclusive method, means and procedure to resolve any and all disputes or disagreements, including whether any particular matter constitutes, or with the passage of time would constitute, a default by Tenant or Landlord under this Lease, but excluding:  (i) any determination of Fair Market Rental Rate for the Option Term (which shall be determined as set forth in the Extension Option Rider); (ii) all claims of Landlord or Tenant which seek anything other than the enforcement of such party’s rights under this Lease; (iii) all claims of Landlord or Tenant which are primarily founded upon matters of fraud, willful misconduct, bad faith or any other allegations of tortious action, and seek the award of punitive or exemplary damages; (iv) all claims relating to Landlord’s exercise of any unlawful detainer rights pursuant to California law or rights or remedies used by Landlord to obtain possession of the Premises or terminate Tenant’s right of possession to the Premises (which disputes shall be resolved by suit filed in the Superior Court of Los Angeles County, California, the decision of which court shall be subject to appeal pursuant to applicable Laws); (v) all claims by either party which seek a declaratory judgment; and (vi) any injunctive or other equitable relief sought by either party.  The parties hereby irrevocably waive any and all rights to the contrary and shall at all times conduct themselves in strict, full, complete and timely accordance with the provisions of this Section 26.32.  Any and all attempts to circumvent the provisions of this Section 26.32 shall be absolutely null and void and of no force or effect whatsoever.  As to any matter submitted to arbitration (except with respect to the payment of money) to determine whether it would, with the passage of time, constitute a default by Tenant or a default by Landlord under this Lease (each, a “Default”), such passage of time shall not commence to run until any such affirmative determination, so long as it is simultaneously determined that the challenge of such matter as a potential Default was made in good faith.  As to any matter submitted to arbitration with respect to the payment of money, such passage of time shall not commence to run only if the party which is obligated to make the payment does in fact make the payment to the other party.  Such payment can be made “under protest,” which shall occur when such payment is accompanied by a good-faith notice stating why the party has elected to make a payment under protest.

26.32.1       Arbitration Panel.  Within thirty (30) days after delivery of written notice (“Notice of Dispute”) of the existence and nature of any dispute given by any party to the other party, and unless otherwise provided herein in any specific instance, the parties shall each:  (i) appoint one (1) lawyer actively engaged in the licensed and full-time practice of law, specializing in commercial real estate, in the County of Los Angeles for a continuous period immediately preceding the date of delivery (“Dispute Date”) of the Notice of Dispute of not less than ten (10) years, but who has at no time ever represented or acted on behalf of any of the parties; and (ii) deliver written notice of the identity of such lawyer and a copy of his or her written acceptance of such appointment and acknowledgment of and agreement to be bound by the time constraints and other provisions of this Section 26.32 (“Acceptance”) to the other party.  The party who selects the lawyer may not consult with such lawyer, directly or indirectly, to determine the lawyer’s position on the issue which is the subject of the dispute.  If any party fails to so act, such arbitrator shall be appointed pursuant to the same procedure that is followed when agreement cannot be reached as to the third arbitrator.  Within ten (10) days after such appointment and notice, such lawyers shall appoint a third lawyer (together with the first two (2) lawyers, “Arbitration Panel”) of the same qualification and background and shall deliver written notice of the identity of such lawyer and a copy of his or her written Acceptance of such appointment to each of the parties.  If agreement cannot be reached on the appointment of a third lawyer within such period, then such appointment and notification shall be made as quickly as possible by any court of competent jurisdiction, by any licensing authority, agency or organization having jurisdiction over such lawyers, by any professional association of lawyers in existence for not less than ten (10) years at the time of such dispute or disagreement and the geographical membership boundaries of which extend to the County of Los Angeles or by any arbitration association or organization in existence for not less than ten (10) years at the time of such dispute or disagreement and the geographical boundaries of which extend to the County of Los Angeles, as determined by the party giving such Notice of Dispute and simultaneously confirmed in writing delivered by such party to the other party.  Any such court, authority, agency, association or organization shall be entitled either to directly select such third lawyer or to designate in writing, delivered to each of the parties, an individual who shall do so.  In the event of any subsequent vacancies or inabilities to perform among the Arbitration Panel, the lawyer or lawyers involved shall be replaced in accordance with the provisions of this Section 26.32 as if such replacement was an initial appointment to be made under this Section 26.32 within the time constraints set forth in this Section 26.32, measured from the date of notice of such vacancy or inability, to the person or persons required to make such appointment, with all the attendant consequences of failure to act timely if such appointed person is a party hereto.

26.32.2       Duty.  Consistent with the provisions of this Section 26.32, the members of the Arbitration Panel shall utilize their utmost skill and shall apply themselves diligently so as to hear and decide, by majority vote, the outcome and resolution of any dispute or disagreement submitted to the Arbitration Panel as promptly as possible, but in any event on or before the expiration of thirty (30) days after the appointment of the members of the Arbitration Panel.  None of the members of the Arbitration Panel shall have any liability whatsoever for any acts or omissions performed or omitted in good faith pursuant to the provisions of this Section 26.32.

26.32.3       Authority.  The Arbitration Panel shall (i) enforce and interpret the rights and obligations set forth in this Lease to the extent not prohibited by law, (ii) fix and establish any and all rules as it shall consider appropriate in its sole and absolute discretion to govern the proceedings before it, including any and all rules of discovery, procedure and/or evidence, and (iii) make and issue any and all orders, final or otherwise, and any and all awards, as a court of competent jurisdiction sitting at law or in equity could make and issue, and as it shall consider appropriate in its sole and absolute discretion, including the awarding of monetary damages (but shall not award consequential damages to either party and shall not award punitive damages), and the awarding of reasonable attorneys’ fees and costs to the prevailing party as determined by the Arbitration Panel and the issuance of injunctive relief.  If the party against whom the award is issued complies with the award, within the time period established by the Arbitration Panel, then no Default will be deemed to have occurred, unless the Default pertained to the non-payment of money by Tenant or Landlord, and Tenant or Landlord failed to timely make such payment under protest.

26.32.4       Appeal.  The decision of the Arbitration Panel shall be final and binding, may be confirmed and entered by any court of competent jurisdiction at the request of any party and may not be appealed to any court of competent jurisdiction or otherwise except upon a claim of fraud on the part of the Arbitration Panel, or on the basis of a mistake as to the applicable law.  The Arbitration Panel shall retain jurisdiction over any dispute until its award has been implemented, and judgment on any such award may be entered in any court having appropriate jurisdiction.

26.32.5       Compensation.  Each member of the Arbitration Panel shall be compensated for any and all services rendered under this Section 26.32 at a rate of compensation equal to the sum of (i) Six Hundred Fifty Dollars ($650.00) per hour and (ii) the sum of Twenty Dollars ($20.00) per hour multiplied by the number of full years of the expired Term under this Lease, plus reimbursement for any and all expenses incurred in connection with the rendering of such services, payable in full promptly upon conclusion of the proceedings before the Arbitration Panel.  Such compensation and reimbursement shall be borne by the non-prevailing party as determined by the Arbitration Panel in its sole and absolute discretion.

26.33                 Calendar Days.  All references made in this Lease to the word “days,” whether for Notices, schedules or other miscellaneous time limits, shall at all times herein be deemed to mean calendar days, unless specifically referenced as “business” or “working” days.

26.34                 Tenant’s Special Offset Right.  If Tenant obtains a final non-appealable monetary judgment from a court of competent jurisdiction against Landlord resulting from Landlord’s default under this Lease, and Landlord fails to pay the amount of such monetary judgment to Tenant within thirty (30) days after such judgment is entered against Landlord, and such failure continues for an additional thirty (30) days after notice from Tenant that Tenant intends to exercise its rights under this Section 26.34, then Tenant may offset against the Rent next due and payable under this Lease, the amount of such monetary judgment so entered against Landlord.

[SIGNATURES APPEAR ON THE FOLLOWING PAGE]

IN WITNESS WHEREOF, Landlord and Tenant have caused this Lease to be executed the day and date first above written.

“Landlord”:

LNR WARNER CENTER IV, LLC,
a California limited liability company

By:	LNR CPI A&D Holdings, LLC,
a Delaware limited liability company

	By:	LNR Commercial Property Investment Fund Limited Partnership, a Delaware limited partnership
Its: Member

		By:	LNR CPI Fund GP, LLC,
a Delaware limited liability company
Its: General Partner

By:
Printed Name:
Title:

“Tenant”:

UNITED ONLINE, INC.,
a Delaware corporation

By:
Name:
Its:

By:
Name:
Its: